     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 1998

                                                      REGISTRATION NO. 333-47641

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENT ON FORM S-11*
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                      UNION PLANTERS MORTGAGE FINANCE CORP.
                                  (Registrant)

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                            (State of Incorporation)
                                   62-1712370
                                   ----------
                     (I.R.S. Employer Identification Number)

                           7130 GOODLETT FARMS PARKWAY
                            CORDOVA, TENNESSEE 38018
                                 (901) 580-6000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------

                  JAMES K. PLUNKETT                                               Copy to:
            VICE PRESIDENT AND SECRETARY                                  KEVIN J. BUCKLEY, ESQUIRE
             7130 GOODLETT FARMS PARKWAY                                      HUNTON & WILLIAMS
              CORDOVA, TENNESSEE  38018                                 RIVERFRONT PLAZA, EAST TOWER
                   (901) 580-6543                                           951 EAST BYRD STREET
                (901) 580-6923 (FAX)                                   RICHMOND, VIRGINIA  23219-4074
  (Name, address, including zip code and telephone                             (804) 788-8616
 number, including area code, of agent for service)                         (804) 788-8218 (FAX)

                             -----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                     PROPOSED              PROPOSED
                                                                      MAXIMUM              MAXIMUM
          TITLE OF SECURITIES                 AMOUNT TO BE        OFFERING PRICE          AGGREGATE             AMOUNT OF
            BEING REGISTERED                  REGISTERED(1)         PER UNIT(1)       OFFERING PRICE(1)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
   Mortgage Pass-Through Certificates         $100,000,000             100%              $100,000,000          $29,500 (2)
   and Collateralized Mortgage Bonds
================================================================================================================================

(1) Estimated solely for calculating the registration fee.

(2) Previously paid on February 27, 1998, as a component portion of the fee paid in connection with the joint shelf Registration Statement on Form S-3 (No. 333-35471) and Form S-11 (No. 333-47641) in the aggregate principal amount of $900,000,000, of which $100,000,000 is allocated hereto. Pursuant to Rule 429, Registrant may reallocate a portion of the amount of the Securities registered under either of the above-mentioned Registration Statements to the other Registration Statement.

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

----------------

         * THE ORIGINAL FILING OF THIS REGISTRATION STATEMENT WAS MADE ON MARCH 10, 1998 AS A JOINT FORM S-3/FORM S-11 REGISTRATION STATEMENT. THE REGISTRATION STATEMENT ON FORM S-3 TO WHICH THE ORIGINAL FILING RELATED HAS A COMMISSION FILE NO. OF 333-35471.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET

                    PURSUANT TO RULE 501(A) OF REGULATION S-K


ITEM NUMBER AND CAPTION                                              HEADING IN PROSPECTUS
-----------------------                                              ---------------------
 1.      Forepart of Registration
         Statement and Outside Front                                 Forepart of Registration Statement and
         Cover Page of Prospectus.................................   Outside Front Cover Page**

 2.      Inside Front and Outside Back
         Cover Pages of Prospectus................................   Inside Cover Page; Outside Back Cover
                                                                     Page**

 3.      Summary Information, Risk
         Factors and Ratio of Earnings                               Summary of Prospectus; Risk Factors;
         to Fixed Charges.........................................   The Depositor**

 4.      Determination of Offering
         Price....................................................   *

 5.      Dilution.................................................   *

 6.      Selling Security Holders.................................   *

 7.      Plan of Distribution.....................................   Plan of Distribution**

 8.      Use of Proceeds..........................................   Use of Proceeds

 9.      Selected Financial Data..................................   *

10.      Management's Discussion and
         Analysis of Financial
         Condition and Results of
         Operations...............................................   *

11.      General Information as to                                   Summary of Prospectus; The Depositor;
         Registrant...............................................   Description of the Trust Funds

12.      Policy With Respect to Certain                              Summary of Prospectus; The Depositor;
         Activities...............................................   Description of the Offered Securities

13.      Investment Policies of                                      Summary of Prospectus; Description of
         Registrant...............................................   the Trust Funds; Description of the
                                                                     Offered Securities; Insurance Policies
                                                                     on the Mortgage Loans

14.      Description of Real Estate...............................   Summary of Prospectus; Description of
                                                                     the Trust Funds**

15.      Operating Data...........................................   *

16.      Tax Treatment of Registrant                                 Summary of Prospectus; Federal Income
         and its Security Holders.................................   Tax Consequences

17.      Market Price of and Dividends
         on the Registrant's Common
         Equity and Related Shareholder
         Matters..................................................   *

ITEM NUMBER AND CAPTION                                              HEADING IN PROSPECTUS
-----------------------                                              ---------------------
18.      Description of Registrant's                                 Outside Front Cover Page; Summary of
         Securities...............................................   Prospectus; Yield Considerations;
                                                                     Description of the Offered Securities;
                                                                     Description of Credit Support**

19.      Legal Proceedings........................................   The Depositor

20.      Security Ownership of Certain
         Beneficial Owners and
         Management...............................................   The Depositor

21.      Directors and Executive
         Officers.................................................   The Depositor

22.      Executive Compensation...................................   The Depositor

23.      Certain Relationships and
         Related Transactions.....................................   The Depositor

24.      Selection, Management and
         Custody of Registrant's                                     Outside Front Cover Page; Summary of
         Investments..............................................   Prospectus Summary; Description of the
                                                                     Trust Funds; Description of the
                                                                     Agreements; Insurance Policies on the
                                                                     Mortgage Loans; Certain Legal Aspects
                                                                     of Mortgage Loans

25.      Policies With Respect to
         Certain Transactions.....................................   *

26.      Limitations of Liability.................................   Description of the Agreements

27.      Financial Statements and
         Information..............................................   The Depositor

28.      Interests of Named Experts and
         Counsel..................................................   Legal Matters; Experts

29.      Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities...........................   [See Item 37(c)]*

30.      Quantitative and
         Qualitative Disclosures
         About Market Risk........................................   *


----------------------------
*        Answer negative or item inapplicable
**       To be completed from time to time by Prospectus Supplement

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                          COLLATERALIZED MORTGAGE BONDS
                              (Issuable in Series)

                      UNION PLANTERS MORTGAGE FINANCE CORP.
                                    Depositor





         The Certificates and the Bonds (collectively, the "Securities") offered (hereby and by Supplements to this Prospectus (together, the "Offered Securities") will be offered from time to time in one or more series (each, a "Series"). As specified in the related Prospectus Supplement, each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (each, a "Trust Fund") consisting of one or more segregated pools of various types of one- to four-family first lien residential mortgage loans (the "Mortgage Loans"), mortgage pass-through certificates, mortgage-backed securities evidencing interests in or secured by one- to four-family first lien residential mortgage loans ("MBS"), mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities") or a combination of Mortgage Loans, MBS and/or Agency Securities (collectively, "Assets"). The Trust Fund for any Series of Securities may include FHA Loans and VA Loans (as defined herein) that are past due or non-performing as of the related Cut-off Date. The Mortgage Loans included in the Trust Fund for any Series may be underwritten in accordance with underwriting standards for "non-conforming credits," which include mortgagors whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines. Mortgage Loans originated in accordance with underwriting standards for non-conforming credits are also referred to as "sub-prime" loans. Consequently, such Mortgage Loans may experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. As a result, losses on such Mortgage Loans may be higher than losses on mortgage loans originated in accordance with such guidelines, and certain Securities collateralized by such Mortgage Loans may experience an increased risk of loss or delay in payment. See "Risk Factors -- Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein. As specified in the related Prospectus Supplement, the Bonds of a Series will be issued pursuant to and secured by an Indenture and will represent indebtedness of the related Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities may include letters of credit, insurance policies, reserve funds or other types of credit support, or any combination thereof (collectively, "Credit Support"), one or more facilities to enhance the liquidity of the Securities (each, a "Liquidity Facility"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (collectively, "Cash Flow Agreements"). In addition, if so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in one or more trust accounts to be established with a Trustee, which may include a Pre-Funding Account, as described herein, which would be used to purchase additional Assets for the related Trust Fund during the period specified in the related Prospectus Supplement. See "Description of the Trust Funds," "Description of the Offered Securities" and "Description of Credit Support."


         Each Series of Securities will consist of one or more classes (each, a "Class") of Offered Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of the Available Distribution Amount, in each case as described in the related Prospectus Supplement. See "Description of the Offered Securities."

         Principal of and interest on the Offered Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Offered Securities of any Series will be made only from the Assets of the related Trust Fund. The Assets will be held in trust for the benefit of the holders of the related Series of Securities pursuant to a Pooling and Servicing Agreement, a Trust Agreement or an Indenture (each, an "Agreement"), as more fully described herein and in the Prospectus Supplement.

         The yield on each Class of Securities will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more Classes of Securities of a Series may be subject to redemption under the circumstances described herein and in the related Prospectus Supplement.


         One or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. See also "Federal Income Tax Consequences" herein.


THE SECURITIES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, OR OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SUB-SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, EXCEPT TO THE LIMITED EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         PROSPECTIVE INVESTORS IN THE OFFERED SECURITIES SHOULD CONSIDER, AMONG OTHER THINGS, THE MATERIAL RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 10 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

         Prior to issuance there will have been no market for the Offered Securities and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue to provide investors with liquidity of investment. This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by the related Prospectus Supplement.

         Offers of the Offered Securities may be made through one or more different methods, including offerings through Underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.


MARCH 20, 1998

                              PROSPECTUS SUPPLEMENT


         As described herein, each Prospectus Supplement relating to the Offered Securities will, among other things, set forth, as applicable: (i) a description of the Class or Classes of Offered Securities, the payment provisions with respect to such Offered Securities and the Pass-Through Rate, Interest Rate or method of determining the Pass-Through Rate or Interest Rate with respect to such Offered Securities; (ii) the aggregate principal amount and distribution dates relating to such Offered Securities and the final scheduled distribution dates; (iii) information as to the Assets comprising the Trust Fund, including the general characteristics of the Assets included therein, including any Credit Support, Liquidity Facility, or Cash Flow Agreements (with respect to any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Offered Securities; (vi) whether one or more REMIC elections will be made and designation of the various interests thereof; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each Class of Securities and the original Security Principal Balance of each Class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee; (ix) the percentage of Assets comprised of Mortgage Loans, MBS and/or Agency Securities; (x) information as to the nature and extent of subordination with respect to any Class of Offered Securities that is subordinate in right of payment to any other Class and (xi) whether such Offered Securities will be initially issued in definitive or book-entry form.


                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each Series of Offered Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

         The Depositor will be required to file or cause to be filed periodic reports with the Commission with respect to each Trust Fund in compliance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act. If the Prospectus Supplement for a Series of Securities provides that one or more Classes of Securities are to be issued in book-entry form, then unless and until definitive securities are issued, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the applicable

Agreement. Such reports may be available to holders of the Offered Securities (the "Securityholders") upon request to their respective DTC participants. See "Description of the Offered Securities -- Reports to Securityholders" and "Description of the Agreements -- Evidence as to Compliance."

                                Table of Contents


                                                                                                      Page
                                                                                                      ----

PROSPECTUS SUPPLEMENT.................................................................................. ii

AVAILABLE INFORMATION.................................................................................. ii

SUMMARY OF PROSPECTUS..................................................................................  1

RISK FACTORS........................................................................................... 10

DESCRIPTION OF THE TRUST FUNDS......................................................................... 15
         Assets........................................................................................ 15
         Mortgage Loans................................................................................ 16
         MBS........................................................................................... 21
         Agency Securities............................................................................. 21
         Accounts...................................................................................... 27
         Credit Support................................................................................ 27
         Liquidity Facilities.......................................................................... 27
         Cash Flow Agreements.......................................................................... 27
         Pre-Funding................................................................................... 28

YIELD CONSIDERATIONS................................................................................... 29
         General....................................................................................... 29
         Pass-Through Rate and Interest Rate........................................................... 29
         Timing of Payment of Interest................................................................. 29
         Payments of Principal; Prepayments............................................................ 29
         Prepayments -- Maturity and Weighted Average Life............................................. 30
         Other Factors Affecting Weighted Average Life................................................. 31

THE DEPOSITOR.......................................................................................... 33

DESCRIPTION OF THE OFFERED SECURITIES.................................................................. 38
         General....................................................................................... 38
         Distributions................................................................................. 39
         Available Distribution Amount................................................................. 39
         Distributions of Interest..................................................................... 40
         Distributions of Principal.................................................................... 41
         Components.................................................................................... 41
         Allocation of Losses and Shortfalls........................................................... 41
         Advances in Respect of Delinquencies.......................................................... 41
         Reports to Securityholders.................................................................... 42
         Termination................................................................................... 44
         Book-Entry Registration....................................................................... 45

DESCRIPTION OF THE AGREEMENTS.......................................................................... 46
         Assignment of Assets; Repurchases............................................................. 47
         Representations and Warranties; Repurchases................................................... 48
         Security Account and Other Collection Accounts................................................ 49
         Collection and Other Servicing Procedures..................................................... 52

                                                                                                      Page
                                                                                                      ----

         Sub-Servicers................................................................................. 54
         Realization Upon Defaulted Mortgage Loans..................................................... 55
         Fidelity Bonds and Errors and Omissions Insurance............................................. 57
         Due-on-Sale Provisions........................................................................ 57
         Retained Interest; Servicing Compensation and Payment of Expenses............................. 57
         Evidence as to Compliance..................................................................... 58
         Certain Matters Regarding a Master Servicer and the Depositor................................. 58
         Special Servicers............................................................................. 59
         Events of Default............................................................................. 59
         Certificateholder Rights Upon Event of Default................................................ 60
         Amendment..................................................................................... 60
         The Trustee................................................................................... 61
         Duties of the Trustee......................................................................... 61
         Certain Matters Regarding the Trustee......................................................... 61
         Resignation and Removal of the Trustee........................................................ 62
         Certain Terms of the Indenture................................................................ 62

DESCRIPTION OF CREDIT SUPPORT.......................................................................... 64
         General....................................................................................... 64
         Maintenance of Credit Support................................................................. 64
         Reduction or Substitution of Credit Support................................................... 64
         Subordinate Securities........................................................................ 66
         Cross-Support Provisions...................................................................... 66
         Insurance or Guarantees with Respect to the Assets............................................ 66
         Letter of Credit.............................................................................. 66
         Insurance Policies and Surety Bonds........................................................... 66
         Special Hazard Insurance Policies............................................................. 66
         Mortgagor Bankruptcy Bond..................................................................... 67
         Reserve Funds................................................................................. 67
         Overcollateralization......................................................................... 67
         Credit Support with respect to MBS............................................................ 68

INSURANCE POLICIES ON THE MORTGAGE LOANS............................................................... 68
         Primary Mortgage Guaranty Insurance Policies.................................................. 68
         Hazard Insurance Policies..................................................................... 69
         FHA Mortgage Insurance........................................................................ 70
         VA Mortgage Guaranty.......................................................................... 70

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS................................................................ 71
         General....................................................................................... 71
         Types of Mortgage Instruments................................................................. 71
         Interest in Real Property..................................................................... 72
         Foreclosure................................................................................... 72
         Anti-Deficiency Legislation and Other Limitations on Lenders.................................. 75
         Environmental Legislation..................................................................... 76
         Due-on-Sale Clauses........................................................................... 77
         Prepayment Charges............................................................................ 77
         Subordinate Financing......................................................................... 77
         Applicability of Usury Laws................................................................... 78
         Alternative Mortgage Instruments.............................................................. 78

                                                                                                      Page
                                                                                                      ----

         Soldiers' and Sailors' Civil Relief Act of 1940............................................... 79
         Forfeitures in Drug and RICO Proceedings...................................................... 79
         Other Legal Considerations.................................................................... 79

USE OF PROCEEDS........................................................................................ 80

FEDERAL INCOME TAX CONSEQUENCES........................................................................ 80
         General ...................................................................................... 80
         REMIC Securities ............................................................................. 81
         Non-REMIC Certificates........................................................................105
         Non-REMIC Collateralized Mortgage Bonds.......................................................111
         Partnership Trust Funds.......................................................................112

STATE TAX CONSIDERATIONS...............................................................................121

ERISA CONSIDERATIONS...................................................................................121

LEGAL INVESTMENT.......................................................................................122

PLAN OF DISTRIBUTION...................................................................................123

LEGAL MATTERS..........................................................................................124

EXPERTS................................................................................................124

FINANCIAL INFORMATION..................................................................................124

RATINGS................................................................................................124

GLOSSARY...............................................................................................125

                              SUMMARY OF PROSPECTUS

         The following summary of material information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement. Capitalized Terms used herein have the meanings assigned thereto in the Glossary included at the end of this Prospectus.


Title of Securities..............   Mortgage Pass-Through Certificates, issuable
                                    in Series (the "Certificates") and
                                    Collateralized Mortgage Bonds, issuable in
                                    Series (the "Bonds" and together with the
                                    Certificates, the "Securities").

Risk Factors.....................   An investment in the Securities involves
                                    various risks, and prospective investors
                                    should consider carefully the matters
                                    discussed under "Risk Factors" herein
                                    and in the related Prospectus Supplement
                                    prior to making an investment in the
                                    Securities

Depositor........................   Union Planters Mortgage Finance Corp., a
                                    Delaware corporation, and limited-purpose
                                    wholly-owned financing subsidiary of Union
                                    Planters Bank, N.A. See "The Depositor."

Master Servicer..................   Union Planters Bank, N.A., (in such
                                    capacity, the "Master Servicer"), a
                                    wholly-owned subsidiary of Union Planters
                                    Corporation, or such other party specified
                                    in the related Prospectus Supplement.

The Trust Assets.................   Each Series of Certificates will represent
                                    in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund. Each
                                    Series of Bonds will represent indebtedness
                                    of either the Depositor or the Trust Fund
                                    and will be secured by a security interest
                                    in the Assets of the Trust Fund. A Trust
                                    Fund will consist primarily of any of the
                                    following assets:

      (a) Mortgage Loans.........   The Mortgage Loans with respect to each
                                    Series of Securities will consist of a pool
                                    or pools of one- to four-family first lien
                                    residential loans (collectively, the
                                    "Mortgage Loans"). The Mortgage Loans will
                                    not be guaranteed or insured by the
                                    Depositor or any of its affiliates or any
                                    other person. If provided in the Prospectus
                                    Supplement, the Trust Fund may include
                                    Mortgage Loans guaranteed or insured by a
                                    governmental agency or instrumentality,
                                    including the Federal Housing Administration
                                    ("FHA"), a division of the United States
                                    Department of Housing and Urban Development
                                    ("HUD") or the United States Department of
                                    Veterans Affairs ("VA"). The Mortgage Loans
                                    will be secured by first liens on one- to
                                    four-family residential properties. The
                                    Prospectus Supplement will indicate the
                                    geographic dispersion of the Mortgaged
                                    Properties with respect to the Mortgage
                                    Loans of the related Series. All Mortgage
                                    Loans will have been originated by persons
                                    other than the Depositor, and all Assets,
                                    except for Assets purchased with Pre-Funded
                                    Amounts, will have been purchased, either
                                    directly or indirectly, by the Depositor on
                                    or before the date of issuance of the
                                    related Series of Securities.
                                    Mortgage Loans will provide for accrual of
                                    interest thereon at an interest rate (a
                                    "Mortgage Rate") that is either (i) fixed
                                    over its term, (ii) that adjusts from time
                                    to time, or (iii) that
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                                    may be converted from an adjustable to a
                                    fixed Mortgage Rate, or from a fixed to an
                                    adjustable Mortgage Rate, from time to time
                                    at the related Mortgagor's election.
                                    Adjustable Mortgage Rates may be based on
                                    one or more indices. Mortgage Loans will
                                    provide for either (i) scheduled payments to
                                    maturity, or (ii) payments that adjust from
                                    time to time to accommodate changes in the
                                    Mortgage Rate or to reflect the occurrence
                                    of certain events, and (iii) may provide for
                                    negative amortization or accelerated
                                    amortization. Mortgage Loans will either (i)
                                    be fully amortizing or (ii) require a
                                    balloon payment due on its stated maturity
                                    date. Some Mortgage Loans may contain
                                    prohibitions on prepayment or require
                                    payment of a premium or a yield maintenance
                                    penalty in connection with a prepayment. The
                                    Mortgage Loans will provide for payments of
                                    principal, interest or both, on due dates
                                    that occur monthly, quarterly, semi-annually
                                    or at another interval. The Prospectus
                                    Supplement will provide more detail
                                    regarding the characteristics of the
                                    Mortgage Loans of any Series. See
                                    "Description of the Trust Funds -- Assets."

                                    As specified in the related Prospectus
                                    Supplement, certain Mortgage Loans included in the Trust Fund may be one or more months delinquent with regard to payment of principal and interest at the time of their deposit into a Trust Fund. The FHA Loans and
                                    VA Loans with respect to any Series may
                                    include (i) Mortgage Loans that, as of any date of determination, have more than 12 scheduled payments of principal and interest past due under the terms of the related
                                    Mortgage Note (each, a "Non-Performing
                                    Mortgage Loan"), (ii) Mortgage Loans that, as of any date of determination have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note
                                    (each, a "Sub-Performing Mortgage Loan"), and (iii) Mortgage Loans that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage
                                    Loan, but at the related Cut-off Date for the Series are current in payment (each, a "Reinstated Mortgage Loan").

                                    The Mortgage Loans with respect to any
                                    Series may be guaranteed or insured with respect to payment of interest and/or principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers. See "Insurance Policies on the Mortgage Loans -- FHA Mortgage
                                    Insurance" and "-- VA Mortgage Guaranty" herein.

      (b) MBS....................   The MBS included in a Trust Fund will
                                    consist of mortgage pass-through
                                    certificates or other mortgage-backed
                                    securities evidencing
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                                    interests in or secured by Mortgage Loans
                                    that (a) have been previously offered and
                                    distributed to the public pursuant to an
                                    effective registration statement; or (b)
                                    have been previously purchased in a
                                    transaction not involving any public
                                    offering from an entity that is not an
                                    affiliate of the issuer of such securities
                                    at the time of sale (nor an affiliate
                                    thereof at any time during the three
                                    preceding months); provided, a period of two
                                    years has elapsed since the later of the
                                    date the securities were acquired from
                                    the issuer or an affiliate thereof
                                    (collectively, "MBS").

      (c) Agency Securities......   The Trust Fund may include real estate
                                    related government securities, issued or
                                    guaranteed by the United States, agencies or
                                    instrumentalities thereof or agencies
                                    created thereby that provide for payment of
                                    interest and/or principal (collectively,
                                    "Agency Securities"). Agency Securities may
                                    include Fannie Mae Certificates, Freddie Mac
                                    Certificates, GNMA Certificates, VA Vendee
                                    Mortgage Trust Certificates or other
                                    government securities evidencing interests
                                    in real property.

      (d) Accounts...............   Each Trust Fund will include one or more
                                    accounts established and maintained on
                                    behalf of the Securityholders into which the
                                    person or persons designated in the related
                                    Prospectus Supplement will, to the extent
                                    described herein and in such Prospectus
                                    Supplement, deposit payments and collections
                                    received or advanced with respect to the
                                    Trust Assets. Such an account may be
                                    maintained as an interest bearing or a
                                    non-interest bearing account, and funds held
                                    therein may be held as cash or invested in
                                    certain short-term, investment grade
                                    obligations, in each case as described in
                                    the related Prospectus Supplement. See
                                    "Description of the Agreements -- Security
                                    Account and Other Collection Accounts."

      (e) Credit Support.........   If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the
                                    Assets in the related Trust Fund may be
                                    provided to one or more Classes of Offered
                                    Securities in the form of subordination of
                                    one or more other Classes of Securities of
                                    such Series, which other Classes may include
                                    one or more Classes of Offered Securities,
                                    or by one or more other types of credit
                                    support, such as a letter of credit,
                                    insurance policy, reserve fund or
                                    another type of credit support, or a
                                    combination thereof (collectively, "Credit
                                    Support"). The amount and types of coverage,
                                    the identification of the entity providing
                                    the coverage and related information with
                                    respect to each type of Credit Support will
                                    be described in the related Prospectus
                                    Supplement. The Prospectus Supplement also
                                    will describe the credit support of any
                                    underlying MBS that are included in the
                                    related Trust Fund. See "Risk Factors --
                                    Availability of Credit Support does
                                    not eliminate risk of loss on Offered
                                    Securities" and "Description of Credit
                                    Support."
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      (f) Liquidity Facilities...   If so specified in the related Prospectus
                                    Supplement, the Trust Fund with respect to a
                                    Series of Securities may include one or more
                                    Liquidity Facilities, which may be used by
                                    the Trustee to make any required
                                    distributions of principal of, or interest
                                    on, the Securities of the related Series, to
                                    the extent funds are not otherwise
                                    available. See "Description of the Trust
                                    Funds -- Liquidity Facilities."

      (g) Cash Flow Agreements...   The Trust Fund may include guaranteed
                                    investment contracts pursuant to which
                                    moneys held in the funds and accounts
                                    established for the related Series will be
                                    invested at a specified rate. The Trust Fund
                                    may also include certain other agreements,
                                    such as interest rate exchange agreements,
                                    interest rate cap or floor agreements,
                                    currency exchange agreements or similar
                                    agreements provided to reduce the effects of
                                    interest rate or currency exchange rate
                                    fluctuations on the Trust Assets or on one
                                    or more Classes of Offered Securities. The
                                    principal terms of any such guaranteed
                                    investment contract or other agreement (any
                                    such agreement, a "Cash Flow Agreement"),
                                    including, without limitation, provisions
                                    relating to the timing, manner and amount of
                                    payments thereunder and provisions relating
                                    to the termination thereof, will be
                                    described in the Prospectus Supplement. In
                                    addition, the Prospectus Supplement will
                                    provide certain information with respect to
                                    the obligor under any such Cash Flow
                                    Agreement. The Prospectus Supplement also
                                    will describe any cash flow agreements that
                                    are included as part of the trust fund
                                    evidenced by or providing security for MBS
                                    collateral included in the related Trust
                                    Fund. See "Description of the Trust Funds --
                                    Cash Flow Agreements."

      (h) Pre-Funding Accounts...   If so specified in the related Prospectus
                                    Supplement, a portion of the issuance
                                    proceeds of the Securities of a particular
                                    Series (such amount, the "Pre-Funded
                                    Amount") may be deposited in an account (the
                                    "Pre-Funding Account") to be established
                                    with the Trustee, which will be used to
                                    acquire additional Assets from time to time
                                    during the period specified in the related
                                    Prospectus Supplement (the "Pre-Funding
                                    Period"). Prior to the investment of the
                                    Pre-Funded Amount in additional Assets, such
                                    Pre-Funded Amount may be invested in one or
                                    more Permitted Investments. Any Permitted
                                    Investment must mature no later than the
                                    Business Day prior to the next Distribution
                                    Date.

                                    During any Pre-Funding Period, the Depositor
                                    will be obligated (subject only to the
                                    availability thereof) to transfer to the
                                    related Trust Fund additional Assets from
                                    time to time during such Pre-Funding Period.
                                    Such additional Assets will be required to
                                    satisfy certain eligibility criteria more
                                    fully set forth in the related Prospectus
                                    Supplement, which eligibility criteria will
                                    be consistent with the eligibility criteria
                                    of the Assets included in the Trust Fund as
                                    of the Cut-off Date, subject to such
                                    exceptions as are expressly stated in such
                                    Prospectus Supplement.
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                                    Use of a Pre-Funding Account with respect to
                                    any Series of Securities will be subject to
                                    the following general conditions: (a) the
                                    Pre-Funding Period will not exceed three
                                    months from the related Closing Date, (b)
                                    the additional Assets to be acquired during
                                    the Pre-Funding Period will be subject to
                                    the same underwriting standards,
                                    representations and warranties as the Assets
                                    included in the related Trust Fund on the
                                    Closing Date (although additional criteria
                                    may also be required to be satisfied, as
                                    described in the related Prospectus
                                    Supplement), (c) the Pre-Funded Amount will
                                    be not exceed 25% of the principal amount of
                                    the Series of Securities issued, (d) the
                                    Pre- Funded Amount will not exceed 25% of
                                    the scheduled principal balance of the
                                    Assets (inclusive of the related Pre- Funded
                                    Amount) as of the Cut-off Date, and (e) the
                                    Pre- Funded Amount shall be invested in
                                    Permitted Investments. See "Description of
                                    the Trust Funds -- Pre-Funding" herein.

Description of the
  Offered Securities ............   Each Series of Certificates evidencing an
                                    interest in a Trust Fund will be issued
                                    pursuant to a pooling and servicing
                                    agreement or trust agreement. Each Series of
                                    Bonds secured by Assets pledged to the
                                    Trustee will be issued pursuant to an
                                    indenture. Pooling and servicing agreements,
                                    trust agreements and indentures are referred
                                    to herein as the "Agreements." Each Series
                                    of Certificates will represent in the
                                    aggregate the entire beneficial ownership
                                    interest in the Trust Fund. See "--
                                    Distributions on Securities" and
                                    "Description of the Offered Securities --
                                    General." Each Class of Offered Securities
                                    (other than certain Stripped Interest
                                    Securities, as defined below) will have a
                                    stated principal amount (a "Security
                                    Balance") and (other than certain Stripped
                                    Principal Securities, as defined below),
                                    will accrue interest thereon based on a
                                    fixed, variable or adjustable interest rate
                                    (a "Pass-Through Rate" or an "Interest
                                    Rate"). The Prospectus Supplement will
                                    specify the Security Balance and the
                                    Pass-Through Rate or Interest Rate, if any,
                                    for each Class of Offered Securities or, in
                                    the case of a variable or adjustable
                                    Pass-Through Rate or Interest Rate, the
                                    method for determining the Pass-Through Rate
                                    or Interest Rate.

Distributions on Securities......   A Class of Securities may (i) provide for
                                    the accrual of interest thereon based on
                                    fixed, variable or adjustable rates; (ii) be
                                    senior (collectively, "Senior Securities")
                                    or subordinate (collectively, "Subordinate
                                    Securities") to one or more other Classes of
                                    Securities in respect of certain
                                    distributions; (iii) be entitled to
                                    principal distributions, with
                                    disproportionately low, nominal or no
                                    interest distributions (collectively,
                                    "Stripped Principal Securities"); (iv) be
                                    entitled to interest distributions, with
                                    disproportionately low, nominal or no
                                    principal distributions (collectively,
                                    "Stripped Interest Securities"); (v) provide
                                    for distributions of accrued interest
                                    thereon commencing only following the
                                    occurrence of certain events, such as the
                                    retirement of one or more other Classes of
                                    Securities (collectively, "Accrual
                                    Securities"); (vi) provide for
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                                    distributions of principal sequentially,
                                    based on specified payment schedules or
                                    other methodologies; and/or (vii) provide
                                    for distributions based on a combination of
                                    two or more components thereof with one or
                                    more of the characteristics described in
                                    this paragraph, including a Stripped
                                    Principal Security component and a Stripped
                                    Interest Security component, in the
                                    aggregate to the extent of the Available
                                    Distribution Amount for the related Series.
                                    Distributions on one or more Classes of
                                    Securities may be limited to collections
                                    from a designated portion of the Assets (as
                                    defined herein) (each such portion of
                                    Assets, an "Asset Group"). See "Description
                                    of the Offered Securities -- General."
                                    References herein to Security Balance,
                                    notional amount, Pass-Through Rate and
                                    Interest Rate with respect to Securities
                                    with multiple components refer to the
                                    characteristics for such components.

                                    The Offered Securities will not be
                                    guaranteed by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. See
                                    "Risk Factors -- Securityholders must look solely to the Trust Assets for distributions of principal and interest" and "Description of the Offered Securities."

      (a) Interest...............   Interest on each Class of Offered Securities
                                    (other than Stripped Principal Securities
                                    will accrue at the applicable Pass- Through
                                    Rate or Interest Rate on the outstanding
                                    Security Balance thereof and will be
                                    distributed to Securityholders as provided
                                    in the related Prospectus Supplement (each
                                    of the specified dates on which
                                    distributions are to be made, a
                                    "Distribution Date"). Distributions with
                                    respect to interest on Stripped Interest
                                    Securities may be made on each Distribution
                                    Date on the basis of a notional amount as
                                    described in the related Prospectus
                                    Supplement. Distributions of interest with
                                    respect to one or more Classes of Offered
                                    Securities may be reduced to the extent of
                                    certain delinquencies, losses, prepayment
                                    interest shortfalls, and other contingencies
                                    described herein and in the related
                                    Prospectus Supplement. See "Risk Factors --
                                    Prepayment timing and frequency may
                                    adversely affect yield of Securityholders,"
                                    "Yield Considerations" and "Description of
                                    the Offered Securities -- Distributions of
                                    Interest."

      (b) Principal..............   The Offered Securities of a Series initially
                                    will have an aggregate Security Balance no
                                    greater than the sum of (i) the outstanding
                                    principal balance of the Assets as of the
                                    close of business on the specified day of
                                    the month of formation of the related Trust
                                    Fund (the "Cut-off Date"), after application
                                    of scheduled payments due on or before such
                                    date, whether or not received and (ii)
                                    amounts on deposit in the related
                                    Pre-Funding Account, if any, as of the
                                    Closing Date. The Security Balance of an
                                    Offered Security outstanding from time to
                                    time represents the maximum amount that the
                                    holder thereof
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                                    is then entitled to receive in respect of
                                    principal from future cash flow on the Trust
                                    Assets. Distributions of principal will be
                                    made on each Distribution Date to the
                                    Classes of Offered Securities entitled
                                    thereto until the Security Balances of such
                                    Offered Securities have been reduced to
                                    zero. Distributions of principal of any
                                    Class of Securities will be made as
                                    described in the related Prospectus
                                    Supplement. Stripped Interest Securities
                                    with no Security Balance will not receive
                                    distributions in respect of principal. See
                                    "Description of the Offered Securities --
                                    Distributions of Principal."

Advances.........................   The Master Servicer may be obligated as part
                                    of its servicing responsibilities to make
                                    certain advances that in its good faith
                                    judgment it deems recoverable with respect
                                    to delinquent scheduled payments on Mortgage
                                    Loans. The Master Servicer also may be
                                    obligated to advance delinquent payments of
                                    taxes, insurance premiums and escrowed
                                    items, as well as liquidation-related
                                    expenses with respect to Mortgage Loans.
                                    Neither the Depositor nor any of its
                                    affiliates will have any responsibility to
                                    make such advances. Advances made by a
                                    Master Servicer would be reimbursable
                                    generally from subsequent recoveries in
                                    respect of such Mortgage Loans and otherwise
                                    to the extent described herein and in the
                                    related Prospectus Supplement. The
                                    Prospectus Supplement will describe any
                                    advance obligations in connection with MBS
                                    collateral. See "Description of the Offered
                                    Securities -- Advances in Respect of
                                    Delinquencies."

Termination......................   If so specified in the related Prospectus
                                    Supplement, a Series of Securities may be
                                    subject to optional early termination
                                    through the repurchase of the Assets in the
                                    related Trust Fund by the party specified
                                    therein, under the circumstances and in the
                                    manner set forth therein. If so provided in
                                    the related Prospectus Supplement, upon the
                                    reduction of the Security Balance of a
                                    specified Class or Classes of Securities to
                                    a specified percentage or amount or on and
                                    after a date specified in such Prospectus
                                    Supplement, the party specified therein will
                                    solicit bids for the purchase of all of the
                                    Assets of the Trust Fund, or of a sufficient
                                    portion of such Assets to retire such Class
                                    or Classes, or purchase such Assets at a
                                    price set forth in the related Prospectus
                                    Supplement. In addition, if so provided in
                                    the related Prospectus Supplement, the
                                    Securities of a Series may be redeemed prior
                                    to their final Distribution Date at the
                                    option of the Depositor, the Master Servicer
                                    or another party by the purchase of the
                                    outstanding Securities of such Series,
                                    under the circumstances and in the manner
                                    provided therein. See "Description of the
                                    Offered Securities -- Termination."

Book-Entry Securities............   If so provided in the related Prospectus
                                    Supplement, one or more Classes of the
                                    Offered Securities will initially be
                                    represented by one or more certificates or
                                    notes, as applicable, registered in the name
                                    of Cede & Co., as the nominee of DTC. No
                                    person acquiring an interest in Offered
                                    Securities
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                                    so registered will be entitled to receive a
                                    definitive certificate or note, as
                                    applicable, representing such person's
                                    interest except in the event that definitive
                                    certificates or notes, as applicable, are
                                    issued under the limited circumstances
                                    described herein. See "Risk Factors --
                                    Book-Entry Registration" and "Description of
                                    the Securities -- Book-Entry Registration."

Tax Status of the
  Offered Securities.............   The federal income tax consequences to
                                    Securityholders will vary depending on
                                    whether one or more elections are made to
                                    treat the Trust Fund or specified portions
                                    thereof as one or more REMICs under the
                                    provisions of the Code. The Prospectus
                                    Supplement for each Series of Securities
                                    will specify whether such an election will
                                    be made.  The opinion of Hunton & Williams,
                                    counsel to the Depositor, regarding the
                                    federal income tax treatment of each Class
                                    of Securities is contained herein. See
                                    "Federal Income Tax Consequences --
                                    General", herein.

                                    If an election is made to treat all or a portion of the Trust Fund relating to a Series of Securities as a REMIC, each Class of Securities of each Series will constitute
                                    "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

                                    A Series of Offered Securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart
                                    E, Part I of Subchapter J of the Code and not as an association taxable as a corporation and therefore holders of
                                    Securities will be treated as the owners of a pro rata undivided interest in each of the Assets. In other cases, sale of the Offered
                                    Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Assets.

                                    If a Trust Fund is classified as a
                                    partnership for federal income tax purposes, the Trust Fund will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied.

                                    If Bonds are issued by such Trust Fund, such Bonds will be treated as indebtedness for federal income tax purposes. The holders of the Certificates issued by such Trust Fund, if any, will agree to treat the Certificates as equity interests in a partnership.
                                    Alternatively, if Bonds are issued by the Depositor, such Bonds will be treated as indebtedness of the Depositor for federal income tax purposes.

                                    The material federal income tax consequences
                                    for investors associated with the purchase,
                                    ownership and disposition of the Securities
                                    are set forth herein under "Federal Income
                                    Tax
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                                    Consequences." The material federal income
                                    tax consequences for investors associated
                                    with the purchase, ownership and disposition
                                    of Offered Securities will be set forth
                                    under the heading "Federal Income Tax
                                    Consequences" in the related Prospectus
                                    Supplement. See "Federal Income Tax
                                    Consequences."

ERISA Considerations.............   A fiduciary of an employee benefit plan and
                                    certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh plans,
                                    and collective investment funds and separate
                                    accounts in which such plans, accounts,
                                    annuities or arrangements are invested, that
                                    is subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"),
                                    or Section 4975 of the Code should carefully
                                    review with its legal advisors whether the
                                    purchase or holding of Offered Securities
                                    could give rise to a transaction that is
                                    prohibited or is not otherwise permissible
                                    either under ERISA or Section 4975 of the
                                    Code. See "ERISA Considerations" herein and
                                    in the related Prospectus Supplement.

Legal Investment.................   The Prospectus Supplement will specify
                                    which, if any, of the Classes of Offered
                                    Securities will constitute "mortgage related
                                    securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984
                                    ("SMMEA"). Offered Securities designated as
                                    qualifying as "mortgage related securities"
                                    will continue to qualify as such for so long
                                    as they are rated in one of the two highest
                                    rating categories by at least one nationally
                                    recognized statistical rating organization.
                                    Classes of Offered Securities that qualify
                                    as "mortgage related securities" under SMMEA
                                    will be legal investments for persons,
                                    trusts, corporations, partnerships,
                                    associations, business trusts and business
                                    entities (including depository institutions,
                                    life insurance companies and pension funds)
                                    created pursuant to or existing under the
                                    laws of the United States or of any state
                                    whose authorized investments are subject to
                                    state regulation to the same extent as,
                                    under applicable law, obligations issued by
                                    or guaranteed as to principal and interest
                                    by the United States or any agency or
                                    instrumentality thereof constitute legal
                                    investments for any such entities. Investors
                                    should consult their own legal advisors
                                    regarding applicable investment restrictions
                                    and the effect of such restrictions on the
                                    purchase of any Class of Securities and the
                                    liquidity of any investment in any Class of
                                    Securities. See "Legal Investment" herein
                                    and in the related Prospectus Supplement.

Ratings..........................   It is a condition to the issuance of the
                                    Offered Securities that they be rated in one
                                    of the two highest rating categories
                                    (without regard to modifiers) by at least
                                    one nationally recognized statistical rating
                                    organization (a "Rating Agency").

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                                        9

                                  RISK FACTORS
         Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors, which represent the principal factors that make an offering of Securities speculative or one of high risk.

PREPAYMENT TIMING AND FREQUENCY MAY ADVERSELY AFFECT YIELD OF SECURITYHOLDERS

         Prepayments (including those caused by defaults) on the Assets in any Trust Fund likely will result in a faster rate of principal payments on one or more Classes of the Offered Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each Class of related Offered Securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any Class of Offered Securities could occur significantly earlier than expected. A Series of Securities may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Offered Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a Class is disproportionately high, as compared to the amount of principal, as with certain Classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Securities may include one or more Classes of Offered Securities that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Securities and, as a result, yields on such Offered Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or Interest Rate, changes in such rate. Additionally, in the case of FHA Loans and VA Loans, certain events of default may result in delayed payment of principal and interest for certain Classes of Securities due to particular aspects of FHA Insurance Policies and VA Guaranties. See "Yield Considerations" herein and in the related Prospectus Supplement.

SECURITYHOLDERS MUST LOOK SOLELY TO THE TRUST ASSETS FOR DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate. Because certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the Closing Date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. None of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Neither the Offered Securities nor the underlying Assets will be guaranteed or insured by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates, or, except as may be specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets (including the Assets and any form of Credit Support) will be the sole source of payments on the Offered Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Securities.

         Except to the extent described herein with respect to Covered Trusts, a Series of Securities will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Security Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Offered Securities. If so provided in the Prospectus Supplement for a Series of Securities containing one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Securities, and, thereafter, by the remaining Classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

THE BANKRUPTCY OR INSOLVENCY OF THE DEPOSITOR MAY INCREASE RISKS OF LOSS OR DELAYED PAYMENT TO BONDHOLDERS


     The bankruptcy or insolvency of the Depositor could adversely affect payments on the Bonds. For this reason, the Depositor was formed as a limited-purpose financing subsidiary of Union Planters Bank, N.A. See "The Depositor." Notwithstanding its limited purpose, in the event of a bankruptcy or insolvency of the Depositor, the automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of the obligations of the Depositor, including its obligations under the Bonds and an Indenture, or actions against any of the Depositor's property, including the related Trust Assets, prior to modification of the stay. In addition, the trustee in bankruptcy for the Depositor or the Depositor itself as debtor-in-possession may be able to accelerate payment of the Bonds and liquidate the Trust Assets. In the event the principal of the bonds is declared due and payable, the Bondholders would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Bonds purchased at a premium from their parity price, may fail to recover fully their initial investments, and (ii) in the case of Bonds purchased at a discount from their parity price, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("Accreted Value"). There is no assurance as to how such Accreted Value would be determined if such event occurred.



THE INSOLVENCY, RECEIVERSHIP OR CONSERVATORSHIP OF UNION PLANTERS BANK, N.A. MAY INCREASE RISKS OF LOSS OR DELAYED PAYMENT TO BONDHOLDERS



     The Depositor believes that each transfer of Assets from Union Planters Bank, N.A. to the Depositor will constitute an absolute and unconditional sale. However, in the event of a Federal Deposit Insurance Corporation
("FDIC") receivership or conservatorship of Union Planters Bank, N.A., the FDIC could attempt to recharacterize the sale of the Assets as a borrowing secured by a pledge of the Assets. Such an attempt, even if unsuccessful, could result in delays in distributions on the Bonds. If such an attempt were successful, the FDIC could elect to accelerate payment of the Bonds and liquidate the Assets, with the holders of the Bonds entitled to no more than the then outstanding principal amount of such Bonds together with interest at the applicable Interest Rate to the date of payment. There is no assurance that the proceeds of any such sale would be sufficient to pay such amounts. In the event the principal of the Bonds is declared due and payable, the Bondholders of the Bonds would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Bonds purchased at a premium from their parity price, may fail to recover fully their initial investments, and (ii) in the case of Bonds purchased at a discount from their parity price, may be entitled to receive no more than an amount equal to the Accreted value. There is no assurance as to how such Accreted Value would be determined if such event occurred.


NON-PERFORMING MORTGAGE LOANS, SUB-PERFORMING MORTGAGE LOANS, REINSTATED MORTGAGE LOANS CREATE RISKS THAT SECURITYHOLDERS MAY NOT RECOVER THEIR INITIAL INVESTMENT AND MAY ADVERSELY AFFECT YIELD

         The Mortgage Assets included in the Trust Fund for any Series may include Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities for such Series would be dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale. See "Certain Legal Aspects of Mortgage Loans" herein.

         Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans included in a Trust Fund will be insured by a governmental agency. There is no obligation on the part of the Depositor, the Master Servicer or any other person to repurchase or replace any Mortgage Loan, except under the limited circumstances described herein and in the Prospectus Supplement.

         Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the Master Servicer's control.

         UNDERWRITING STANDARDS FOR SUB-PRIME MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES.

         Certain Mortgage Loans may be originated under underwriting standards less stringent than the underwriting guidelines of Fannie Mae or Freddie Mac (sub-prime Mortgage Loans). Such sub-prime Mortgage Loans generally will bear higher rates of interest than Mortgage Loans that are originated in accordance with Fannie Mae and Freddie Mac underwriting guidelines. Such "non-conforming" Mortgage Loans generally will be underwritten in accordance with the underwriting standards described under "Description of the Trust Funds - Mortgage Loans - Non-conforming Credits," which are intended to provide for the origination of single-family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items, such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, such Mortgage Loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. As a result, losses on such non-conforming (or sub-prime) Mortgage Loans are likely to be higher than losses on Mortgage Loans originated in accordance with such guidelines.

         The primary considerations in underwriting a Mortgage Loan, other than the creditworthiness of the Mortgagor, are the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because delinquencies and foreclosures are likely to be more frequent for sub-prime Mortgage Loans originated under underwriting standards for non-conforming credits than for Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, changes in the values of the related Mortgaged Property may have a greater effect on the loss experience of the sub-prime Mortgage Loans than on Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of Mortgaged Property have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination of the Mortgage Loans, the rate and severity of losses on the Mortgage Loans may increase, and such increase may be substantial.

CREDIT RATINGS PROVIDED BY RATING AGENCIES DO NOT ADDRESS ALL RISKS OF AN INVESTMENT IN THE OFFERED SECURITIES

         The ratings assigned by each Rating Agency to a Class of Offered Securities will reflect such Rating Agency's assessment solely of the likelihood that such Securityholders will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Trust Fund or redemption of the Offered Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing an Offered Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         The amount, type and nature of Credit Support, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency. Such criteria generally are based upon an actuarial analysis of the behavior of mortgage assets. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Assets. See "Description of Credit Support" and "Ratings."

THERE WILL BE A LIMITED MARKET FOR THE OFFERED SECURITIES

         There can be no assurance that a secondary market for the Offered Securities will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Offered Securities remain outstanding. The market value of Offered Securities will fluctuate with changes in prevailing rates of interest. Consequently, sales of Offered Securities by a Securityholder in any secondary market that may develop may be at a discount from their purchase price. Except to the extent described herein and in the Prospectus Supplement, Securityholders will have no redemption rights and the Offered Securities are subject to early retirement only under certain specified circumstances described herein and in the Prospectus Supplement. See "Description of the Offered Securities -- Termination."

AVAILABILITY OF CREDIT SUPPORT DOES NOT ELIMINATE RISK OF LOSS ON OFFERED SECURITIES

         The Prospectus Supplement for a Series of Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement, will not provide protection against all contingencies and will cover certain contingencies only to a limited extent. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

SECURITYHOLDERS SUBJECT TO LOSS IF RATE OF DELINQUENCIES AND AMOUNT OF LOSSES EXCEED CERTAIN LEVELS

         A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority Classes of Offered Securities of such Series has been repaid. As a result, significant losses and shortfalls on the Assets may fall primarily upon those Classes of Offered Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Trust"), holders of Offered Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more Classes of Offered Securities, including the subordination of one or more Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities. Such Credit Support generally will be based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "-- Credit ratings provided by Rating Agencies do not address all risks in an investment in the Offered Securities," "Description of the Offered Securities" and "Description of Credit Support."

         Regardless of the Credit Support provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Support for any Series of Securities if the applicable Rating Agencies indicate that the then-current ratings thereof will not be adversely affected. The rating of any Series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support, or to take any other action to maintain any rating of any Series of Securities.


VALUE OF ASSETS IS DEPENDENT ON VARIOUS CONDITIONS

         An investment in the Offered Securities, which generally represent interests in mortgage loans, may be affected by, among other things, a decline in real estate values and changes in the Mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market experiences an overall decline in property values such that the outstanding balances of the Mortgage Loans becomes equal to or greater than the value of the Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could become higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, the principal balances of such Mortgage Loans could be increased to an amount equal to, or in excess of, the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, holders of Securities will bear all risk of loss resulting from default by Mortgagors. Certain types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the Mortgagor under the Mortgage Loan, as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable him to continue to make his loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker economic conditions and housing markets, and consequently generally will experience higher rates of loss and delinquency than will be experienced on mortgage loans. The Mortgage Loans underlying certain Series of Securities may be concentrated in these regions, and such concentration may present particular risks. Furthermore, the rate of default on Mortgage Loans that are refinanced, limited documentation mortgage loans, or have high Loan-to-Value Ratios may be higher than for other types of Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans" herein.

         Some Mortgage Loans may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. Certain Mortgage Loans may have incomplete legal files that, as of the time of deposit into a Trust Fund, may be missing such documents as a Mortgage Note, a copy of the Mortgage or a title insurance policy, or may contain documents that are defective because they are incomplete, contain incorrect information, are unsigned by the appropriate parties or have other defects.

         To the extent that losses on any Mortgage Loan are not covered by any Credit Support, the related Securityholders (or specific Classes thereof) will bear all risk of loss resulting from default by the related Mortgagors, and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding

THE EXTENSION OR MODIFICATION OF MORTGAGE LOANS MAY CREATE RISKS TO SECURITYHOLDERS

         The Master Servicer or a Sub-Servicer may be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While any such Master Servicer or Sub-Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent.

YIELD TO SECURITYHOLDERS MAY BE ADVERSELY AFFECTED BY ACCRUAL PERIODS, SHORTFALLS AND REALIZED LOSSES

         The effective yield to Securityholders may be lower than the yield otherwise produced by the applicable Pass-Through Rates or Interest Rates and purchase prices of the Offered Securities because the distribution of interest may not be made until the Distribution Date in the month following the month of accrual. In addition, the effective yield on the Offered Securities may be reduced by any prepayment interest shortfalls and realized losses allocated to such Offered Securities.

CREDIT RISK FROM SUBORDINATION OF THE SUBORDINATED SECURITIES TO THE SENIOR SECURITIES

         As described herein, payments of principal and interest on the Assets will be available to make distributions on any Subordinated Securities only after required distributions have been made on the Senior Securities. Further, all realized losses on the Assets generally will be allocated to the Subordinated Securities, if any, prior to being allocated to the Senior Securities.

OFFERED SECURITIES PURCHASED AT A DISCOUNT OR PREMIUM MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT

         Discount Offered Securities generally will be treated as issued with original issue discount for federal income tax purposes. In addition, certain Classes of premium Offered Securities (e.g., interest-only Securities) may be treated by the Trustee under applicable provisions of the Code as stripped coupons issued with original issue discount. The Trustee will report original issue discount with respect to such discount and premium Offered Securities on an accrual basis, which may be prior to the receipt of cash associated with such income. See "Federal Income Tax Consequences" herein.

SECURITYHOLDERS MAY REALIZE LOSSES IF STATE LAW PROVIDES EXCEPTIONS TO THE ENFORCEABILITY OF MORTGAGE LOAN DOCUMENTS

         Certain of the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the related Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. Generally, state courts will enforce due-on-sale clauses and clauses providing for acceleration in the event of a material payment default. State equity courts, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSETS WITH BALLOON PAYMENT PROVISIONS PRESENT PARTICULAR RISKS TO
SECURITYHOLDERS

         Certain of the Mortgage Loans that provide for "balloon" payment provisions (the "Balloon Mortgage Loans") will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property in a timely fashion. The ability of a Mortgagor to accomplish either of these goals generally will be affected by a number of factors, including the level of mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the availability of credit for single family real properties. Neither the Depositor, the Trustee, the Master Servicer, any Sub-Servicer nor any of their affiliates will be required to refinance any Balloon Mortgage Loan.

SECURITYHOLDERS MAY BE SUBJECT TO ERISA RESTRICTIONS

         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities.

THE OFFERED SECURITIES MAY BE REGISTERED IN BOOK-ENTRY FORM

         If so provided in the Prospectus Supplement, one or more Classes of the Offered Securities may be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the beneficial owners of the Securities or their nominees. The Trustee will recognize the registered holder of the book-entry Securities as the "Securityholder" (as that term is to be used in the related Agreement). Beneficial owners of Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Offered Securities -- Book-Entry Registration."

         Book-entry registration may reduce the liquidity of the Offered Securities in the secondary trading market because investors may be unwilling to purchase Offered Securities for which they cannot obtain physical certificates. Because transactions in book-entry securities can be effected only through DTC, participating organization, financial intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such securities.

         In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry securities because distributions are required to be forwarded by the Trustee to DTC and DTC will thereafter be required to credit such distribution to the accounts of Participants that thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through financial intermediaries.

CREDIT RATINGS PROVIDED BY RATING AGENCIES ARE SUBJECT TO DOWNGRADE

         The credit ratings provided by the Rating Agencies to each Class of Securities offered hereunder are subject to downgrade or withdrawal at any time. The downgrade or withdrawal of any credit rating would likely decrease the market value and liquidity of the affected Class of Securities. In addition, the credit ratings assigned to Classes of Securities that are subordinated to other Classes of Securities are more likely to change than credit ratings assigned to more senior Classes. See "Description of Credit Support" and "Ratings."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         Permissable categories of assets of each Trust Fund include (i) one- to four-family first lien residential mortgage loans (the "Mortgage Loans"), (ii) pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans that (a) have been previously offered and distributed to the public pursuant to an effective registration statement; or (b) have been previously purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof ("MBS"), (iii) mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Agency Securities"), or (iv) a combination of Mortgage Loans, MBS and Agency Securities (collectively, the "Assets"). As used herein, "Mortgage Loans" refers to both mortgage loans held directly by a Trust Fund and mortgage loans underlying MBS and/or Agency Securities. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." The Assets will not be guaranteed or insured by any governmental agency or instrumentality or by any other person except as specified in the related Prospectus Supplement.

         Except to the extent, if any, specified in the related Prospectus Supplement, the Offered Securities will be entitled to payment only from the related Trust Assets and will not be entitled to payments in respect of the Trust Assets of any other Series. The Trust Assets may consist of certificates representing beneficial ownership interests in another trust fund that contains the Trust Assets.

MORTGAGE LOANS

         General

         The Mortgage Loans will be secured by first liens on Mortgaged Properties consisting of one- to four-family residential properties. The Mortgaged Properties may include leasehold interests in real properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. Generally, the Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

         The Trust Fund may include Mortgage Loans ("FHA Loans") insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), Mortgage Loans ("VA Loans") partially guaranteed by the Veterans Administration ("VA"), and Mortgage Loans not insured or guaranteed by the FHA or VA. Certain Mortgage Loans may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. The Mortgage Loans may have fixed interest rates or adjustable interest rates ("Mortgage Rates") and may provide for fixed level payments or may be Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"), Mortgage Loans subject to temporary buy-down plans ("BuyDown Mortgage Loans"), pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan, Mortgage Loans that provide for payment every other week during the term thereof ("Bi-Weekly Loans"), Mortgage Loans that experience negative amortization, Mortgage Loans that require a larger payment of principal upon maturity (a "Balloon Amount") that may be all or a portion of the principal thereof ("Balloon Loans"), or Mortgage Loans with other payment characteristics as described below or in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, the Trust Fund may include Mortgage Loans that have been modified (each, a "Modified Mortgage Loan"). Such modifications may include conversions from an adjustable to a fixed Mortgage Rate (discussed below) or other changes in the related Mortgage Note. If a Mortgage Loan is a Modified Mortgage Loan, references to origination generally shall be deemed to be references to the date of modification.

         The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments, two-to four-family dwellings and other attached dwelling units. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include vacation homes, second homes and non-owner-occupied investment properties. Mortgage Loans secured by investment properties (including two-to four-unit dwellings) may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgage Loans.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or




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
used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

         Mortgage Loans that have adjustable Mortgage Rates ("ARM Loans") generally will provide for a fixed initial Mortgage Rate until the first date on which such Mortgage Rate is to be adjusted. Thereafter, the Mortgage Rate is subject to periodic adjustment as described in the related Prospectus Supplement, subject to the applicable limitations, to a rate based on a specified index (the "Index") plus a specified percentage (the "Gross Margin"), as described in the related Prospectus Supplement. The initial Mortgage Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

         ARM Loans have features that provide different investment considerations than fixed-rate mortgage loans. For example, adjustable mortgage rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Rate may not be adjusted to a rate above the applicable maximum Mortgage Rate (the "Maximum Mortgage Rate") or below the applicable minimum Mortgage Rate (the "Minimum Mortgage Rate"), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their Mortgage Rates may adjust for any single adjustment period (the "Periodic Cap"). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest payable by the Mortgagor (a "Payment Cap").

         Certain ARM Loans may be subject to negative amortization from time to time prior to their maturity (such ARM Loans, "Neg-Am ARM Loans"). Such negative amortization may result from either the adjustment of the Mortgage Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a Payment Cap. In the first case, negative amortization results if an increase in the Mortgage Rate occurs prior to an adjustment of the scheduled payment on the related Mortgage Loan and such increase causes accrued monthly interest on the Mortgage Loan to exceed the scheduled payment of interest on such Distribution Date. In the second case, negative amortization results if an increase in the Mortgage Rate causes accrued monthly interest on a Mortgage Loan to exceed the applicable Payment Cap. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment of interest on such Mortgage Loans (the "Deferred Interest") is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Rate.

         A Trust Fund may contain ARM Loans that allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at one or more specified periods during the life of such Mortgage Loans (each, a "Convertible Mortgage Loan"). If specified in the related Prospectus Supplement, upon any conversion, the Depositor, the Master Servicer or a third party may be required to purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of such converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loans and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loans for its own account, the related Converted Mortgage Loan will remain in the Trust Fund as a fixed rate Mortgage Loan.

         If specified in the related Prospectus Supplement, certain of the Mortgage Loans may be BuyDown Mortgage Loans pursuant to which the payments made by the Mortgagor during the early years of the Mortgage




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
Loan (the "BuyDown Period") will be less than the scheduled payments on the Mortgage Loan, the resulting difference to be made up from (i) amounts (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "BuyDown Funds") contributed by the seller of the Mortgaged Property or another source and placed in an escrow account, (ii) investment earnings on such BuyDown Funds or (iii) funds contributed over time by the Mortgagor's employer or another source.

         The related Prospectus Supplement will provide material information concerning the types and characteristics of the Mortgage Loans included in a Trust Fund as of the related Cut-off Date. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement and prior to the Closing Date for the related Series of Securities, the final characteristics of the Mortgage Loans included in the Trust Fund will be noted on a Form 8-K filed by the Depositor.

         Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a Mortgage Loan on any date of determination is a ratio (expressed as a percentage), the numerator of which is the then outstanding principal balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the related Cut-off Date may be less than the origination value and will fluctuate from time to time based upon changes in economic conditions. Certain Mortgage Loans that are subject to negative amortization will have Loan-to-Value Ratios that will increase after origination as a result of such negative amortization. In the case of seasoned Mortgage Loans, the appraisals upon which Loan-to-Value Ratios have been calculated may no longer be accurate valuations of the related Mortgaged Properties. Certain Mortgaged Properties may be located in regions where property values have declined significantly since the time of origination and the Loan-to-Value Ratio may not be reflective of such decline.

         Mortgage Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the related Cut-off Date, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the jurisdictions in which the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans has not been identified in time for inclusion in a Prospectus Supplement, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Offered Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.




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
         Non-conforming Credits (Sub-Prime Mortgage Loans)

         If specified in the Prospectus Supplement, the underwriting guidelines used to originate certain sub-prime Mortgage Loans may be less stringent than those of Fannie Mae or Freddie Mac, primarily in that they generally permit the Mortgagor to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the underwriting guidelines of Fannie Mae or Freddie Mac.
         Delinquent and Reinstated Mortgage Loans

         Certain Mortgage Loans included in the Trust Fund may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a Trust Fund. The related Prospectus Supplement will set forth the percentage of Mortgage Loans that are so delinquent. In addition, the related Prospectus Supplement will set forth the percentage of Mortgage Loans that have been delinquent more than once during the preceding twelve months. Delinquent Mortgage Loans may be more likely to result in losses than Mortgage Loans that have a current payment status.


         The FHA Loans and VA Loans with respect to any Series may contain (i) Mortgage Loans that, as of any date of determination have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) Mortgage Loans that, as of any date of determination, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) Mortgage Loans that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan"). The Prospectus Supplement for any Series shall fully set forth the particular characteristics and risks of an investment in a pool containing such Mortgage Loans.


         The Prospectus Supplement for any Series of Securities will include tabular disclosure regarding the number of Assets, the percentage by number, the Aggregate Principal Balance as of the Cut-off Date, and the percent by Aggregate Principal Balance as of the Cut-off Date for the Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans, if any, included in the related Trust Fund. In addition, the disclosure concerning the Master Servicer will include related tabular delinquency and foreclosure experience.

         The VA Loan Program

         VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program.

         Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the servicer or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the servicer to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

         The FHA Loan Program

         FHA is an organizational unit within the Department of Housing and Urban Development. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages.

         Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan (or to a servicer on its behalf) in the event of default by the borrower. Upon default, the servicer, depending upon the circumstances, may (a) assign the mortgage to FHA, (b) acquire (through foreclosure or deed in lieu of foreclosure) and convey title to FHA or (c) work with the borrower to sell the property before the foreclosure sale. The servicer will receive insurance benefits equal to the unpaid principal balance of the loan, plus approved expenses.

         Underwriting Policies

         The Depositor generally expects that the Originator of each of the Mortgage Loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. Any FHA Loans or VA Loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the Originators of the Mortgage Loans included in a Trust

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
Fund may vary significantly. The related Prospectus Supplement will describe generally certain underwriting criteria to the extent known by the Depositor, that were applied by the Originators of such Mortgage Loans.

         General Standards

         Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information which may be supplied solely in such application with respect to its assets, liabilities, income, credit history, employment history and personal information and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the Mortgaged Properties may have been considered for underwriting purposes, rather than the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

         As described in the related Prospectus Supplement, certain Mortgage Loans may have been originated under "limited documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under such a program, minimal investigation into the Mortgagor's credit history and income profile is undertaken by the originator and such underwriting may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

         The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         The underwriting standards applied by an originator generally require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, certain states where the Mortgaged Properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the Mortgaged Properties are located. However, declining values of real estate, as experienced recently in certain regions, or increases in the principal balances of certain Mortgage Loans, such as GPM Loans and Neg-Am ARM Loans, could cause the principal balance of some or all of the Mortgage Loans to exceed the value of the Mortgaged Properties.

         Based on the data provided in the application, certain verifications (if required by the Originator of the Mortgage Loans) and the appraisal or other valuation of the Mortgaged Property, a determination will have been made by the original lender that the Mortgagor's monthly income would be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and other fixed obligations other than housing expenses. The Originator's guidelines for Mortgage Loans generally will specify that scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance (including primary mortgage insurance) and all scheduled payments on obligations that extend beyond one year (including those mentioned above and other fixed obligations) would equal no more than specified percentages of the prospective Mortgagor's gross income. The Originator may also consider the amount of liquid assets available to the Mortgagor after origination.

         Underwriting standards, employed by Originators, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

MBS

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian, if any, under the MBS Agreement (the "MBS Trustee") or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more Classes with characteristics similar to the Classes of Offered Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Credit Support in the form of reserve funds, subordination or other forms of credit support similar to that described for the Offered Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The Prospectus Supplement for a Series of Offered Securities evidencing interests in Assets that include MBS will specify, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Underlying Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xii) whether the MBS is in certificated form, book-entry form or held through a depository.

AGENCY SECURITIES

         The Prospectus Supplement for a Series of Offered Securities evidencing interests in Assets of a Trust Fund that include Agency Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Agency Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Agency Securities, (iii) whether such Agency Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Agency Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Agency Securities, (vi) the issuer of the Agency Securities and any guarantor thereof, (vii) generally, the assets that collateralize the Agency Securities, and (viii) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

         Government National Mortgage Association

         GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates (the "GNMA Certificates") that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

         GNMA Certificates

         Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one-to-four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one-to-four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayment of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must properly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payments, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes). The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loans will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         Certain GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Mortgage Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Mortgage Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Mortgage Loans. GNMA Certificates related to a Series of Securities may be held in book-entry form.

         The GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

         Federal Home Loan Mortgage Corporation

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. Such mortgage loans will be secured by loans on properties that would qualify as Mortgaged Properties. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate group. Under the Guarantor Program, any such Freddie Mac Certificate Group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to such registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last Business Day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such Freddie Mac Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

         The Freddie Mac Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

         Fannie Mae

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates

         Fannie Mae Certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years. Such mortgage loans will be secured by properties that would qualify as Mortgaged Properties.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

         The Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any such characteristics and terms will be described in the related Prospectus Supplement.

         Stripped Mortgage-Backed Securities

         Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA Certificates. The yield on and value of stripped Agency Securities are extremely sensitive to the timing and amount of principal prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

         Other Agency Securities

         If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

ACCOUNTS

         Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Trust Assets. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements -- Security Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets may be provided to one or more Classes of Offered Securities in the form of subordination of one or more other Classes of Securities (including Offered Securities) in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement. See "Risk Factors -- Availability of Credit Support does not eliminate risk of loss on Offered Securities" and "Description of Credit Support."

LIQUIDITY FACILITIES

         If so provided in the related Prospectus Supplement, the Depositor will establish one or more Liquidity Facilities, which may be used by the Trustee to make certain required distributions of principal of, or interest on, the Securities of the related Series to the extent funds are not otherwise available. The Depositor may fund a Liquidity Facility by depositing cash, certificates of deposit and/or letters of credit therein on the Closing Date, or a Liquidity Facility may be funded by the Trustee's deposit therein of Available Distribution Amounts not required to pay servicing or administrative fees or to make distributions on the Securities on a Distribution Date until amounts on deposit in the Liquidity Facility equal a required amount. The method of funding any Liquidity Facility will be described in the related Prospectus Supplement. Any Liquidity Facility will be maintained in trust but may not constitute a part of the Trust Fund for the related Series. The Depositor may have certain rights on any Distribution Date to cause the Trustee to make withdrawals from a Liquidity Facility for a Series and to pay such amounts in accordance with the instructions of the Depositor to the extent that such funds are no longer required to be maintained for the Securityholders.

CASH FLOW AGREEMENTS

         A Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more Classes of Offered Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

PRE-FUNDING

         If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Assets from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Assets, such Pre-Funded Amount may be invested in one or more Permitted Investments. Any Permitted Investment must mature no later than the Business Day prior to the next Distribution Date.

         During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Assets from time to time during such Pre-Funding Period. Such additional Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

         Use of a Pre-Funding Account with respect to any Series of Securities will be subject to the following general conditions: (a) the Pre-Funding Period will not exceed three months from the related Closing Date, (b) the additional Assets to be acquired during the Pre-Funding Period will be subject to the same underwriting standards, representations and warranties as the Assets included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement), (c) the Pre-Funded Amount will be not exceed 25% of the principal amount of the Securities issued as a Series, (d) the Pre-Funded Amount will not exceed 25% of the scheduled principal balance of the Assets (inclusive of the related Pre-Funded Amount) as of the Cut-off Date, and (e) the Pre-Funded Amount shall be invested in Permitted Investments.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional Assets by the end of the Pre-Funding Period, the related Securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period. Any such prepayment of principal would have an adverse effect on the yield to maturity of Securities purchased at a premium, and would expose Securityholder to the risk that alternative investments of equivalent value may not be available at such later time. If specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement.

         A maximum of 5% of the Assets (including Assets acquired after the Closing Date with Pre-Funded Amounts) included in the Trust Fund will deviate from the characteristics of the Assets described in the related Prospectus Supplement. Further, information regarding additional Assets acquired by a Trust Fund during the Pre-Funding Period comparable to the disclosure regarding the Assets in the related Prospectus Supplement will be filed on a Current Report on Form 8-K (in addition to any other reporting requirements of the Trust Fund under the Exchange Act) within fifteen days following the end of the Pre-Funding Period.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or Interest Rate of the Offered Security, the receipt and timing of receipt of distributions on the Offered Security and the weighted average life of the related Trust Assets (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

         ANY REDEMPTION OR TERMINATION OF THE SECURITIES WILL HAVE AN ADVERSE AFFECT ON THE YIELD TO MATURITY OF ANY SECURITIES PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION OR TERMINATION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE ASSETS.

PASS-THROUGH RATE AND INTEREST RATE

         Offered Securities may have fixed, variable or adjustable Pass-Through Rates or Interest Rates, which may or may not be based upon the interest rates borne by the related Trust Assets. The Prospectus Supplement will specify the Pass-Through Rate or Interest Rate for each Class of Offered Securities or, in the case of a variable or adjustable Pass-Through Rate or Interest Rate, the method of determining the Pass-Through Rate or Interest Rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or Interest Rate of one or more Classes of Offered Securities; and whether the distributions of interest on the Offered Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of Offered Securities entitled to payments of interest will be less than that otherwise produced by the applicable Pass-Through Rate or Interest Rate and purchase price of such Offered Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Offered Securities (or addition to the Security Balance of a Class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-- Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes of Offered Securities may be calculated on the assumption that distributions of principal (and additions to the Security Balance of Accrual Securities) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any Class of Offered Securities will be specified in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Offered Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Trust Assets, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the Classes of Offered Securities will correspond to the rate of principal payments on the Trust Assets and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Trust Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         If the purchaser of an Offered Security sold at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of an Offered Security sold at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of prepayments on yield may be mitigated or exacerbated by provisions for sequential or selective distribution of principal.

         When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest paid or available to be paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Securities in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Interest Rate on the prepaid amount. Additionally, in the case of FHA Loans and VA Loans, certain events of default may result in delayed payment of principal and interest for certain Classes of Securities.

         The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Trust Assets and the rate at which payments are made from any Credit Support or Cash Flow Agreement for a Series of Securities may affect the maturity and the weighted average life of each related Class of Offered Securities. Prepayments on the Mortgage Loans will generally accelerate the rate at which principal is paid on some or all of the related Classes of Securities.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a Security until each dollar of principal of such Security will be repaid to the investor. The weighted average life of the Securities will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "Prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

         In general, if interest rates fall below the Mortgage Rates on fixed-rate Mortgage Loans, the rate of prepayment is expected to increase.

         The Prospectus Supplement may contain tables, if applicable, setting forth the projected weighted average life of the Offered Securities of such Series and the percentage of the initial Security Balance thereof that would be outstanding on specified Distribution Dates based on the assumptions stated therein, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Offered Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Offered Securities. It is unlikely that prepayment of any Mortgage Loans will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         Type of Asset

         To the extent specified in the related Prospectus Supplement, Mortgage Loans may have balloon payments due at maturity. Because the ability of a mortgagor to make a balloon payment depends upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Balloon Mortgage Loans will default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or Sub-Servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Offered Securities.

         With respect to certain Mortgage Loans (particularly ARM Loans), the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under certain underwriting standards, the mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, Buydown Mortgage Loans provide for a period of time (the "Buydown Period") during which the monthly payment made by the Mortgagor will be less than the scheduled monthly payment thereon. The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of deferred interest to the Security Principal Balance of Offered Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, particularly those purchased at a premium from their parity price. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and because such excess will be applied to reduce the Security Principal Balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

         Defaults

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Assets and thus the yield on the Offered Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Reinstated Mortgage Loans will likely experience a higher rate of default than Mortgage Loans that have no history of delinquent Mortgagor payments. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the geographic region in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

         The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans and, accordingly, that of the related Offered Securities.

         Refinancing

         At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

         Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans may include "due-on-sale" clauses that allow the holders of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Agreements -- Due-on-Sale Provisions."

                                  THE DEPOSITOR


         Union Planters Mortgage Finance Corp., the Depositor, is a direct wholly-owned finance subsidiary of Union Planters Bank, N.A. and was incorporated in the State of Delaware on September 5, 1997. The principal executive offices of the Depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee, 38018. Its telephone number is (901) 580-6000.


         The Depositor does not have, nor is it expected in the future to have, any significant assets.


         Financial Information.

         The Depositor was incorporated on September 5, 1997, and has no business operations other than issuing Securities collateralized by mortgage related assets, and transactions related thereto. Subsequent to incorporation, the Depositor issued 1,000 shares of common stock to the Bank on September 5, 1997. Because the Depositor has no history of business operations, no Selected Financial Data and no Management's Discussion and Analysis of Financial Condition and Results of Operations are presented.

         Financial Statements and Supplementary Data.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Union Planters Mortgage Finance Corp.

         In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Union Planters Mortgage Finance Corp. (the "Company"), a wholly-owned subsidiary of Union Planters Bank, N.A., at December 31, 1997 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for the opinion expressed above.



/s/Price Waterhouse LLP
Memphis, Tennessee
March 16, 1998

                     UNION PLANTERS MORTGAGE FINANCE CORP.
                           (A WHOLLY-OWNED SUBSIDIARY
                         OF UNION PLANTERS BANK, N.A.)
                          AUDITED BALANCE SHEET AS OF

                               DECEMBER 31, 1997

     ASSETS
          Cash                                                                                 $   10,000

               TOTAL ASSETS                                                                    $   10,000


     STOCKHOLDER'S EQUITY
          Common stock, par value $0.01 per share, 1000 shares authorized,
            issued and outstanding                                                                      10
          Additional paid-in-capital                                                                 9,990

               TOTAL STOCKHOLDER'S EQUITY                                                      $    10,000


     The notes to the balance sheet are an integral part of this statement.

                      UNION PLANTERS MORTGAGE FINANCE CORP.
                           (A WHOLLY-OWNED SUBSIDIARY
                          OF UNION PLANTERS BANK, N.A.)
                           NOTES TO THE BALANCE SHEET


NOTE 1 - ORGANIZATION OF THE COMPANY

Union Planters Mortgage Finance Corp. (the "Company"), a wholly-owned subsidiary of Union Planters Bank, N.A. (the "Bank"), was incorporated on September 5, 1997. The Company was organized to facilitate the financing of mortgage-backed securities and mortgage loans originated or purchased by affiliates of the Bank and other entities, through the issuance and sale of mortgage participation securities and mortgage-backed bonds. On September 5, 1997, the Company sold 1,000 shares of common stock to the Bank for $10,000. The Company had no operations, income or cash flows for the period prior to December 31, 1997.

NOTE 2--SECURITIES ISSUANCES

The Company has filed initial registration statements with the Securities and Exchange Commission on September 12, 1997 and March 10, 1998, providing for the issuance of securities in the aggregate principal amount of $900,000,000.

         Properties.

         The Depositor has no physical properties. The Depositor's principal place of business is 7130 Goodlett Farms Parkway, Cordova, Tennessee, which is the Bank's administrative office. The Depositor has no rental or other agreement with the Bank for the use of any office space. Its primary assets will be Collateral pledged to a trustee to secure a Series of Securities.

         Security Ownership of Certain Beneficial Owners and Management.

         The Depositor is a wholly-owned subsidiary of the Bank. The Depositor's officers and directors do no own any shares of the Bank or any Securities issued by the Depositor.

         Directors and Executive Officers.

         The directors and executive officers of the Depositor are:

           Name                          Position                            Age
           ----                          --------                            ---
           John E. Gnuschke, Ph.D.       Director                            53

           Joel R. Katz                  Director; President                 42

           James K. Plunkett             Director; Vice President;
                                         Secretary                           37

           Leslie M. Stratton            Director                            61

         Dr. Gnuschke has been a Director since February 24, 1998. He is serving a one-year term as Director. Dr. Gnuschke's business experience for the past five years is as follows: he is currently director of the Bureau of Business and Economic Research and the Center for Manpower Studies and Professor of Economics at the University of Memphis. The Bureau and the Center are the applied business, economic, and labor market research divisions within the Fogelman College of Business and Economics. The divisions also support research and publication efforts of faculty members and interact with other research organizations. The programs of the units include public service to government agencies and the business community. Dr. Gnuschke received Ph.D. and M.A. degrees from the University of Missouri and a B.S. from Utah State.

         Mr. Katz has been Chairman of the Board of Directors and President of the Depositor since its organization. He is serving a one-year term as Director. Mr. Katz's business experience for the past five years is as follows: he has been president of Union Planters Mortgage since February 1, 1998. Prior to his employment with Union Planters Mortgage, Mr. Katz was president and chief executive officer of Boatmen's National Mortgage, Inc. In addition to overall management of Boatmen's National Mortgage, Inc., Mr. Katz's responsibilities included servicing acquisitions and servicing activities involved with the company's REMIC, CMO and other structured finance transactions. His prior employment also includes several years as an attorney with Brown & Wood in New York, New York.

         Mr. Plunkett has been a Director, Vice President and Secretary of the Depositor since its organization. He is serving a one-year term as Director. Mr. Plunkett's business experience for the past five years is as follows: he has been Senior Vice President in the Funds Management Division of Union Planters Corporation since March 1, 1995. Mr. Plunkett was Senior Vice President and manager of Investments and Funds Management for Sunburst Bank in Grenada, Mississippi for several years prior to joining Union Planters Corporation. His responsibilities in both positions include Net Interest Margin and Asset Liability Management, portfolio strategy and execution, securitization and the sale of loans, and other trading and balance sheet management activities.

         Mr. Stratton has been a Director of the Depositor since its organization. He is serving a one-year term as Director. Mr. Stratton's business experience for the past five years is as follows: he is the Chairman and owner of Leslie M. Stratton, a wholesale distributor of hardware and equipment.

         Executive Compensation.

         The executive officers of the Depositor do not receive any remuneration from the Depositor. Dr. Gnuschke currently receives $3,600 annually for serving as a director of the Depositor, and the remaining Directors do not receive any remuneration for serving as Directors of the Depositor.

         Certain Relationships and Related Transactions.

         With respect to each Series of Securities, the Depositor may purchase from the Bank, or an affiliate thereof, certain of the Collateral that will secure such Series of Securities. The Bank will advance to, or contribute to the capital of, the Depositor funds as necessary to pay certain Security issuance costs and administrative expenses. The Depositor will be obligated to repay any advances and, in addition, to reimburse the Bank for amounts for which the Bank may become obligated to any bank issuing a letter of credit used to fund the various funds comprising a portion of the collateral for a Series. Such reimbursement obligations, however, will be subordinate to the Depositor's obligations to the security holders.

         The Bank, a subsidiary of Union Planters Corporation, will provide the Depositor with accounting and administrative services, including services of officers, and will charge the Depositor for such services. Payment for such services will be subordinate to the Depositor's obligations to the holders of Securities. The Bank may act as a master servicer or serviceer with respect to mortgage loans comprising a portion of the collateral. The Bank will receive customary master servicing and servicing fees, as applicable, for such services.

         Legal Proceedings.

         There are no pending legal proceedings to which the Depositor is a party or to which any property of the Depositor is subject.

                      DESCRIPTION OF THE OFFERED SECURITIES

GENERAL

         Each Series of Bonds will be issued pursuant to an indenture (the "Indenture") between the Depositor (or a trust established by the Depositor) and the trustee named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Master Servicer, and the Trustee. A form of each Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture, the Pooling and Servicing Agreement and the Trust Agreement are herein referred to as the "Agreements." A Series may consist of both Bonds and Certificates.

         The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including the definitions of terms) are incorporated herein by reference as part of such summaries.

         Each Class of Securities may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other Classes of Securities in respect of certain distributions; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities (collectively, "Accrual Securities"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component, in the aggregate to the extent of the Available Distribution Amount. Distributions on one or more Classes of Securities may be limited to collections from a designated portion of the Assets (each such portion of Assets, an "Asset Group").

         Each Class of Offered Securities will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Offered Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Offered Securities may be issued, in definitive form or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors -- The Offered Securities may be registered in book-entry form" and "Description of the Offered Securities -- Book-Entry Registration." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest, but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Offered Securities will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Unless a different date is specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Offered Securities are registered at the close of business on the last Business Day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated as described in the related Prospectus Supplement. Payments will be made either by wire transfer of immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Offered Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Distribution Amount" for each Distribution Date will equal the sum of the following amounts:

                  (i) the total amount of all cash on deposit in the related Security Account as of the corresponding Determination Date, exclusive of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date subsequent to the related Due Period,

                           (b) all prepayments, together with related payments
                  of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period,

                           (c) all amounts in the Security Account that are due
                  or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

                           (d) all amounts received subsequent to the related
                  Due Period for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty;

                  (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Security Account, including any net amounts paid under any Cash Flow Agreements;

                  (iii) all advances made by a Master Servicer, a Sub-Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

                  (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer, a Sub-Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (v) to the extent not on deposit in the related Security Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support or Liquidity Facilities with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions. The related Prospectus Supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

DISTRIBUTIONS OF INTEREST

         Each Class of Offered Securities (other than Classes of Stripped Principal Securities that have no Pass-Through Rate or Interest Rate) may have a different Pass-Through Rate or Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a component thereof. The related Prospectus Supplement will specify the Pass-Through Rate or Interest Rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or Interest Rate, the method for determining the Pass-Through Rate or Interest Rate. Interest on the Offered Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of actual days elapsed, as specified in the related Prospectus Supplement.

         Distributions of interest in respect of the Offered Securities will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and any Class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or Interest Rate, subject to certain reductions described below or in the related Prospectus Supplement. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or Interest Rate, subject to certain reductions as described below, or accrued as otherwise described in the related Prospectus Supplement. The method of determining the notional amount for any Class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the

Security Balance of such Class. See "Risk Factors -- Prepayment timing and frequency may adversely affect yield of Securityholders" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL

         The Securities of each Series, other than certain Classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Assets. Generally, the outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets that are allocated to such Class. Moreover, Security Balances may be increased through interest deferral on the related Mortgage Loans and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, Security Balances will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all Classes of Securities of a Series will not be greater than the sum of (i) the outstanding aggregate principal balance of the Assets as of the Cut-off Date and (ii) amounts on deposit in the Pre-Funding Account, if any, as of the Closing Date. The initial aggregate Security Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such Class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any principal distributions.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a Class of Offered Securities may be based on a combination of two or more different components as described under "-- General" above. To such extent, the descriptions set forth under "-- Distributions of Interests" and " -- Distributions of Principal" above also relate to components. In such case, reference in such sections to Security Balance and Pass-Through Rate or Interest Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or Interest Rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         The Master Servicer (or another entity described in the Prospectus Supplement) may be required to advance as part of its servicing responsibilities on or before each Distribution Date its own funds or funds held in a collection account for the Securities in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans during the related Due Period but delinquent on the related Determination Date and delinquent payments of taxes, insurance premiums and escrowed items in respect of related Assets and liquidation-related expenses, each subject to the Master Servicer's (or such other entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of certain Series of Securities that include Subordinate Securities, the Master Servicer's (or such other entity's) advance obligation may be limited to the portion of such delinquencies necessary to make the required distributions on Classes of Senior Securities and/or may be subject to the Master Servicer's (or such other entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on Assets otherwise distributable to other Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain or a regular flow of scheduled interest and principal payments to holders of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable out of recoveries on related Mortgage Loans (including amounts received under any form of Credit Support) (as to any Mortgage Loan, "Related Proceeds"). In addition, an advance will be reimbursable from amounts in the Security Account prior to distributions being made on the Securities if the Master Servicer (or such other entity) determines in good faith that such advance (a "Nonrecoverable Advance") ultimately is not recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Security Account that are required to be distributed to Securityholders on the related Distribution Date, the Master Servicer will be required to replace such funds in the Security Account on any future Distribution Date to the extent that funds in the Security Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on any such surety bond will be set forth in the related Prospectus Supplement.

         The Prospectus Supplement will describe any corresponding advancing obligation of any person in connection with MBS included in the Trust Fund.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any Class of Securities, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

                      (i) the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

                     (ii) the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

                    (iii) the amount of such distribution allocable to Prepayment Premiums;

                     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

                      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

                    (vii) the number and aggregate principal balance of Mortgage Loans in the Trust Fund in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

                   (viii) with respect to any Mortgage Loan in the Trust Fund liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

                     (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

                      (x) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, (a) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),
         (b) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (c) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

                     (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

                    (xii) the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

                   (xiii) the aggregate amount of principal prepayments made during the related Due Period;

                    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

                     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

                    (xvi) the amount deposited in the liquidity fund, if any, on such Distribution Date;

                   (xvii) the amount remaining in the liquidity fund, if any, as of the close of business on such Distribution Date;

                  (xviii) the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

                    (ixx) in the case of Securities with a variable Pass-Through Rate or Interest Rate, the Pass-Through Rate or Interest Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

                     (xx) in the case of Securities with an adjustable Pass-Through Rate or Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or Interest Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

                    (xxi) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein and any draws thereon as of the close of business on such Distribution Date;

                   (xxii) as to any Series which includes a Liquidity Facility, the amount of coverage of each Liquidity Facility included therein and any draws thereon as of the close of business on such Distribution Date;

                  (xxiii) as to any Series which includes any Cash Flow Agreement, the amount of coverage of any such Cash Flow Agreement included therein and any draws thereon as of the close of business on such Distribution Date;

                    (xiv) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Assets since the preceding Distribution Date;

                    (xxv) during the Pre-Funding Period, the amount remaining in the related Capitalized Interest Account;

                   (xxvi) as to any Series that includes Mortgage Loans insured or guaranteed by any government agency or instrumentality, the amount of all proceeds from governmental guarantors and insurers paid with respect to such Mortgage Loans as of the close of business on such Distribution Date; and

                  (xxvii)  the aggregate amount of payments by the Mortgagors of
         (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each Series of Offered Securities will describe any additional information to be included in reports to the holders of such Offered Securities.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their federal income tax returns. See "-- Book-Entry Registration."

TERMINATION
         To the extent and under the circumstances specified in the related Prospectus Supplement, the Securities of a Series may be redeemed prior to their final Distribution Date at the option of the Depositor, the Master Servicer or such other party as may be specified in the related Prospectus Supplement by purchase of the outstanding Securities of such Series. The right so to redeem the Securities of a Series may be conditioned upon (1) the passage of a certain date specified in the Prospectus Supplement and/or (2) (a) the decline of the aggregate principal balance of the Trust Assets to less than a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Trust Assets at the related Cut-off Date or (b) the decline of the aggregate Security Balance of a specified Class or Classes of Securities to less than a percentage (specified in the related Prospectus Supplement) of the aggregate Security Balance of the applicable Class or Classes of Securities at the Closing Date for the Series. The percentages of the aggregate principal balance of the Assets and the aggregate Security Balance of a Class referred to in (2)(a) and (2)(b), respectively, above, may range from 5% to 25%. The maximum amount of Assets or Securities that may be outstanding at the time of an optional redemption shall be 25%, with respect to any Series of Bonds, or 10%, with respect to any Series of Certificates. In the event the option to redeem the Securities is exercised, the purchase price distributed with respect to each Security offered hereby and by the related Prospectus Supplement will equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or Interest Rate, less any unreimbursed advances and unrealized losses allocable to such Security. Notice of the redemption of the Securities will be given to Securityholders as provided in the related Agreement.

         In addition, the Depositor, the Master Servicer or such other party as may be specified in the related Prospectus Supplement may at their respective options purchase all of the assets of the Trust Fund at a time specified in the related Prospectus Supplement, which will be when the aggregate principal balance of such Assets is less than a percentage (specified in the related Prospectus Supplement, ranging from 5% to 25%) of the aggregate principal balance of the Assets on the Cut-off Date, or when the aggregate Security Balance of a specified Class or Classes of Securities is less than a percentage (specified in the related Prospectus Supplement, ranging from 5% to 25%) of the aggregate Security Balance of such Class or Classes at the Closing Date. The maximum amount of Assets or Securities that may be outstanding at the time of an optional termination shall be 25%, with respect to any Series of Bonds, or 10%, with respect to any Series of Certificates. The termination price for




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
a Trust Fund will be specified in the related Agreement, and will generally equal the sum of (1) any Liquidation Expenses incurred by the Master Servicer in respect of any Asset that has not yet been liquidated; (2) all amounts required to be reimbursed or paid in respect of previously unreimbursed advances; and (3) the greater of (a) the sum of (i) the aggregate unpaid principal balance of the related Assets, plus accrued and unpaid interest thereon through the Interest Accrual Period preceding the date of repurchase at the rates borne by such Assets, plus (ii) the lesser of (A) the aggregate unpaid principal balance of each Asset that had been secured by any REO Property remaining in the Trust Fund, plus accrued interest thereon at the rates borne by such Assets through the Interest Accrual Period preceding such purchase, and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property reasonably estimated in good faith by the Master Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee, plus all previously unreimbursed advances made in respect of such REO Property, and (b) the aggregate fair market value of the Trust Assets (as reasonably determined by the Master Servicer as described in the related Agreement), plus all previously unreimbursed advances made with respect to the related Assets; provided, however, that in no event shall the termination price be less than the then outstanding Security Principal Balance of all then outstanding Classes of Securities, plus accrued and unpaid interest thereon, and less any losses or shortfalls otherwise allocable to any such Class of Securities on the Payment Date or Distribution Date of such termination . The fair market value of the Trust Assets as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the Interest Accrual Period preceding the date of such purchase at the applicable rate on the unpaid principal balance of each Asset (including any Asset that has become a REO Property, which REO Property has not yet been disposed of by the Master Servicer). The basis for any such valuation shall be furnished by the Master Servicer to the Securityholders upon request.

         If specified in the related Prospectus Supplement, at the time specified, the Trustee may be required to solicit bids for the purchase of all Assets and REO Properties remaining in the Trust Fund. The Trustee would sell such Assets and REO Properties only if the net proceeds to the Trust Fund from such sale would be at least equal to the termination price, and the net proceeds from such sale will be distributed first to the Master Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and advances made by, and not previously reimbursed to, it with respect to the Assets and second to the Securityholders in accordance with the distribution priorities set forth in the Prospectus Supplement. If the net proceeds from such sale would not at least equal the termination price, the Trustee would decline to sell the Assets and REO Properties and would not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Assets and REO Properties. Following the transfer of Assets and REO Properties by the Trust Fund, the Securityholders shall have no continuing liabilities with respect thereto, either direct or indirect.

         On the date set for termination of a Trust Fund, the termination price shall be distributed (1) first to the Master Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and advances made by the Master Servicer with respect to the related Assets and (2) second to the Securityholders in accordance with the payment priorities that apply on each Distribution Date as described in the related Prospectus Supplement. This will result in the distribution with respect to each Offered Security of an amount equal to 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or Interest Rate, less any unreimbursed advances and unrealized losses allocable to such Security.

         ANY REDEMPTION OR TERMINATION OF THE SECURITIES WILL HAVE AN ADVERSE AFFECT ON THE YIELD TO MATURITY OF ANY SECURITIES PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION OR TERMINATION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE ASSETS.

BOOK-ENTRY REGISTRATION

         If so provided in the related Prospectus Supplement, one or more Classes of the Offered Securities of any Series may be issued as Book-Entry Securities, and each such Class will be represented by one or more single Securities registered in the name of a nominee for DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. If provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

         None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                          DESCRIPTION OF THE AGREEMENTS

         Each Series of Bonds will be issued pursuant to an Indenture between the Depositor (or a trust established by the Depositor) and the Trustee. Each Series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer (or Master Servicers) and the Trustee. Each Series of Certificates evidencing interests in a Trust Fund not including Mortgage Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer and the Trustee with respect to any Series of Securities will be named in the related Prospectus Supplement. In any Series of Securities for which there are multiple Master Servicers there will be multiple Asset Groups, each corresponding to a particular Master Servicer, and, if the related Prospectus Supplement so specifies, the servicing obligations of each Master Servicer will be limited to the Mortgage Loans in the corresponding Asset Group. Alternatively, a servicer may be appointed pursuant to the related Agreement for any Trust Fund. Such servicer may service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer directly servicing Mortgage Loans. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the related Prospectus Supplement. Certain provisions that may appear separately in an Indenture relating to the Bonds of a Series are summarized under "-- Certain Terms of the Indenture." The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series of Securities without charge upon written request of a Securityholder addressed to Union Planters Mortgage Finance Corp., 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, Attention: President.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Assets. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information (i) in respect of each Mortgage Loan, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the existence of FHA, VA or other government insurance or guarantees, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Mortgage Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

         The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders and the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         With respect to each Agency Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Agency Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Agency Security or MBS, as applicable, to the Trustee for the benefit of the Securityholders. With respect to each Agency Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Agency Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Securityholders. The related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Agency Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan; (iii) the authority of the Warrantying Party to sell the Mortgage Loan; (iv) the payment status of the Mortgage Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

         Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Because the representations and warranties will not address events that may occur following the date as of which they were made, the Warranting Party will have no reimbursement, cure, repurchase or substitution obligation in connection with such subsequent events, even if they occur prior to the date of the initial issuance of the related Series of Securities. Such party would have not such obligations if the relevant event that causes such breach occurs after such date.

         Each Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Asset, the "Purchase Price" generally is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the applicable coupon rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a Series, a Warrantying Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warrantying Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Offered Securities or the Trustee for a breach of representation by a Warrantying Party.

         Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for an Asset if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Assets.

         A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. Generally, a breach of any such representation of the Master Servicer that materially and adversely affects the interests of the Securityholders and continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by a percentage of Securityholders evidencing not less than 25% of the Voting Rights will constitute an Event of Default under such Agreement. See
"-- Events of Default" and "-- Rights Upon Event of Default."

SECURITY ACCOUNT AND OTHER COLLECTION ACCOUNTS

         General

         The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Assets (collectively, the "Security Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Security Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Security Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Security Account will be paid to a Master Servicer or its designee as additional servicing compensation to the extent provided in the related Prospectus Supplement. The Security Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agencies. If specified in the related Prospectus Supplement, a Security Account may contain funds relating to more than one Series of Securities and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

         Deposits

         A Master Servicer or the Trustee will deposit or cause to be deposited in the Security Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by or on behalf of the Master Servicer or the Trustee subsequent to the Cutoff Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

                     (i) all payments of principal, including principal prepayments, on the Assets;

                    (ii) all payments of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

                   (iii) all proceeds of the hazard insurance policies, flood insurance policies and primary mortgage insurance policies, if any, to be maintained in respect of each Mortgaged Property securing a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

                    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

                     (v) any amounts paid under any instrument or drawn from any fund that constitutes a Liquidity Facility for the related Series of Securities;

                    (vi) any advances made as described under "Description of the Offered Securities -- Advances in Respect of Delinquencies";

                   (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

                  (viii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Offered Securities -- Termination";

                    (ix) if specified in the related Agreement, any amounts paid by a Master Servicer to cover interest shortfalls arising out of the prepayment of Mortgage Loans as described under "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses";

                     (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                    (xi) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

                   (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Security Account;

                  (xiii) all proceeds of insurance or guarantees with respect to Mortgage Loans provided by any governmental agency or instrumentality; and

                   (xiv) any other amounts required to be deposited in the Security Account as provided in the related Agreement and described in the related Prospectus Supplement.

         Withdrawals

         A Master Servicer or the Trustee may, from time to time, make withdrawals from the Security Account for each Trust Fund for any of the following purposes, as applicable:

                     (i) to make distributions to the Securityholders on each Distribution Date;

                    (ii) to reimburse a Master Servicer (or other entity) for unreimbursed advances as described under "Description of the Offered Securities -- Advances in Respect of Delinquencies," such reimbursement to be made out of amounts identified and applied by the Master Servicer (or other entity) as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the related Mortgage Loans or out of amounts drawn under any related form of Credit Support or Liquidity Facilities;

                   (iii) to reimburse a Master Servicer (or other entity) for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement made out of Liquidation Proceeds and Insurance Proceeds collected on related Mortgage Loans and properties, and net income collected thereon, with respect to which such fees were earned or such expenses were incurred, or out of amounts drawn under any related form of Credit Support or Liquidity Facilities;

                    (iv) to reimburse a Master Servicer (or other entity) for advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's (or such other entity's) good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, from amounts collected on unrelated Assets otherwise distributable on Subordinate Securities, if any remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

                     (v) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

                    (vi) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

                   (vii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

                  (viii) to pay the person entitled thereto any amounts deposited in the Security Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

                    (ix) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;


                     (x) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences" or in the related Prospectus Supplement;


                    (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                   (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

                   (xiii) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

                   (xiv) to pay the person entitled thereto any amounts deposited in the Security Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "-- Assignment of Assets; Repurchase" and "-- Representations and Warranties; Repurchases" or otherwise;

                    (xv) to make any other withdrawals permitted by the related Agreement; and

                   (xvi) to clear and terminate the Security Account at the termination of the Trust Fund.

         Other Collection Accounts

         Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, an Agreement may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "-- Deposits" above. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Security Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Security Account as described under "-- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with
(i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support or Liquidity Facilities included in the related Trust Fund described herein, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or,




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
if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted discretion to waive any late payment charge or penalty interest in respect of a late Mortgage Loan payment.

         The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

         VA Loan Servicing Procedures

         The VA Loans will be serviced pursuant to the related Agreement and other servicing agreements by the Master Servicer either directly or through Sub-Servicers. This servicing will be conducted generally in compliance with Fannie Mae or Freddie Mac standards and otherwise consistent with prudent residential mortgage loan servicing standards generally accepted in the servicing industry. The Master Servicer shall be diligent in abiding by VA collection and default timetables.


         Each Agreement will require the Master Servicer, directly or through Sub-Servicers, to exercise a degree of skill and care that is generally in compliance with Fannie Mae or Freddie Mac standards and consistent with prudent residential mortgage loan servicing standards generally accepted in the servicing industry. Consistently with such standards, the Master Servicer in its discretion may waive late payment charges or assumption fees and arrange with a mortgagor a schedule for repayment of due and unpaid principal and interest so long as, by such action, the Master Servicer does not knowingly or intentionally cause the termination of the REMIC status of the related REMIC or the imposition of an entity-level tax on the related Trust Fund. Any such payment schedule modification will not affect the computation of the amount required to be distributed for the related Securities.


         A notice to VA of intent to begin action need not be given within any prescribed period of time. This flexibility affords the Master Servicer time to work with a deserving Mortgagor to avoid liquidation. Barring exceptional circumstances, the notice should not be given until a default has continued for 90 days. If the Mortgaged Property is in jeopardy, however, the notice should be filed as soon as the risk becomes known to the Master Servicer. Except upon express waiver by VA, the Master Servicer may not begin foreclosure until VA has been notified 30 days in advance of this intent to liquidate. In the case of a Mortgage Loan assumption, the Master Servicer must make a good faith effort to notify the original Mortgagor of its intention by certified mail. Failure to notify the original Mortgagor may result in the loss of the VA Guaranty with respect to such Mortgaged Property. The Master Servicer must request a liquidation appraisal at least 30 days prior to the projected foreclosure sale in addition to furnishing VA with a VA "status of account" form to estimate the projected claim amount that is necessary to prepare the bid amount.




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
         The Master Servicer must deliver to VA the lender's "election to convey" within 15 days of the foreclosure sale or the Master Servicer loses its right to transfer the Mortgaged Property. Upon receipt of advice that VA elects not to specify a bid amount, the Master Servicer may waive or satisfy a portion of the indebtedness on behalf of the related Trust Fund in order to reduce the amount owing to an amount that would allow VA to specify a bid amount under 38 C.F.R. Section 36.4320.

         FHA Loan Servicing Procedures

         The FHA Loans will be serviced pursuant to the related Agreement and other servicing agreements by Master Servicers. The Master Servicer will be required to be diligent in pursuing claims for defaulted FHA Loans as a lender and in abiding by FHA collection and default timetables.

         Under the FHA mortgage insurance program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured FHA Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, an action to initiate foreclosure on any FHA insured mortgage loan must be filed with the local jurisdiction within nine months after the date of default. Concurrently with the subsequent filing of the insurance claim for reimbursement for loss, the lender assigns to the United States of America the lender's entire interest in the related security instrument and in any claim filed in any legal proceedings. If, at the time the ownership in the property is conveyed to the United States, the FHA has reason to believe that the title is not marketable, the FHA may deny the claim and reconvey the property to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the FHA program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

SUB-SERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

         The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, whether or not the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to Retained Interests. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "-- Retained Interest, Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Mortgage Loan in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holders of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "-- Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described herein under "-- Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with




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
the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.


         If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, generally will be required to sell the Mortgaged Property by the end of the third taxable year after the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.



         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."


         If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures necessary or advisable to realize thereupon. If the reimbursable Liquidation Proceeds are less than the outstanding principal balance of the defaulted Mortgage Loan, plus interest accrued thereon at the Mortgage Rate and the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer may withdraw or cause to be withdrawn from the Security Account out of Liquidation Proceeds recovered on a defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing normal servicing compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under related Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and
(ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

         If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to a defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Security Account out of such payments, prior to distribution thereof to Securityholders, its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect thereto and any related unreimbursed advances of delinquent payments. See "-- Hazard Insurance Policies" and "Description of Credit Support."




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
FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Servicing Agreement and Pooling and Servicing Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement may allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

         Certain Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer generally will enforce due-on-sale clauses to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Fees collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Each Prospectus Supplement will specify whether there will be any Retained Interest, and, if so, the initial owner thereof. Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         The Master Servicer's and a Sub-Servicer's primary servicing compensation will come from the periodic payment to it of a portion of the interest payment on each Asset. Because any Retained Interest and the Master Servicer's primary compensation are a function of the principal balance of the Assets, such amounts may decrease with amortization. The Prospectus Supplement may provide that, as additional compensation, the Master Servicer or the Sub-Servicers will retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Security Account or any account established by a Sub-Servicer.

         The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply servicing compensation otherwise payable to it in respect of any Due Period to cover certain interest shortfalls resulting from the voluntary prepayment of any Asset in the related Trust Fund during such period.




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EVIDENCE AS TO COMPLIANCE

         Each Agreement with respect to Mortgage Loan collateral will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

         Each such Agreement also will provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer, if any, or a servicer for the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to include a servicer, if applicable.

         The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on thereby at the time the related Series was initially issued, and upon the appointment of an acceptable successor Master Servicer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations under the Agreement.

         Each Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be liable to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor may rely in good faith on any document of any kind prima facia properly executed and submitted by any person respecting any matters arising under such Agreement.




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
In addition, each Agreement will provide that neither the Master
Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action not incidental to its respective responsibilities under the Agreement and that in its opinion may involve an expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to such Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed from the Security Account.

         Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.


EVENTS OF DEFAULT UNDER POOLING AND SERVICING AGREEMENTS

         Events of Default under any Pooling and Servicing Agreement generally will include (a) any failure by the Master Servicer to remit funds in the Security Account or to make certain required advances, and the continuance of such failure unremedied for a period of five days after the date upon which such payment or remittance was due; (b) any failure on the part of the Master Servicer duly to observe or perform in any material respect certain of the covenants or agreements on the part of the Master Servicer in the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of a Series entitled to at least 25% of the related Voting Rights; (c) the issuance of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, against the Master Servicer, and the remaining of such decree or order in force undischarged or unstayed for a period of 60 consecutive days; (d) the Master Servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or (e) the Master Servicer's (1) admission in writing of its inability to pay its debts generally as they become due, (2) filing of a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, (3) making of an assignment for the benefit of its creditors, or (4) voluntarily suspending payment of its obligations.

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
         The manner of determining the "Voting Rights" of a Security or Class or Classes of Securities will be specified in the related Prospectus Supplement.

CERTIFICATEHOLDER RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Assets (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         The holders of at least 66 2/3% of the Voting Rights allocated to the respective Classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (a) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

AMENDMENT

         Each Trust Agreement, each Pooling and Servicing Agreement and the Indenture may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced either by an opinion of counsel or by the confirmation of each Rating Agency that the credit ratings assigned to the Securities will not be downgraded or withdrawn) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 66 2/3% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any Class of Securities in any additional manner not described in
(i), without the consent of the holders of all Securities of such Class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.


THE TRUSTEE

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

         The Trustee, and any successor Trustee, with respect to any Series containing Bonds offered hereunder, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that such Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Offered Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Offered Securities or the Trust Assets, or deposited into or withdrawn from the Security Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Security Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Securities,
(iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.




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

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may at any time resign from its obligations and duties under any Trust Agreement or Pooling and Servicing Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under any Trust Agreement or Pooling and Servicing Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

         The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

         The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Depositor.

MODIFICATION OF INDENTURE

         With the consent of the Holders of not less than a majority in principal balance of the outstanding Bonds of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and the Depositor may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Bonds of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Bonds or of any subordinated Bonds, then approval of Holders of a majority in principal balance of such outstanding Senior Bonds or of such outstanding subordinated Bonds, as the case may be, would also be required.

         Without the consent of the Bondholders of each outstanding Bond affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Bond, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Bonds, change any place where, or the currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Bonds of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the collateral securing a Series, (iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Bondholders of Bonds of any Series whose consent is required to direct the Trustee to liquidate the collateral for such Series, (vi) change any condition precedent for the redemption of any Series of Bonds or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Bondholders of each outstanding Bond of a Class affected thereby. The issuance of additional Bonds in accordance with the provisions and limitations contained in a Series Supplement relating to outstanding Bonds will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Bonds issued under such Series Supplement for purposes of requiring Bondholder consent pursuant to clause (i) above.

         The Depositor and the Trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Bondholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of the Depositor or the Trustee for the benefit of the Bondholders, and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Bondholders would not be materially adversely affected. For purposes of clause
(iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of collateral, Payment Dates, record dates, Accounting Dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

EVENTS OF DEFAULT

         An event of default ("Event of Default") with respect to a Series or Class of Bonds will be described in the related Prospectus Supplement. Generally, an Event of Default with respect to the Senior Bonds of a Series (and, so long as 91 days have passed during which no Senior Bond has been outstanding, a Class of the subordinated Bonds of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Bonds and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to the Depositor by the Trustee or to the Trustee and the Depositor by the Bondholders of at least 25% in principal amount of such Bonds. Certain events of bankruptcy, insolvency, reorganization or receivership of the Depositor constitute an Event of Default for all Bonds of a Series.

         Generally, (i) a breach of a representation, warranty or covenant in the Servicing Agreement will not constitute an Event of Default under the Indenture and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.

         Within 90 days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an Event of Default with respect to the Bonds, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Bondholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Bondholders.





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         If an Event of Default with respect to the Senior Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Senior Bonds of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Depositor and to the Trustee. If an Event of Default with respect to the subordinated Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding subordinated Bonds (and of the outstanding Senior Bonds, if any) of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Depositor and to the Trustee. Any such declaration may be rescinded by the Bondholders of not less than a majority in principal balance of the outstanding Bonds that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Bonds of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Bonds (or, if no Senior Bonds are outstanding, subordinated Bonds) shall give notice to the Depositor of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Bonds in accordance with the Indenture.

         Proceeds from the liquidation of the collateral for a Series of Bonds will be applied, after all required payments and reimbursements to the Trustee, Servicer, and any special Servicer, in the order set forth in the Series Supplement and related Prospectus Supplement for such Series of Bonds. Declaration of acceleration and liquidation of the collateral pursuant to the foregoing procedures shall be the sole remedy for the Bondholders upon an Event of Default. In the event that a Series of Bonds is declared due and payable, as described above, and the collateral securing the Bonds is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Bonds of such Series. Furthermore, in the event that the principal of the Bonds of a Series is declared due and payable, as described above, and the collateral securing such Series is sold, the Bondholders of any discount Bonds may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Bondholders of the Bonds of a Series, unless such Bondholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Bonds (or the most senior of any subordinated Bonds if no Senior Bonds are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Bondholders of the majority in principal amount of the outstanding Senior Bonds (or the subordinated Bonds if no Senior Bonds are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

         No Bondholder of any of the Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Bondholder previously has given to the Trustee written notice of an Event of Default, (ii) the Bondholders of not less than 25% in principal amount of the outstanding Senior Bonds (or the subordinate Bonds if no Senior Bonds are outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Bonds (or the subordinated Bonds if no Senior Bonds are outstanding) of a Series.

         At such time as an Event of Default for a Series is declared and so long as Senior Bonds of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of subordinated Bonds and will thereafter act only on behalf of the Holders of the Senior Classes of Bonds. The Depositor is required in such circumstances to appoint a separate trustee for the Holders of the subordinated Bonds. Such trustee may seek to act in a manner adverse to the Holders of the Senior Bonds, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Bonds. Should the Depositor fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will petition a court of competent jurisdiction to appoint a separate trustee.

AUTHENTICATION AND DELIVERY OF BONDS

         The Depositor may from time to time deliver Bonds executed by it to the Trustee and request that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such request, and subject to the Depositor's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Depositor may direct.

LIST OF BONDHOLDERS

         Three or more Bondholders of the Bonds of a Series, each of whom has owned a Bond of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Bondholders of Bonds of the same Series or of all Bonds, as specified in the request, maintained by the Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

ANNUAL COMPLIANCE STATEMENT

         The Depositor will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

REPORTS TO BONDHOLDERS

         On or before each Payment Date for a Series, the Trustee will transmit by mail to each Bondholder of such Series a report with respect to the principal balance of the Bonds of such Series held by such Bondholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Bonds of such Series held by such Bondholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of


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delinquencies and losses on the collateral, losses with respect to each related
Class of Bonds, and the amount of servicing and master servicing fees paid with respect to the collateral in the related collateral pool for the applicable Payment Date.

TRUSTEE'S ANNUAL REPORT

         The Trustee under present law is required to mail each year to all registered Bondholders of Bonds of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Depositor to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Bonds of such Series not previously reported, any change in the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it that materially affects the Bonds or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Bondholders on an annual basis.

TRUSTEE

         The Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Bonds. The Depositor may also remove the Trustee and appoint a successor Trustee for any Series of Bonds at any time provided that the Depositor receives confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that Series of Bonds. The Trustee with respect to a Series of Bonds may also be removed at any time by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

SATISFACTION AND DISCHARGE OF THE INDENTURE

         The Indenture will be discharged as to a Series upon the cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.


                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, letters of credit, insurance policies, the establishment of one or more reserve funds or other methods described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series, to the extent described therein.

         Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Offered Securities together with interest thereon. If losses or shortfalls occur that exceed the amount of Credit Support or that are not covered by Credit Support, Securityholders will bear risk of loss. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any such coverage.

         The Prospectus Supplement will include a description of (a) the nature and amount of coverage under any Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to Credit Support. Additionally, the




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Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable. See "Risk Factors -- Availability of Credit Support does not eliminate risk of loss on Offered Securities."

MAINTENANCE OF CREDIT SUPPORT

         If Credit Support has been obtained for a Series of Securities, the Master Servicer, or such other party specified in the related Prospectus Supplement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept such Credit Support in full force and effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "-- Reduction or Substitution of Credit Enhancement." The Master Servicer or such other party will be required to provide information required for the Trustee to draw under any applicable Credit Support.

         The Master Servicer, or such other party specified in the related Prospectus Supplement, will agree to pay the premiums for any instrument of Credit Support, if applicable, on a timely basis, in accordance with the terms of the related Agreement. In the event the related insurer ceases to be qualified under applicable law to transact such insurance business (a "Qualified Insurer") or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer or such other party will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Master Servicer, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any instrument of Credit Support, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more Classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any instrument of Credit Support or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT SUPPORT

         The amount of Credit Support provided with respect to any Series of Securities may be reduced under certain specified circumstances. In most cases, the amount available as Credit Support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Agreement. Additionally, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each Class of the related Securities may be downgraded to a corresponding level, and the Master Servicer or such other party specified in the Prospectus Supplement will not be obligated to obtain replacement credit support in order to restore the rating of the Securities. The Master Servicer or such other party will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each Class of the related Series of Securities is maintained.




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SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Security Account on any Distribution Date will be subordinated to the rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, subordination may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of Subordinate Securities, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be affected.

CROSS-SUPPORT PROVISIONS

         If the Assets are divided into separate groups, each supporting a separate Class or Classes of Securities, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE ASSETS

         If so provided in the Prospectus Supplement, the Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on Securities will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more Classes of Securities. If so specified in the Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. A copy of any such letter of credit will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on the Securities or certain Classes thereof will be covered by pool insurance policies, other insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance




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policy will, subject to the limitations described in the related Prospectus
Supplement, protect against certain losses by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

         If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a Mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities may be covered under a mortgagor bankruptcy bond or any other instrument. Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

RESERVE FUNDS

         If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on the Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets, as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement, and may not be available for further application to the Securities.

         Moneys deposited in any reserve funds will be invested in Permitted Investments. Reinvestment income or other gain from such investments may be credited to the related reserve fund for such Series, and any loss resulting from such investments may be charged to such reserve fund. Such income may be payable to any related Master Servicer or another service provider as additional compensation.

         Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance, the balance required to be maintained therein, the manner in which such required balance will decrease over time, the manner of funding, the purposes for which funds may be applied to make distributions to Securityholders and use of investment earnings, if any.

OVERCOLLATERALIZATION

         If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which is the excess of the aggregate principal balance of the related Assets, or a group thereof, over the Security Principal Balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.




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CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the Prospectus Supplement, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of credit support. The related Prospectus Supplement will specify each such form of credit support, to the extent such information is material and available.

                    INSURANCE POLICIES ON THE MORTGAGE LOANS

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, in certain cases, a Primary Insurance Policy. In addition, FHA Loans and VA Loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies set forth in this Prospectus or any related Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES

         (i) Each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the appraised value of the Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than 80%, and (ii) the Asset Seller will represent and warrant that, to the best of such entity's knowledge, such Mortgage Loans are so covered. The Master Servicer will have the ability to cancel any Primary Insurance Policy if the Loan-to-Value Ratio of the Mortgage Loan is reduced below 80% (or a lesser specified percentage) based on an appraisal of the Mortgaged Property after the related Closing Date or as a result of principal payments that reduce the principal balance of the Mortgage Loan after such Closing Date. Mortgage Loans that are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based upon the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale of the related Mortgaged Property. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less
(i) rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds received by the insured in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended, but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss




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or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         The related Agreement for a Series generally will require that the Master Servicer maintain, or cause to be maintained, coverage under a Primary Insurance Policy to the extent such coverage was in place on the Cut-off Date.

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Security Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each Mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Security Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund will require the Master Servicer to cause the Mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may include flood insurance (if the related Mortgaged Property was located at origination in a federally designated flood area or is included in a Federal Emergency Management Agency remapping at any time during the life of the related Mortgage Loan).




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         Under the terms of the Mortgage Loans, Mortgagors generally will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors.

FHA MORTGAGE INSURANCE

         The National Housing Act of 1934, as amended (the "Housing Act"), authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans with original terms up to 30 years for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under
Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sale price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid at the debenture rate.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA




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
may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA (such procedure, a "VA No-Bid").

         Because there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, necessarily general in nature, of certain legal aspects of mortgage loans secured by single-family residential properties. Because such legal aspects are governed primarily by applicable state law (which may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument, and the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.




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
INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor or the Asset Seller will make certain representations and warranties with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

FORECLOSURE

         General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

         Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest you record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.




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
         Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

         REO Properties


         With respect to Trust Funds for which one or more REMIC elections exist, if title to any Mortgaged Property is acquired by the Trustee on behalf of the Securityholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the end of the third taxable year after the taxable year of acquisition, unless (i) the Internal Revenue Service grants





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an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer of its obligations with respect to such REO Property.



         In general, the Master Servicer or any related Sub-servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Sections 860F or 860L of the Code (any such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal income tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer or any related Sub-servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on from an REO Property would reduce the amount available for distribution to Securityholders. Securityholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" herein.


         Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment




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of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year after the taxable year of foreclosure. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is




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the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Mortgaged Property and, thus, decrease the likelihood that the Trust Fund will recover fully on the Mortgage Loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a Mortgage Loan included in a Trust Fund, could become a liability of the related Trust in certain circumstances.

         At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related Mortgaged Properties was conducted. No representations or warranties are made by the Asset Seller or Depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related Mortgaged Properties. In addition, the Master Servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to Securityholders.




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         Pursuant to the Agreement, the Master Servicer is not required to foreclose on any Mortgaged Property if one of its principal officers has actual knowledge that such property is contaminated with or affected by hazardous wastes or hazardous substances. If the Master Servicer does not foreclose on the Mortgaged Property underlying a defaulted Mortgage Loan, the amounts otherwise available to pay to the Securityholders may be reduced. The Master Servicer will not be liable to the Securityholders if it fails to foreclose on a Mortgaged Property that it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Similarly, the Master Servicer will not be liable to the Securityholders if the Master Servicer forecloses on a Mortgaged Property and takes title to a Mortgaged Property that is so contaminated or affected.

DUE-ON-SALE CLAUSES

         The Mortgage Loans will contain due-on-sale clauses unless the related Prospectus Supplement indicates otherwise. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor




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defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor




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to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, if specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

OTHER LEGAL CONSIDERATIONS

         The Mortgage Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject certain persons to damages and administrative enforcement.




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                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of each Series of Securities will be used to purchase the Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Assets until the sale of the related Securities and other expenses connected with pooling the Assets and issuing the Securities.

                         FEDERAL INCOME TAX CONSEQUENCES


         The following represents the opinion of Hunton & Williams as to the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities offered hereunder. The opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, and any such change could apply retroactively. Because REMIC status may be elected with respect to certain Series, this discussion includes a summary of the federal income tax consequences to holders of REMIC Securities. The discussion does not purport to deal with the federal income tax consequences to all categories of investors subject to special rules (such as foreign investors, certain regulated entities and other investors subject to special rules). The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations") have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC Regular Securities and certain other types of securities. Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Securityholders, particularly Residual Securityholders (as described below). Moreover, this opinion is based on current law, and there can be no assurance that the Service will not take positions that would be materially adverse to investors. Finally, the opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.


GENERAL


         Many aspects of the federal income tax treatment of the Securities of a particular Series will depend upon whether an election is made to treat the Trust, or one or more segregated pools of Trust assets, as a REMIC. The Prospectus Supplement for each Series will indicate whether a REMIC election or elections will be made with respect to the related Trust. For each Series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to the Depositor, is of the opinion that, assuming timely filing of a REMIC election or elections and compliance with the relevant Trust Agreement and certain other documents specified in the opinion, the Trust Fund (or one or more segregated pools of Trust assets) will qualify as one or more REMICs (each, a "Series REMIC"). For each Series of Mortgage Pass-Through Certificates with respect to which a REMIC election is not to be made, Hunton & Williams is of the opinion that, assuming compliance with the relevant Trust Agreement and certain other documents, the Trust will be treated as a grantor trust under subpart E,
Part I of subchapter J of the Code or as a partnership and not as an association, publicly-traded partnership or taxable mortgage pool taxable as a corporation. In addition, for each Series of Collateralized Mortgage Bonds with respect to which a REMIC election is not to be made, Hunton & Williams is of the opinion that, assuming compliance with the relevant Agreement and certain other documents, the Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Assets or an equity interest in a separate association taxable as a corporation. Those opinions will




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be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC SECURITIES

         REMIC Securities will be classified as either REMIC Regular Securities, which generally are treated as debt for federal income tax purposes, or Residual Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The Prospectus Supplement for each Series of REMIC Securities will indicate which of the Securities of such Series will be classified as REMIC Regular Securities and which will be classified as Residual Securities. REMIC Securities held by a thrift institution taxed as a "domestic building and loan association" will constitute a "regular or residual interest in a REMIC," as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and REMIC Securities held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; and interest on such Securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B), all in the same proportion that the related REMIC's assets would so qualify. If 95 percent or more of the assets of a given Series REMIC constitute qualifying assets for Thrift Institutions and REITs, the related REMIC Securities and the income thereon will be treated entirely as qualifying assets and income for such purposes. REMIC Regular and Residual Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The REMIC Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. Effective September 1, 1997, REMIC Regular Securities held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of
Section 860L(c)(1)(G) of the Code. In the case of a Series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related Securities and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC Securities will not qualify as government securities for REITs and regulated investment companies ("RICs") in any case.

         Tax Treatment of REMIC Regular Securities

         Payments received by holders of REMIC Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. Except as described below for REMIC Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC Regular Securities will be treated as ordinary income to the Securityholder and a principal payment on such Securities will be treated as a return of capital to the extent that the Securityholder's basis in the Security is allocable to that payment. Holders of REMIC Regular (or Residual) Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or the Master Servicer will report annually to the Service and to Securityholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the Securities.

         Under temporary Treasury regulations, holders of REMIC Regular Securities issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including
Section 212 expenses) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to




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the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the Securities of an affected Series. Where appropriate, the Prospectus Supplement for a particular Series REMIC will indicate that the holders of Securities of such Series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC Regular Securities evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

         Original Issue Discount

         Certain Classes of REMIC Regular Securities may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the REMIC Regular Security (generally, its principal amount) and its issue price. Holders of REMIC Regular Securities as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

         The amount of original issue discount required to be included in a REMIC Regular Securityholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC Regular Securities, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC Regular Security generally is to be calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC Regular Security (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Securityholder each taxable year (the "Tax Administrator") will, except as otherwise provided herein, base its computations on Code Section 1272(a)(6), final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"), and certain other guidance, all as described below. However, there can be no assurance that such methodology represents the correct manner of calculating original issue discount on the REMIC Regular Securities. The Tax Administrator will account for income on certain REMIC Regular Securities that provide for one or more contingent payments as described in "Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI
Securities" herein. Prospective purchasers should be aware that none of the Depositor, the Master Servicer, any Servicer or the Trustee will make any representation that the Assets underlying a Series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

         The amount of original issue discount on a REMIC Regular Security is the excess, if any, of the Security's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is




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unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" below. Thus, in the case of any REMIC Regular Security, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that Security. In the case of any REMIC Regular Security that does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such Security will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Security generally will equal the initial price at which a substantial amount of Securities of the same Class is sold to the public.

         The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction or related transactions (determined based on all the facts and circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC Regular Securities of different Classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC Regular Securities for purposes of reporting to Securityholders.

         Under a de minimis rule, a REMIC Regular Security will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Security's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Security is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Security's issue date until the payment is made, and the denominator of which is the Security's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC Regular Security will be computed using the Pricing Prepayment Assumptions. A REMIC Regular Securityholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Security are received or, if earlier, upon disposition of the Security, unless the Securityholder makes the "All OID Election" (as defined below).

         REMIC Regular Securities of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Securities is lower than the rate payable during the remainder of the life of the Securities ("Teaser Securities"). Under certain circumstances, a Teaser Security may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the Security would be more than de minimis as determined as described above if the stated interest on a Teaser Security would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such Security that is measured against the de minimis amount of original issue discount allowable on the Security is the greater of (i) the excess of the stated principal amount of such Security over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on such Security in order for all stated interest to be qualified stated interest.

         The holder of a REMIC Regular Security generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC Regular Security, of the "daily portions" of the original issue discount on such Security. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount with respect to such Security generally will be determined by allocating to each day in any accrual period the Security's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Security yet to be received as of the close of such period plus (b) the amount of any Deemed




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Principal Payments received on the Security during such period over (ii) the
Security's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Security is to be computed using the Pricing Prepayment Assumptions and the Security's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Security prior to the close of the accrual period. The adjusted issue price of a REMIC Regular Security at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Security at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the Security during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a REMIC Regular Security will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Security.

         The yield to maturity of a Regular Security is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Security typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Security's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Regular Securities is more likely than not to occur is binding on each holder of a Regular Security of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Security is different from that of the Tax Administrator.

         In many cases, REMIC Regular Securities will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Security is lower than it would be if the Security were not redeemed early. If the Depositor is presumed to exercise its option to redeem the Securities, original issue discount on such Securities will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Securities of a particular Series are issued at par or at a discount, the Depositor will not be presumed to exercise its option to redeem the Securities because a redemption by the Depositor would not lower the yield to maturity of the Securities. If, however, some Securities of a particular Series are issued at a premium, the Depositor may be able to lower the yield to maturity of the Securities by exercising its redemption option. In determining whether the Depositor will be presumed to exercise its option to redeem Securities when one or more Classes of the Securities is issued at a premium, the Tax Administrator will take into account all Classes of Securities that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Securities of such Classes were issued at a premium, the Tax Administrator will presume that the Depositor will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Securities, and there can be no assurance that the Service will agree with the Tax Administrator's position.

         A REMIC Regular Security having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Security, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Security after the acquisition date, the Security will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Security by the amount of amortizable premium. See "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." If the subsequent holder's adjusted basis in the Security, immediately after the acquisition, exceeds the adjusted issue price of the Security, but is less than or equal to the sum of the Deemed Principal Payments to be received on the Security after the acquisition date, the amount of original issue discount on the Security will be reduced by a fraction, the numerator of which is the excess of the Security's adjusted basis immediately after its acquisition over the adjusted issue price of the Security and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Security after the acquisition date over the adjusted issue price of the Security. For that purpose, the adjusted basis




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of a REMIC Regular Security generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC Regular Security having original issue discount may make an All OID Election (as defined below) with respect to the Security.

         The OID Regulations provide that a Securityholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Federal Income Tax Consequences -- REMIC Securities -- Market Discount"), and de minimis market discount that accrues on a REMIC Regular Security (reduced by any acquisition premium or amortizable premium, as described below under "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium") under the constant yield method used to account for original issue discount. To make the All OID Election, the holder of the Security must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Security. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." Securityholders should be aware that the law is unclear as to whether an All OID Election is effective for a Security that is subject to the contingent payment rules. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."

         If the interval between the issue date of a Current Interest Security and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Securityholder during the First Distribution Period will be less than the Security's stated interest rate, making such Security a Teaser Security. If the amount of original issue discount on the Security measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Security, the amount by which the stated interest on the Security exceeds the interest that would be payable on the Security at the effective rate of interest for the First Distribution Period would be treated as part of the Security's stated redemption price at maturity. Accordingly, the holder of a Teaser Security may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

         Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Security during the First Distribution Period will be higher than the stated rate of interest if a Securityholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-Issuance Accrued Interest Rule" described below applies, such Security (a "Rate Bubble Security") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Security attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the "Pre-Issuance Accrued Interest Rule," if, (i) a portion of the initial purchase price of a Rate Bubble Security is allocable to interest that has accrued under the terms of the Security prior to its issue date ("Pre-Issuance Accrued Interest") and
(ii) the Security provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Security's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Securityholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such Interest and would not be treated as a payment on the Security. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Security will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The




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Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Security for which it is available if the Security's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Security is longer than subsequent Payment Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Security's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC Regular Security with a long First Distribution Period typically will be a Teaser Security, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Security that is nominally allocable to interest accrued under the terms of such Security before its issue date. All amounts paid for such a Teaser Security at issuance, regardless of how designated, will be included in the issue price of such Security for federal income tax accounting purposes.

         It is not entirely clear how income should be accrued with respect to a REMIC Regular Security, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Security"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Security, the Tax Administrator will take the position that an Interest Weighted Security does not bear qualified stated interest, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities," herein. Some Interest Weighted Securities may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Securities"). Superpremium Securities technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Securities it appears more appropriate to account for Superpremium Securities in the same manner as for other Interest Weighted Securities. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Securities in the same manner as other Interest Weighted Securities. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Securities should consider making a protective election to amortize premium on such Securities.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular Securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such Securities for federal income tax purposes.

         Variable Rate Securities

         A REMIC Regular Security may pay interest at a variable rate (a "Variable Rate Security"). A Variable Rate Security that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Security qualifies as a VRDI under the OID Regulations if (i) the Security is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Security and (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Security compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Security and ends one year following that day); and (iv) the Security does not provide for contingent principal payments.

         Under Treasury regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing




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
costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
 .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC Regular Security provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Security, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Security if the values of all rates on the issue date of the Security are within 25 basis points of each other.

         A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related Security or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Security to be significantly less or significantly more than the expected yield on the Security determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

         An objective rate is a rate (other than a qualified floating rate) that
(i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

         If interest on a Variable Rate Security is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

         All interest payable on a Variable Rate Security that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Security") is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Security is determined, in general, by converting such Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above to such hypothetical fixed rate security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Security also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security.

         Except as provided below, the amount and accrual of original issue discount on a Variable Rate Security that qualifies as a VRDI but is not a Single Rate VRDI Security (a "Multiple Rate VRDI Security") is determined by converting such Security into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the Multiple Rate VRDI Security, except that such hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the




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Multiple Rate VRDI Security. A Multiple Rate VRDI Security that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Security that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Security must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate security.

         The amount and accrual of original issue discount on a Multiple Rate VRDI Security that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Securities except that prior to its conversion to a hypothetical equivalent fixed rate security, such Multiple Rate VRDI Security is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Security as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

         REMIC Regular Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans or regular interests in a second REMIC held subject to the related Trust Agreement ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities relating to a REMIC whose assets consist exclusively of ARM Loans bear interest at an "objective rate," provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, Weighted Average Securities relating to a REMIC whose assets do not bear interest at qualified floating rates ("Non-Objective Weighted Average Securities" or "NOWA Securities") do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Securities, the Tax Administrator intends to account for the income on such Securities as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."

         REMIC Regular Securities of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Securities"). Under the OID Regulations, Inverse Floater Securities generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Securities are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Securities will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Security may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the Assets (or other interest bearing assets) held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Securities, the Tax Administrator intends to account for the income on such Securities as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein.

         Interest Weighted Securities and Non-VRDI Securities

         The treatment of a NOWA Security, a Variable Rate Security that is issued at an Excess Premium, any other Variable Rate Security that does not qualify as a VRDI (each a "Non-VRDI Security") or an Interest Weighted Security is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment




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Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Securities, Interest Weighted Securities, and other REMIC Regular Securities that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such Securities based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Security, the projected payments schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Security pay down pro rata.

         The method described in the foregoing paragraph for accounting for Interest Weighted Securities and Non-VRDI Securities is consistent with Code section 1272(a)(6) and the legislative history thereof. Because of the uncertainty with respect to the treatment of such Securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Securities and Interest Weighted Securities, particularly with respect to the method that should be used to account for the income on such Securities, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such Securities for federal income tax purposes.

         Anti-Abuse Rule

         Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule on the same date as the issuance of the OID Regulations. The regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

         Market Discount

         A subsequent purchaser of a REMIC Regular Security at a discount from its outstanding principal amount (or, in the case of a REMIC Regular Security having original issue discount, its adjusted issue price) will acquire such Security with "market discount." The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Security) as ordinary income. A person who purchases a REMIC Regular Security at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount." A REMIC Regular Security will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the Security (or, in the case of a REMIC Regular Security having original issue discount, the adjusted issue price of such Security), multiplied by (ii) the weighted average maturity of the Security (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC Regular Security with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a REMIC Regular Security having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount




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of the principal payment received or (ii) the amount of market discount that has
"accrued" (as described below), but that has not yet been included in income.
The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). The Service has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an All OID Election with respect to a REMIC Regular Security purchased with market discount. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above.

         Until the Treasury promulgates applicable regulations, the purchaser of a REMIC Regular Security with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Security not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Security on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

         A Securityholder who has acquired any REMIC Regular Security with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Securityholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Security to the extent they exceed income on the Security. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Regular Securityholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC Regular Security subject to redemption at the option of the Depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of REMIC Regular Securities. Prospective investors in REMIC Regular Securities should consult their own tax advisors as to the application of the market discount rules to those Securities.

         Amortizable Premium

         A purchaser of a REMIC Regular Security who purchases the Security at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Securities. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC Regular Security will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a REMIC Regular Security and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC Regular Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the REMIC Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.




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         Amortizable premium on a REMIC Regular Security that is subject to redemption at the option of the Trust generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Securityholder would not be able to amortize any premium on a REMIC Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Security will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Consequences of Realized Losses

         Under section 166 of the Code, both corporate holders of REMIC Regular Securities and noncorporate holders that acquire REMIC Regular Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC Regular Securities become wholly or partially worthless as the result of one or more Realized Losses on the underlying Assets. However, a noncorporate holder that does not acquire a REMIC Regular Security in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC Regular Security becomes wholly worthless (i.e., until its outstanding Security Principal Balance has been reduced to zero), and the loss will be characterized as short-term capital loss).

         Each holder of a REMIC Regular Security will be required to accrue original issue discount income with respect to such Certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying Assets until a Realized Loss is allocated to such Security or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC Regular Security could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Security eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of REMIC Regular Securities should consult with their own tax advisors with respect to the federal income tax consequences of Realized Losses on original issue discount.

         The Tax Administrator will adjust the accrual of original issue discount on REMIC Regular Securities in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of REMIC Regular Securities.

         Gain or Loss on Disposition

         If a REMIC Regular Security is sold, the Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of the Security to the Securityholder, increased by any original issue discount or market discount previously includable in the Securityholder's gross income with respect to the Security, and reduced by the portion of the basis of the Security allocable to payments on the Security (other than qualified stated interest) previously received by the Securityholder and by any amortized premium. Similarly, a Securityholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Security will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Security. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Security is held as a capital asset for more than the applicable holding period.

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.




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         If the holder of a REMIC Regular Security is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Security will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC Regular Security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the Security by the Securityholder during his holding period is less than the amount that would have been includable in income if the yield on that Security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Securityholder acquired the Security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Security that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Security that was not previously includable in income, the applicable Code provision contains no such limitation.

         A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that such Security is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Currently, the highest marginal individual income tax bracket is 36%, and a 10% surtax is imposed on taxpayers whose taxable income for 1993 and later years exceeds $250,000 (resulting in a 39.6% marginal rate). The alternative minimum tax ("AMT") rate for individuals is 26% with respect to AMT income up to $175,000 and 28% with respect to AMT income over $175,000. The recently enacted Taxpayer Relief Act of 1997 (the "Relief Act") established a three-tier rate structure with respect to the net capital gain of individuals. Under the Relief Act, the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for 18 months or less is 28%, as under prior law. However, the Relief Act reduces the highest marginal federal tax rate with respect to net capital gain on assets held by individuals for more than 18 months from 28% to 20%, and, for taxable years beginning after December 31, 2000 and with respect to assets held for more than 5 years, to 18%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains also is 35%.

         Tax Treatment of Residual Securities

         Overview

         Residual Securities will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or one or more segregated pools of Trust assets) underlying a Series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "REMIC Qualification." A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a Series REMIC other than the Residual Securities must be regular interests, i.e., REMIC Regular Securities. As described in "Tax Treatment of Regular Securities" above, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC Regular Securities will generate interest and original issue discount deductions for the REMIC. As a residual interest, a Residual Security represents the right to (i) stated principal and interest on such Security, if any, and (ii) the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Securityholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Securityholders, and each Residual Securityholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Securities should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Securities have been retired,




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which may not occur until well beyond the date on which the last payments on
Residual Securities are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such loss or reduction.

         A portion of the income of Residual Securityholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 percent withholding tax otherwise available to a foreign Residual Securityholder.

         The concepts presented in this overview are discussed more fully below.

         Taxation of Residual Securityholders

         A Residual Securityholder will recognize his share of REMIC taxable income or loss for each day during his taxable year on which he holds the Residual Security. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Security is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments) premium amortization on the REMIC Regular Securities, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC Regular Securities, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC Regular Securities, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the Mortgage Loans. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC Securities -- REMIC-Level Taxes." The deduction of REMIC expenses by Residual Securityholders who are individuals is subject to certain limitations as described below in "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities."

         The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Securityholder is limited to such Securityholder's adjusted basis in the Residual Security as of the end of that quarter (or time of disposition of the Residual Security, if earlier), determined without taking into account the net loss for that quarter. A Residual Securityholder's basis in its Residual Security initially is equal to the price paid for such Security. Such basis is increased by the amount of income recognized with respect to the Residual Security and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Security. The amount of the REMIC's net loss allocable to a Residual Securityholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Security. The ability of Residual Securityholders to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Securityholders should consult their tax advisors. A distribution with respect to a Residual Security is treated as a non-taxable return of capital up to the amount of the Residual Securityholder's adjusted basis in his Residual Security. If a distribution exceeds the adjusted basis of the Residual Security, the excess is treated as gain from the sale of such Residual Security.




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
         Although the law is unclear in certain respects, a Residual Securityholder effectively should be able to recover some or all of the basis in his Residual Security as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Securities and REMIC Regular Securities. In general, the issue price of a REMIC Regular Security of a particular Class is the initial price at which a substantial amount of the Securities of such Class is sold to the public. In the case of a REMIC Regular Security of a Class not offered to the public, the issue price is either the price paid by the first purchaser of such Security or the fair market value of the property received in exchange for such Security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Consequences -- REMIC Securities -- Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the Securities. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Securityholders. It should be noted, however, that the law concerning the amortization of premium on mortgage loans and Mortgage Certificates is unclear in certain respects. If the Service were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Securityholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Securities. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Securityholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Securityholder will recover the basis in his Residual Security as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         A portion of the REMIC's taxable income may be subject to special treatment. That portion ("excess inclusion income") generally is any taxable income beyond that which the Residual Securityholder would have recognized had the Residual Security been a conventional debt instrument bearing interest at 120 percent of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Security was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders Limitations on Offset or Exemption of REMIC Income" and "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Certain Types of Investors."

         Limitations on Offset or Exemption of REMIC Income

         Generally, a Residual Securityholder's taxable income for any taxable year may not be less than such Securityholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Securities over the product of
(i) 120% of the long-term applicable federal rate that would have applied to the Residual Securities if they were debt instruments for federal income tax purposes on the date of their issuance and (ii) the adjusted issue price of such Residual Securities at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, increased by the amount of the daily accruals of

REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. If the Residual Securityholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Securityholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Security that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Securityholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Certain Foreign Holders of REMIC Securities -- Residual Securities" below.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes

         In addition to the limitations specified above, the REMIC Regulations provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Security will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Security equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Security and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, (i.e., the transferor has "improper knowledge"). Under the REMIC Regulations, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Certain Foreign Holders of REMIC Securities -- Residual Securities" herein.

         Ownership of Residual Interests by Disqualified Organizations

         The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Security) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

         First, the REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs (including Residual Securities) are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee,
(ii) the applicable Trust




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Agreement will prohibit the ownership of residual interests by Disqualified
Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Security or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term "agent" includes a broker, nominee, or other middleman. The transferor of a residual interest (including a Residual Security or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by the later of March 24, 1993 and April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity (i.e., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Security), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Security) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Security in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the later of March 24, 1993 and the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Trust Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Securityholder transfers an interest in a Residual Security in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Securityholder a reasonable fee for providing the information.




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
         Special Considerations for Certain Types of Investors

         Dealers in Securities. Residual Securityholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Securities should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Security held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Security (including non-excess inclusion income) is to be treated as UBTI. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders."

         Individuals and Pass-Through Entities. A Residual Securityholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a Trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the Securityholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Securities indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Securities through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code
Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Securityholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to a REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Security indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Security.

         Employee Benefit Plans. See "Federal Income Tax Consequences -- Residual Securities -- Special Considerations for Certain Types of Investors -- Tax-exempt entities" and "ERISA Considerations."

         REITs and RICs. If the Residual Securityholder is a REIT and the REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Securities could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders (see "Federal Income Tax Consequences -- Residual Securities -- Special Considerations for Certain Types of Investors -- Foreign Residual Securityholders" below). Moreover, because Residual Securityholders may recognize phantom income (see "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders"), a REIT contemplating an investment in Residual Securities should consider carefully the effect of any phantom income upon its ability to meet its income distribution




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
requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Securityholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

         A Residual Security held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Security will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including Residual Securities) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending distribution to the holders of the REMIC Securities constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95 percent of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Security apparently is limited to the REIT's adjusted basis in the Security. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds Mortgage Loans that provide for interest that is contingent on mortgagor profits or property appreciation.

         Significant uncertainty exists with respect to the treatment of a Residual Security for purposes of the various asset composition requirements applicable to RICs. A Residual Security should be treated as a "security," but probably will not be considered a "government security" for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Security will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Security for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Securities.

         Partnerships. Partners in a partnership that acquires a Residual Security generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Security. The partnership itself is not subject to tax on income from the Residual Security other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations.

         Foreign Residual Securityholders. Certain adverse tax consequences may be associated with the holding of certain Residual Securities by a foreign person or with the transfer of such Securities to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Certain Foreign Holders of REMIC Securities -- Residual Securities" herein.

         Thrift Institutions, banks, and certain other financial institutions. Residual Securities will be treated as qualifying assets for Thrift Institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for Thrift Institutions, 100% of that REMIC's regular and residual interests (including Residual Securities) would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on Mortgage Loans that are reinvested pending their distribution to the holders of the REMIC Securities will be treated as qualifying assets for Thrift Institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for Thrift Institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for Thrift Institutions throughout the REMIC's life. The amount of a Residual Security treated as a qualifying asset for Thrift Institutions, however, cannot exceed the holder's adjusted basis in that Residual Security.

         Generally, gain or loss arising from the sale or exchange of Residual Securities held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Securities. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.




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         Disposition of Residual Securities

         A Residual Securityholder will recognize gain or loss on the disposition of his Residual Security equal to the difference between the amount of proceeds (or the fair market value of any property) received and his adjusted basis in the Residual Security. If the holder has held the Residual Security for more than the applicable holding period, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Certain Types of Investors."

         A special version of the wash sale rules will apply to dispositions of Residual Securities. Under that version, losses on dispositions of Residual Securities generally will be disallowed where, within six months before or after the disposition, the seller of such Securities acquires any residual interest in a REMIC or any interest in a taxable mortgage pool. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

         Liquidation of the REMIC

         A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if the REMIC
(i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to Securityholders within the 90-day period. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

         Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

         Original Issue Discount. Generally, the REMIC's deductions for original issue discount expense on its REMIC Regular Securities will be determined in the same manner as for determining the original issue discount income of the holders of such Securities, as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above, without regard to the de minimis rule described therein.

         Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.

         Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described above under "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium," a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization




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of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the mortgagors on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         REMIC-Level Taxes

         Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of a convertible mortgage loan upon its conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

         In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call (as described in the preceding paragraph) or a qualified liquidation (as defined in "Federal Income Tax Consequences -- REMIC Securities -- Liquidation of the REMIC" above),
(iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Securities in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of Series REMICs generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

         To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

         The organizational documents governing the REMIC Regular and Residual Securities will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the




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foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes.
To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated Class of Securities before it is borne by a more senior Class of Securities.

         REMIC Qualification

         The Trust underlying a Series (or one or more designated pools of assets held by the Trust) will qualify under the Code as a REMIC in which the REMIC Regular Securities and Residual Securities will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the Securityholders' interests in the REMIC are met on a continuing basis.

         Asset Composition

         In order for a Trust (or one or more designated pools of assets held by a Trust) to be eligible for REMIC status, substantially all of the assets of the Trust (or the designated pool) must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1 percent of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The Assets of each Series REMIC will be treated as qualified mortgages.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, or interest shortfalls on qualified mortgages caused by prepayments of those mortgages. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately". Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held for more than three taxable years after the taxable year of acquisition, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant an extension, but any such extension shall not extend the grace period beyond the date which is six years after the date such foreclosure property is acquired.




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
         Investors' Interests

         In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. In the case of Series that include Residual Securities, the residual interest will be represented by the Residual Securities.

         If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments (or similar amounts) are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of the specified principal amount of the regular interest. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC Regular Security to be recharacterized as a residual interest if interest payments on the Security consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the Security is outstanding. None of the REMIC Regular Securities, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those Securities consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.

         A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest,
(iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" herein, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (e.g., a rate based on the average cost of funds of one or more financial institutions), or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.

         The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including REMIC Residual Securities) by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders -- Ownership of Residual Interests by Disqualified Organizations." Series REMICs will be structured to provide for such arrangements.

         Consequences of Disqualification

         If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If




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REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC Regular Securities may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Securities -- Taxable Mortgage Pools" below. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC (i.e., interest and discount income from the Mortgage Loans less interest and original issue discount expense allocable to the REMIC Regular Securities and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC Regular Securities would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC Regular Securities would be deductible by the former REMIC. In the latter two cases, the Residual Securities also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

         Taxable Mortgage Pools


        Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a FASIT or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Bonds to avoid the application of the Taxable Mortgage Pool rules.

         Taxation of Certain Foreign Holders of REMIC Securities

         REMIC Regular Securities

         Interest, including original issue discount, paid on a REMIC Regular Security to a nonresident alien individual, foreign corporation, or other non-United States person ("Foreign Person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Securityholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification that the beneficial owner of the Security is a Foreign Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including original issue discount) paid on such a Security may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

         Residual Securities

         Amounts paid to Residual Securityholders who are Foreign Persons are treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by Residual Securityholders who are Foreign Persons generally qualifies as "portfolio interest" exempt from the 30 percent withholding tax only to the extent that (i) the assets of the Trust




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REMIC are Mortgage Certificates that are issued in registered form and (ii) the
Mortgage Loans underlying the Mortgage Certificates were originated after July 18, 1984. Because Mortgage Loans are not issued in registered form, amounts received by Residual Securityholders who are Foreign Persons will not be exempt from the 30 percent withholding tax to the extent such amounts relate to Mortgage Loans held directly (rather than indirectly through Mortgage Certificates) by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (i.e., where the Residual Securities, as a Class, do not have significant value). Further, a Residual Securityholder will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate on excess inclusion income.

         Under the REMIC Regulations, a transfer of a Residual Security that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a Foreign Person. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a Residual Security to a Foreign Person will be presumed to have had a reasonable expectation that the Residual Security satisfies the 30% Test if that test would be satisfied for all Mortgage Loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount," above. If a Foreign Person transfers a Residual Security to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Security will continue to be subject to 30% withholding as though the Foreign Person still owned the Residual Security. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Security.

         Backup Withholding

         Under federal income tax law, a Securityholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a Securityholder who is a United States person if the Securityholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Securityholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Securityholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Securityholder who is a foreign person if the Securityholder fails to provide the Trustee or the Securityholder's securities broker with a Foreign Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC Regular Securities or REMIC Residual Securities. The backup withholding rate is 31% for payments made on or after January 1, 1993. Backup withholding, however, does not apply to payments on a Security made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Security.

         Reporting and Tax Administration

         REMIC Regular Securities

         Reports will be made at least annually to holders of record of REMIC Regular Securities (other than those with respect to whom reporting is not required) and to the Internal Revenue Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the Securities, (ii) original issue




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discount, if any, accrued on the Securities, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Securities.

         Residual Securities

         For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Securityholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Securityholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Securityholders each calendar quarter in order to permit such Securityholders to compute their taxable income accurately. A person that holds a Residual Security as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Securityholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Securities have been paid in full.

         Under the REMIC Regulations, a Residual Securityholder must be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Securityholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances. If indicated in the related Prospectus Supplement, the Depositor, Master Servicer or an affiliate thereof either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Securityholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a Holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC's return if a Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Holder of a Residual Security is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the Holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

NON-REMIC CERTIFICATES

         Treatment of the Trust Fund for Federal Income Tax Purposes

         In the case of Series of Mortgage Pass-Through Certificates with respect to which no REMIC election is made ("Non-REMIC Certificates"), the Trust Fund will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Non-REMIC Certificate will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the Certificate in question) to be received on the Assets assigned to a Trust Fund for federal income tax purposes.




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         Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes
Generally

         The types of Non-REMIC Certificates offered in a Series may include:
(i) securities evidencing ownership interests only in the interest payments on the Assets assigned to a Trust Fund, net of certain fees, ("IO Securities");
(ii) securities evidencing ownership interests in the principal, but not the interest, payments on the Assets ("PO Securities"); (iii) securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Assets ("Ratio Securities"); and (iv) securities evidencing ownership in equal percentages of the principal and interest payments on the Assets ("Pass-Through Securities"). The federal income tax treatment of Non-REMIC Securities other than Pass-Through Securities ("Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the Assets in the Trust, but it is not clear whether the Strip Securities will be so characterized. The Service could take the position that the character of the Assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the Assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the Trust assets would qualify for such treatment.

         One or more Classes of Certificates may be subordinated to one or more other Classes of Certificates of the same Series. In general, such subordination should not affect the federal income tax treatment of either the Subordinated or Senior Certificates. However, to the extent indicated in the relevant Prospectus Supplement, holders of the Subordinated Certificates will be allocated losses that otherwise would have been borne by the holders of the more senior Certificates. Holders of the Subordinated Certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any Subordinated Security. See "ERISA Considerations" herein and in the Prospectus Supplement.

         Treatment of Pass-Through Securities

         The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the Assets of the Trust Fund. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the Trust assets, including interest and discount income, if any. Such Securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, and
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken




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into account under the accrual method even though the Securityholder otherwise would use the cash receipts and disbursements method.

         The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the Trust assets. The rules regarding discount and premium that are applicable to Non-REMIC Certificates generally are the same as those that apply to REMIC Regular Securities. See the discussions under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium" above.

         For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of REMIC Regular Securities, Code Section 1272(a)(6) technically does not apply to Non-REMIC Securities. Although the Treasury has authority to apply that Section to securities such as the Non-REMIC Securities, it has not yet done so. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for the Non-REMIC Certificates as though Section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a Class of Non-REMIC Certificates in the same manner as it would account for a Class of REMIC Regular Securities with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administrator's position.

         It is anticipated that most or all of the Assets securing any Series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the Borrower if the discount attributable to such payments exceeds the de minimis amount. If the Trust contains Assets purchased for a price below its outstanding principal amount, Pass-Through Securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such Assets. Moreover, if such Assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for Assets over their outstanding principal amounts. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Federal Income Tax Consequences -- REMIC Securities -- Tax Treatment of REMIC Regular Securities."

         Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Counsel believes is appropriate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the Assets in the Trust. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the Assets. Therefore, Strip Securities will be subject to Section 1286.

         For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of




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its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Treasury regulations under Section 1286 (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of the determination whether such amount would be de minimis, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased, (ii) an aggregation approach similar to the Aggregation Rule (as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above) may be applied, and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Strip Securities -- Determination of Income With Respect to Strip Securities."

         The application of Section 1286 to the Strip Securities is not entirely clear under current law. That section could be interpreted as causing: (i) in the case of an IO Security, each interest payment due on the Assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount (i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the Assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, Section 1286 requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the Assets to which the Securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that any Underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on Assets, the proper allocation of the Security's purchase price to each separate payment on the Assets in the Trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for income tax accounting purposes.

         Determination of Income With Respect to Strip Securities

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described above under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities," " -- Interested Weighted Securities and Non-VRDI Securities," and "-- Anti-Abuse Rule" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium" will apply. PO Securities, and certain Classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Security or a Weighted Average Security if it were a REMIC Regular Security is subject to the same tax accounting considerations applicable to the REMIC Regular Security to which it corresponds. Thus, as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner




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
described for the corresponding REMIC Regular Security. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" above.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Security, either (i) the amount of original issue discount on the Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Security is no more than one percent lower than the annual stated rate of interest payable on the Mortgage Loan from which the Security was stripped. The holders of such Securities generally would be required to include market discount in income in the manner described above in "Federal Income Tax Consequences -- REMIC Securities -- Market Discount." Some Classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount," holders of such Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium."

         Purchase of Complementary Classes of Strip Securities

         Strip Securities of certain Classes of the same Series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same Assets in the Trust. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each Security should be treated separately and should be subject to the rules described above. The Service could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such Securities.

         Possible Alternative Characterizations

         The Service could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the Service could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the Trust Fund taking into account all of the Securities of that Series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the Service could interpret Section 1286 to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on the Non-REMIC Certificates, (ii) the Contingent Payment Regulations should not apply to the IO Securities, or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Securities. Given the variety of alternative treatments of the Non-REMIC Certificates and the different federal income tax consequences that could result from each alternative, a potential investor is urged to consult its own tax advisor regarding the proper treatment of the Non-REMIC Securities for federal income tax purposes.




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         Limitations on Deductions With Respect to Strip Securities

         The holder of a Strip Security will be treated as owning an interest in each of the Assets of the related Trust and will recognize an appropriate share of the income and expenses associated with those Assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such Security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities" above.

         Sale of a Non-REMIC Certificate

         A sale of a Non-REMIC Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such Certificate. The rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a REMIC Regular Security. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition." Gain or loss from the sale or other disposition of a Non-REMIC Certificate generally will be capital gain or loss to a Certificateholder if the Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the Certificate has been held for the longterm capital gain holding period (currently, more than twelve months). Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Certificateholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition."

         Taxation of Certain Foreign Holders of Non-REMIC Certificates

         Interest, including original issue discount, paid on a Non-REMIC Certificate to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Securityholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If Foreign Person Certification is not provided, interest (including original issue discount) paid on a Non-REMIC Certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding.

         In the case of certain Series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Non-REMIC Certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30 percent rate (or lower treaty rate, if applicable). IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the Security is determined by the issuance date of the mortgage loans underlying the Trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30 percent withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the Security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Possible Alternative Characterizations." Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest to Certificateholders who are Foreign Persons. However, because the scope of the new legislation is not entirely clear, investors who are Foreign Persons should consult their own tax advisors regarding the potential application of the legislation before purchasing a Certificate.

         Backup Withholding

         The application of backup withholding to Non-REMIC Certificates generally is the same as in the case of REMIC Securities. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."




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         Reporting and Tax Administration

         For purposes of reporting and tax administration, the holders of Non-REMIC Certificates will be treated in the same fashion as the holders of REMIC Regular Securities. See "Federal Income Tax Consequences -- REMIC Securities -- Reporting and Tax Administration" above.

NON-REMIC COLLATERALIZED MORTGAGE BONDS


         For each Series of Non-REMIC Collateralized Mortgage Bonds, Counsel to the Depositor has advised the Depositor that, based upon the facts as they exist, in Counsel's opinion, the Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Assets or an equity interest in a separate association taxable as a corporation. However, there are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. Accordingly, although that opinion will be based on existing law, there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service"). If the Service were to make and prevail upon the contention that the Bonds did not constitute indebtedness for federal income tax purposes, the Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on the Bonds.


         Because in Counsel's opinion, the Bonds will be treated as evidence of indebtedness for federal income tax purposes and not as ownership interests in the Assets, Securityholders should be aware that (i) Bonds held by a domestic building and loan association will not constitute qualifying assets for such building and loan association; (ii) Bonds held by a REIT will not constitute "real estate assets" or "government securities" within the meaning of Code
Section 856(c)(5)(A); and (iii) income derived from the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Bonds held by a regulated investment company (a "RIC") will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i).

         Payments received by Bondholders on the Bonds generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Original issue discount will accrue on the Bonds and will be taxable to Bondholders in advance of receipt of the cash attributable to such accruals in the same manner in which such original issue discount accrues on REMIC Regular Securities. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above. The Trustee will report annually to the Service and to Bondholders of record with respect to accruals of original issue discount on the Bonds. The rules regarding market discount and premium that are applicable to Non-REMIC Bonds generally are the same as those that apply to REMIC Regular Securities. See the discussions under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium" above.

         Sale of a Non-REMIC Bond

         A sale of a Non-REMIC Bond prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such Bond. The rules for computing the adjusted basis of a Non-REMIC Bond are the same as in the case of a REMIC Regular Security. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition."

         Taxation of Certain Foreign Holders of Non-REMIC Bonds

         Interest, including original issue discount, paid on a Non-REMIC Bond to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Bondholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If Foreign Person Certification is not provided, interest (including original




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issue discount) paid on a Non-REMIC Bond may be subject to either a 30 percent withholding tax or 31 percent backup withholding. Interest (including original issue discount) paid on Bonds to Bondholders who are Foreign Persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the Bondholder. Such interest (including original issue discount) will, however, generally be subject to the regular United States income tax.

         Backup Withholding

         The application of backup withholding to Non-REMIC Bonds generally is the same as in the case of REMIC Securities. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

         Reporting and Tax Administration

         For purposes of reporting and tax administration, the holders of Non-REMIC Bonds will be treated in the same fashion as the holders of REMIC Regular Securities. See "Federal Income Tax Consequences -- REMIC Securities -- Reporting and Tax Administration" above.

PARTNERSHIP TRUST FUNDS

         Classification of Partnership Trust Funds


         With respect to each Series of Partnership Certificates or Partnership Bonds, Hunton & Williams is of the opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion generally will be based on the assumption that the terms of the related Agreement and related documents will be complied with and on counsel's conclusion that the nature of the income of the Trust Fund will except it from the rule that certain publicly traded partnerships are taxable as corporations.


         Characterization of Investments in Partnership Certificates and Partnership Bonds

         For federal income tax purposes, (i) Partnership Certificates and Partnership Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property which is ... residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), (ii) interest on Partnership Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), (iii) Partnership Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and (iv) (A) interest on Partnership Certificates held by a real estate investment trust will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B), and (B) Partnership Certificates will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A), in each case based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund, determined based on capital accounts.

         Taxation of Partnership Bondholders

         Treatment of the Partnership Bonds as Indebtedness


         The Depositor will agree, and the Bondholders will agree by their purchase of Partnership Bonds, to treat the Partnership Bonds as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Partnership Bonds. However, with respect to each Series of Partnership Bonds, Hunton & Williams is of the opinion that the Partnership Bonds will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Partnership Bonds is correct.


         If, contrary to the opinion of counsel, the IRS successfully asserted that the Partnership Bonds were not debt for federal income tax purposes, the Partnership Bonds might be treated as equity interests in the Partnership

Trust Fund. In that event, the timing and amount of income allocable to holders of such Partnership Bonds may be different than as described in the following paragraph. In addition, if the Partnership Bonds are publicly offered or otherwise readily tradeable, the Partnership Trust Fund could be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.

         Partnership Bonds generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Partnership Bonds is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and
(ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Partnership Bonds. See "Federal Income Tax Consequences -- REMIC Securities Gain or Loss on Disposition."

         Taxation of Owners of Partnership Certificates

         Treatment of the Partnership Trust Fund as a Partnership

         If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Partnership Bondholders and Certificateholders will agree by their purchase of Partnership Certificates or Partnership Bonds to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of the Partnership Certificates (including the Depositor), and the Partnership Bonds (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Partnership Bonds, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, if one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Depositor of the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

         Partnership Taxation

         As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Trust Fund's assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Trust Fund's assets. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Partnership Bonds, servicing and other fees, and losses or deductions upon collection or disposition of Partnership Bonds.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Certificates in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Trust Fund's assets that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on the Trust Fund's assets that corresponds to any excess of the issue price of the Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund




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will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even through the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

         Part or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

         Discount income or premium amortization with respect to the Trust Fund's assets would be calculated in a manner similar to the description above under "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities" and "-- Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis with respect to the Trust Fund's assets rather than on an asset-by-asset basis. If the IRS were to require that such calculations be made separately for each asset, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium

         Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Trust Fund's assets will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the assets may be greater or less than the remaining principal balance of the assets at the time of the purchase. If so, assets will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

         If the Partnership Trust Fund acquires assets at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the assets or to offset any such premium against interest income on the assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

         Disposition of Partnership Certificates

         Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in a Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of the Partnership Bonds and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

         Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the Trust Fund assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, it is anticipated that a Partnership Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

         Allocations Between Transferors and Transferees

         In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the accrual transaction.

         The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Certificateholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 731 Distributions

         In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate does not exceed the adjusted basis of such Certificateholder's interest in the Certificates. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.




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
         Section 754 Election

         In the event that a Certificateholder sells its Partnership Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

         Administrative Matters

         The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide for Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, brought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         Tax Consequences to Foreign Certificateholders

         It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is




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
no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Persons Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are Non-U.S. Persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding

         Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

         In considering an investment in a Security of the assets of an employee benefit plan, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such plan; (ii) the definition of plan assets under the Employee Retirement Income Security Act of 1974 ("ERISA"), and the U.S. Department of Labor ("DOL") regulations regarding the definition of plan assets; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and (iv) whether the investment is prudent, considering the nature of an investment in a Security and the fact that no market in which such fiduciary can sell or otherwise dispose of Securities is expected to arise. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan taking into account all of the facts and circumstances of the investment.

         Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities are deemed to be plan assets of an employee benefit plan investing in the Securities, the "holding in trust" requirement of Section 403 of ERISA will be satisfied if the Securities are held in trust on behalf of the plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) an employee benefit plan subject to ERISA or
Section 4975 of the Code, including individual retirement accounts and certain Keogh Plans (each a "Plan") and any party in interest or disqualified person with respect to the Plan, and (ii) plan assets. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities (such as the Securities) held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in the regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a Security could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the Trust. Such treatment could cause certain transactions with respect to such assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets. The Plan Asset Regulations will not apply, however, if
(i) the security is registered under the Exchange Act, is freely transferrable and is part of a class of securities that is held by more than 100 unrelated investors (the "publicly offered exception") or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the "insignificant participation exception"). Prior to purchasing a Security, a Plan should consult with its counsel to determine whether the publicly offered exception, the insignificant participation exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the Security.

         The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to: (a)




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
Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (b) PTCE 91-38, regarding investments by bank collective investment funds; (c) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (d) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and (e) various underwriter exemptions. Before purchasing any Securities, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of Securities should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. Moreover, a purchaser of Securities also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

         Because the purchase or holding of Securities may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, certain classes of Securities will not be offered for sale to, and are not transferable to, any benefit plan investor unless such benefit plan investor provides the Depositor with a "Benefit Plan Opinion." A Benefit Plan Opinion is an opinion of Counsel satisfactory to the Depositor (and upon which the Depositor, Trustee, TMP, and their respective counsel are authorized to rely) that the ownership of a Security of such class (A) will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code and (B) either (i) will not cause any of the assets in the Trust (or in the case of a REMIC Series, the REMIC's assets) to be regarded as plan assets for purposes of the Plan Asset Regulation or (ii) will not give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee, the Master Servicer or the TMP. The Prospectus Supplement for an affected Series will indicate which classes of Securities are restricted in their availability to benefit plan investors.

         In considering the possible application of the Plan Asset Regulations, potential Plan investors should be aware that, with respect to certain Series and under certain circumstances, the Depositor may have a right to redeem the Securities of such Series, at its option. In such cases, the Depositor's purpose for the retention of such a redemption right is to enable the Depositor to terminate its administration obligations with respect to the Securities in the event such obligations become unprofitable. The Depositor undertakes no obligation to consider the interests of Securityholders in deciding whether to exercise any redemption right.

         As described in "Federal Income Tax Consequences," an investment in a Security may produce unrelated business taxable income for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither the Depositor nor the Underwriters currently intend to provide valuations to Securityholders. Plans contemplating the acquisition of Securities should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the Securities.

         ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

         THE SALE OF SECURITIES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                                LEGAL INVESTMENT

         The Prospectus Supplement will specify which, if any, of the Classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If so, Offered Securities designated as qualifying as "mortgage related securities" will continue to qualify as such for so long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of Offered Securities that qualify as "mortgage related securities" under

SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Certain states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of such entities with respect to "mortgage related securities," in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which any such legislation is applicable, the Offered Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such state legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in "mortgage related securities"; and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent any particular Offered Securities constitute legal investments for such investors.

         Offered Securities that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws, and all Offered Securities will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions preempting state "blue sky" laws. In addition, such Offered Securities may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA. The appropriate characterization under various legal investment restrictions of the Classes of Offered Securities that do not qualify as "mortgage related securities" under SMMEA and thus the ability of investors subject to these restrictions to purchase such Classes of Offered Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Classes of Offered Securities that do not qualify as "mortgage related securities" will constitute legal investments for them.


                              PLAN OF DISTRIBUTION

         The Depositor may sell the Offered Securities either directly or through one or more Underwriters, underwriting syndicates or designated agents. The Depositor also may sell the Offered Securities to an affiliate, and such affiliate may sell the Security, from time to time, either directly or through one or more Underwriters, underwriting syndicates or through designated agents. The Prospectus Supplement with respect to each Series of Offered Securities will set forth the terms of the offering of such Series of Securities and each Class within such Series, including the name or names of any Underwriter(s), the proceeds to and their intended use by the Depositor, and either the initial public offering price, the discounts and commissions to any Underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related Underwriter(s) will sell the Offered Securities will be determined.

         The Offered Securities may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all the Offered Securities of a Series offered pursuant to the related Prospectus Supplement, if any are purchased. If Offered Securities of a Series are offered otherwise than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of the Offered Securities of such Series.

         The place and time of delivery for the Offered Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

         The Securities issued pursuant to this Registration Statement of which this Prospectus is a part may be reregistered and distributed when such Securities are reacquired by the Depositor or an affiliate of the Depositor and deposited as part of a new Trust Fund.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Offered Securities, including the material federal income tax consequences, will be passed upon for the Depositor by Hunton & Williams, Richmond, Virginia.



                                    EXPERTS

         The balance sheet of Union Planters Mortgage Financial Corp. as of December 31, 1997 included in this Prospectus has been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                              FINANCIAL INFORMATION

         A separate Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATINGS


         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the two highest rating categories by the nationally recognized statistical rating organization or organizations specified in the related Prospectus Supplement.


         Ratings on Securities address the likelihood of receipt by Securityholders of all distributions on the underlying Assets. These ratings address the structural, legal and issuer-related aspects associated with such Securities, the nature of the underlying Assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on Securities do not represent any assessment of the likelihood of principal prepayments by obligors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY


         "Accretion Directed" means a Class of Securities that receives principal payments from the interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the underlying Assets or other Trust Assets for the related Series.

         "Accrual Securities" means Securities that accrete the amount of accrued interest otherwise distributable on such Securities, which amount will be added as principal to the Security Principal Balance of such Securities on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Securities are retired.

         "Accrued Security Interest" means, with respect to each Class of Securities, interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the related Distribution Date, at the applicable Pass-Through Rate or Interest Rate, as the case may be, reduced as described in the Prospectus Supplement.

         "Advance" means payments made by the Master Servicer as part of its servicing function that in its good faith judgment it deems recoverable with respect to (i) delinquent scheduled payments on Mortgage Loans, and (ii) delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Mortgage Loans, each of which are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans.

         "Agency Securities" means mortgage related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby.

         "Aggregation Rule" means two or more debt instruments issued in connection with the same transaction or related transactions (determined based on all the facts and circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder.

         "Agreements" means Pooling and Servicing Agreements, Trust Agreements, Servicing Agreements and Indentures, as the case may be.

         "All OID Election" means to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC Regular Security (reduced by any acquisition premium or amortizable premium under the constant yield method used to account for original issue discount.

         "AMT" means alternative minimum tax.

         "ARM Loans" means Mortgage Loans providing for periodic adjustments to the Mortgage Rate thereon to equal the sum (which may be rounded) of a Gross Margin and an Index.

         "Assets" means, with respect to any Series of Securities, any combination of Mortgage Loans, MBS and/or Agency Securities.

         "Asset Rate" means, with respect to any Asset, either the related Mortgage Rate or the stated rate of interest payable under the terms of the related MBS or Agency Security.


         "Asset Seller" means Union Planters Bank, N.A., a national banking association, or another party that transfers the Assets of a Series to the Depositor.





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         "Available Distribution Amount" means the amount available for distribution to the Securityholders on any Distribution Date, as further described herein under "Description of the Offered Securities - Available Distribution Amount".

         "Balloon Mortgage Loans" are Mortgage Loans as to which only interest is payable until maturity and Mortgage Loans that provide for amortization of the principal amount over a certain period, although all remaining principal is due at the end of a shorter period.

         "Benefit Plan Opinion" means an opinion of counsel satisfactory to the Depositor and the Master Servicer (and upon which the Depositor, the Master Servicer, the Trustee, the TMP and their respective counsel are authorized to rely) generally to the effect that the proposed transfer of a Security will not
(1) cause any of the Assets in the related Trust Fund to be regarded as "plan assets" for purposes of the Plan Asset Regulations; (2) give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee, the Master Servicer, or the TMP; or (3) be treated as, or result in, a prohibited transaction under section 406 or section 407 of ERISA or section 4975 of the Code.

         "Bonds" means Collateralized Mortgage Bonds, issuable in Series.

         "Book-Entry Securities" means a Class of Securities held in book-entry form through a depository.

         "Business Day" means any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in the city and state in which the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

         "Buydown Mortgage Loans" means a Mortgage Loan as to which funds have been provided to reduce the Borrower's Monthly Payments during the early period of such Mortgage Loan.

         "Buydown Period" means the early years of a Buydown Mortgage Loan during which time the monthly payments made by the Mortgagor will be less than the scheduled monthly payments thereon.

         "Cap" means any restriction on a maximum stated interest rate on an instrument.

         "Cash Flow Agreement" means a guaranteed investment contract, currency or interest rate exchange agreement, other similar financial assets, or any combination thereof.

         "Cede" means Cede & Co, DTC's nominee.

         "Certificates" means any mortgage pass-through certificate issued pursuant to an Agreement.

         "Class" means any class of the Securities of a Series, as specified in the related Prospectus Supplement.

         "Closing Date" means the date of initial issuance with respect to a Series of Securities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the United States Securities and Exchange
Commission.

         "Complementary Securities" means Strip Securities of certain Classes of the same Series.

         "Component Securities" means a Class of Securities that have different principal and/or interest payment characteristics but together constitute a single Class.

         "Covered Trust" means a trust issuing a Series of Securities that is covered by Credit Support that also covers another Series of Securities.




                                      123
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         "CPR" means Constant Prepayment Rate prepayment model.

         "Credit Support" means letters of credit, insurance policies, guarantees, reserve funds or other similar types of credit enhancement with respect to any Security, or any combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984, as amended.

         "Cut-off Date" means the date specified in the Prospectus Supplement, after which payments of interest and principal due on the Assets will accrue and be payable to holders of the Securities.

         "Deemed Principal Payments" means payments from a debt instrument's stated redemption price at maturity that equal the sum of all payments provided by the instrument other than qualified stated interest.

         "Definitive Securities" means Securities issued in fully registered, certificated form.


         "Depositor" means Union Planters Mortgage Finance Corp., a Delaware corporation and a wholly-owned limited-purpose finance subsidiary of Union Planters Bank, N.A., a national banking association.


         "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative.

         "Distribution Date" means, in the case of Certificates, that date each month, commencing on the date specified in the Prospectus Supplement, on which the Available Distribution Amount will be paid to Securityholders. In the case of a Series of Notes, the related Prospectus Supplement and Agreement will define this term as the "Payment Date."

         "DOL" means the United States Department of Labor.

         "DTC" means The Depository Trust Company.

         "Due Period" means (unless a different period is specified in the related Prospectus Supplement), with respect to any Distribution Date, the period commencing on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Eligible Account" means, as to any Series, an account which is maintained (1) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose commercial paper or long-term unsecured debt has a rating, as specified in the related Agreement, sufficient to support the ratings requested on the Securities of the related Series, and which institution is subject to examination by federal or state authorities, (2) in the corporate trust department of the Trustee or (3) at an institution otherwise acceptable to each applicable Rating Agency.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fannie Mae" means Fannie Mae, (formerly known as FNMA) a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereto.

         "Fannie Mae Certificate" means guaranteed mortgage pass-through certificates representing fractional undivided interests in pools of mortgage loans formed by Fannie Mae.




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         "FASIT" means a Financial Asset Securitization Investment Trust, as more fully described in the Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHA" means the Federal Housing Administration.

         "FHA Insurance Policies" means insurance policies that cover Mortgage Loans insured by HUD and administered by FHA.

         "FHA Loans" means Mortgage Loans insured by FHA Insurance Policies.

         "First Distribution Period" means the interval between the issue date of a Current Interest Security and the first Distribution Date.

         "Fixed Rate" means a Class with a Pass-Through Rate or an Interest Rate, as the case may be, that is fixed throughout the life of the Class.

         "Floating Rate" means a Class with a Pass-Through Rate or an Interest Rate, as the case may be, that resets periodically based upon a designated index and that varies directly with changes in such index.

         "Floor" means a restriction or restrictions on the minimum stated interest rate of an instrument.

         "Foreign Person" means any nonresident alien individual, foreign corporation, or other non-United States person.

         "Foreign Person Certification" means appropriate documentation, provided to the person required to withhold tax, proving that the beneficial owner of a Security is a Foreign Person.

         "Freddie Mac" means Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation) or any successor thereto.

         "Freddie Mac Act" means Title III of the Emergency Home Finance Act of 1970, as amended.

         "Freddie Mac Certificate" means a certificate issued by the Freddie Mac representing an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.

         "GNMA" means the Government National Mortgage Association.

         "GNMA Certificate" means certificates, guaranteed as to the timely payment of principal and interest by GNMA, issued by GNMA that represent an interest in a pool of FHA Loans or VA Loans.

         "GNMA Issuer" means a mortgage banking company or other financial concern that issued GNMA Certificates.

         "Housing Act" means the National Housing Act of 1934, as amended.

         "HUD" means the United States Department of Housing and Urban Development.

         "Indenture" means the indenture between the Depositor and the trustee named in the related Prospectus Supplement, pursuant to which a Series of Bonds is issued.

         "Index" means, with respect to any adjustable rate Asset, the index specified in the related debt instrument that is added to the related gross margin on each related interest adjustment date to determine the new Pass-Through Rate or Interest Rate, as the case may be, for such adjustable rate asset.

         "Indirect Participants" means organizations which have indirect access to a clearing agency, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means the proceeds paid by any insurer pursuant to an insurance policy covering a Mortgaged Property securing a Mortgage Loan, net of expenses.

         "Interest Accrual Period" means the period in which interest on Securities of a Series accrues, as detailed in the related Prospectus Supplement.

         "Interest Only" means a Class that receives some or all of the interest payments made on the underlying Assets or other assets of the Trust Fund and little or no principal.

         "Interest Rate" means the applicable fixed, variable or adjustable coupon rate, specified in the Indenture for a Class of Bonds.

         "L/C Bank" means a bank or financial institution which issues one or more letters of credit to cover deficiencies in amounts otherwise payable on Securities.

         "Liquidated Asset" means a defaulted Asset as to which all amounts that the Master Servicer expects to recover through the date of disposition of the related property have been received.

         "Liquidation Proceeds" means all amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.

         "Liquidity Facility" means a fund or account with respect to any Series of Securities used by the Trustee to make any required distributions of principal or interest on the Securities of the Series to the extent funds are not otherwise available.

         "Loan-to-Value Ratio" means the ratio (expressed as a percentage), the numerator of which is the then outstanding principal balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

         "Lock-out Date" means the date that a Lock-out Period expires.

         "Lock-out Period" means, as to any prepayment on Mortgage Loans, the period during which no prepayments can be made.

         "Mark-to-Market Regulations" means Treasury regulations under section 475 of the Code relating to dealers in securities.


         "Master Servicer" means Union Planters Bank, N.A., a national banking association and a wholly-owned subsidiary of Union Planters Corporation, a Tennessee corporation its successors or assigns, or any other entity identified as the "Master Servicer" in any Prospectus Supplement.


         "MBS" means mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans that (a) have been previously offered and distributed to the public pursuant to an effective registration statement; or (b) have been previously purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof.

         "MBS Agreement" means a pooling and servicing agreement, a trust agreement, an indenture or similar agreement pursuant to which MBS were issued.

         "MBS Issuer" means the issuer of MBS included in a Trust Fund.

         "MBS Servicer" means the servicer of MBS included in a Trust Fund.

         "MBS Trustee" means the trustee or a custodian under an MBS Agreement.


         "Mortgage Loans" means one- to four-family first lien residential mortgage loans, and includes both mortgage loans held directly by a Trust Fund and mortgage loans included in underlying MBS or Agency Securities.


         "Mortgage Notes" means promissory notes related to a Mortgage Loan and secured by mortgages or deeds of trust creating a lien on the Mortgaged Properties.

         "Mortgage Rate" means the stated rate of interest payable under the terms of a related Mortgage Note.

         "Mortgaged Property" means the real property directly securing a Mortgage Note.

         "Mortgage" means the mortgage or deed of trust creating a lien on the related Mortgaged Property.

         "Mortgagor" means the obligor on a Mortgage Note.


         "Non-Performing Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Securities that, as of any date of determination, has more than twelve scheduled monthly payments of principal and interest past due under the terms of the related Mortgage Note.


         "Nonrecoverable Advance" means any portion of an advance made by the Master Servicer (or such other entity), which in the good faith judgment of the Master Servicer, ultimately is not recoverable from Related Proceeds, or if applicable, ultimately is not recoverable from collections on unrelated Assets otherwise distributable on Subordinate Securities.

         "Notional Amount Securities" means Securities having no Security Principal Balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

         "Notional Principal Amount" means a fictional Security Principal Balance that may be assigned to a Security or a Class of Securities that is to be used solely for purposes of determining the amount of interest distributions and certain other rights and obligations of the holder(s) of such Securities or Class and does not represent any beneficial interest in principal payments on the Assets in the related Trust Fund.

         "Offered Securities" means the Securities offered pursuant to this Prospectus and a related Prospectus Supplement.

         "OID" means original issue discount, which is the excess, if any, of a Security's stated redemption price at maturity over its issue price.

         "OID Regulations" means final regulations governing the accrual of original issue discount on debt instruments that were issued by the Treasury on January 27, 1994, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6).

         "Ordinary Ratio Security" means a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation.




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
         "Originator" means, with respect to each Mortgage Loan, the person, other than the Depositor, that originated such Mortgage Loan.

         "Partial Accrual" means a Class of Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the Security Principal Balance of such Class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such Class.

         "Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations.





         "Pass-Through Rate" means the applicable fixed, variable or adjustable coupon rates, specified in the Agreement for a Series of Certificates.

         "Payment Date" means, in the case of a Series of Bonds, that date each month, commencing on the date specified in the Prospectus Supplement, on which the Available Distribution Amount will be paid to Securityholders. In the case of a Series of Certificates, the related Prospectus Supplement and Agreement will define this term as the "Distribution Date."

         "Percentage Interest" means, with respect to a Security to which an initial principal amount is assigned as of the Closing Date, the portion of the Class of which such Security is a part evidenced by such Security, expressed as a percentage, the numerator of which is the denomination represented by such Security and the denominator of which is the initial Security Principal Balance of such Class. With respect to a Security to which an initial Security Principal Balance is not assigned as of the Closing Date, the portion of the Class of which such Security is a part evidenced by such Security, expressed as a percentage stated on the face of such Security.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the related Agreement.

         "Plan" means an employee benefit plan subject to ERISA or Section 4975 of the Code, including individual retirement accounts and certain Keogh Plans.

         "Plan Asset Regulations" means Regulations of the DOL set forth in 29 C.F.R. 2510.3-101.

         "Planned Principal Class" or "PAC" means a Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the "structuring range" for the Planned Principal Class. The Planned Principal Classes in any Series of Securities may be subdivided into different categories (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal Class of a Series of Securities will be narrower than that for the Primary Planned Principal Class of such Series.

         "PO Securities" means securities evidencing ownership interests in the principal, but not the interest, payments on the Assets.

         "Pooling and Servicing Agreement" means an agreement among the Depositor, the master servicer named therein and the Trustee pursuant to which Certificates are issued in Series.

         "Pre-Funded Amount" means the amount initially deposited into a Pre-Funding Account for a Series.

         "Pre-Funding Account" means an account established for the purpose of enabling a Trust Fund to purchase additional Assets after the Cut-off Date during the applicable Pre-Funding Period, as described herein under "Description of the Trust Funds -- Pre-Funding".

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         "Pre-Funding Period" means any period specified as such in a Prospectus
Supplement, during which the related Trust Fund may acquire additional Assets using funds on deposit in a related Pre-Funding Account, as described herein under "Description of the Trust Funds -- Pre-Funding".

         "Pre-Issuance Accrued Interest Rule" means, with respect to a Rate Bubble Security, the formula used to calculate such Security's issue price as defined in the Prospectus Supplement.

         "Prepayment Interest Shortfall" means, for any month and any Asset, the amount by which the amount of interest due on such Asset for such month exceeds the amount of interest collected or advanced in respect of such Asset.

         "Prepayment Premium" means a premium or a yield maintenance penalty in connection with a prepayment.

         "Principal Balance" means, with respect to any Asset, the principal balance thereof.

         "Pricing Prepayment Assumptions" means the amount of OID required to be included in a REMIC Regular Securityholder's income in any taxable year, computed in accordance with Section 1272(a)(6) of the Code.

         "Principal Only" means a Class that does not bear interest and is entitled to receive only distributions in respect of principal.

         "PTCE" means Prohibited Transaction Class Exemption.

         "Purchase Price" means, with respect to any Asset, the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Asset Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer.

         "Rate Bubble Security" means a Security whereby the First Distribution Period is shorter than the interval between subsequent Distribution Dates, thus making the effective rate of interest payable on the Security during the First Distribution Period higher than the stated rate of interest based on a full accrual period.

         "Ratio Securities" means securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the Assets.

         "Record Date" means, for any Distribution Date, the date on which the identities of the Securityholders entitled to distributions on the related Securities on such Distribution Date are fixed, which shall be the last day of the preceding calendar month, or an alternative date specified in the related Prospectus Supplement.

         "Refinance Loans" means loans made to refinance existing loans.


         "Reinstated Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Securities, that, as of any date of determination has had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment.


         "REIT" means a real estate investment trust, as defined in the Code.

         "Related Proceeds" means, with respect to any Asset in respect of which an Advance has been or is to be made, future collections in respect of such Asset (including collections of or from Insurance Proceeds or Liquidation Proceeds relating to such Asset).

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Regulations" means final regulations under the REMIC provisions of the Code that have been issued by the Treasury.

         "REO Property" means a Mortgaged Property acquired by the Master Servicer on behalf of a Trust Fund pursuant to a foreclosure or other similar proceeding in respect of a related Mortgage Loan.

         "REO Extension" means an extension of time to sell REO property, as granted by the Internal Revenue Service to the Trustee (or other entity) on behalf of the Securityholders with respect to Mortgaged Property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code.

         "Retained Interest" means a specified portion of interest payable on a Security that is deducted from Mortgagor payments and is not made a part of the related Trust Fund.

         "RIC" means regulated investment company.

         "RICO" means the Racketeer Influenced and Corrupt Organizations.

         "Scheduled Principal Class" means a Class that is designed to receive principal payments using a predetermined Security Principal Balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

         "Securities" means Certificates and Bonds.

         "Security Account" means, with respect to any Series, one or more separate accounts for the collection of payments on the related Assets.

         "Security Balance" means the stated principal amount of a Class of Offered Securities.

         "Security Owners" means Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities.

         "Security Principal Balance" means the outstanding principal balance of a Security or Class of Securities.

         "Securityholder" means a holder of a Security.

         "Senior Securities" means any Class of Securities entitled to preferential rights to distributions and that provides for the accrual of interest thereon based on fixed, variable or adjustable rates.

         "Sequential Pay" means classes that receive principal payments in a prescribed sequence, that do not have predetermined Security Principal Balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single Class that receives principal payments before or after all other classes in the same Series of Securities may be identified as a Sequential Pay Class.

         "Series" means a series of Securities offered pursuant to this Prospectus and a Prospectus Supplement hereto.

         "Series REMIC" means, with respect to a particular Series, an election to treat the Trust Fund or one or more segregated pools of Trust Assets as a REMIC.

         "Service" means the Internal Revenue Service.

         "Servicing Standard" means collection procedures followed by a Master Servicer or Sub-Servicer to make reasonable efforts to collect all scheduled payments due under the Mortgage Loans.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means the Standard Prepayment Assumption prepayment model.

         "Strip" means a Class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Assets.

         "Strip Securities" means the federal income tax treatment of Non-REMIC Securities other than Pass-Through Securities, as defined in Section 1286 of the Code.

         "Stripped Interest Securities" means any Class of Securities entitled to interest distributions, with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Securities" means any Class of Securities entitled to principal distributions, with disproportionately low, nominal or no interest distributions.

         "Stripping Regulations" means Treasury regulations under Section 1286, as amended.


         "Sub-Performing Mortgage Loan" means a FHA Loan or a VA Loan with respect to a Series of Securities, that, as of any date of determination has more than three but less than twelve scheduled payments of principal and interest past due under the terms of the related Mortgage Note.


         "Sub-Servicer" means a third-party servicer who is delegated its servicing obligations by a Master Servicer.

         "Sub-Servicing Agreement" means an agreement between a Master Servicer and a Sub-Servicer.

         "Subordinate Securities" means any Class of Securities as to which the right to receive distributions with respect to the Assets is subordinate to the rights of holders of Senior Securities.

         "Superpremium Securities" means Securities that provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal.

         "Support Class" or "Companion Class" means a Class that receives principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Principal Classes, Targeted Principal Classes and/or Scheduled Principal Classes.

         "Targeted Principal Class" or "TAC" means a Class that is designed to receive principal payments using a predetermined Security Principal Balance schedule derived by assuming a single constant prepayment rate for the underlying Assets.

         "Tax Administrator" means the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC Regular Securityholder each taxable year.

         "Taxable Mortgage Pools" means any entity other than a REMIC or a REIT if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages" (which term, for purposes of this definition, includes Mortgage Loans), (ii) such entity is the obligor under debt obligations with two or more maturities, and
(iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity.

         "TIN" means taxpayer identification number.

         "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         "Title VIII" means Title VIII of the Garn-St Germain Act.

         "TMP" means the holder of a residual interest in a REMIC that is designated as the tax matters person of such REMIC.

         "Trust Agreement" means an Agreement pursuant to which a Series of Certificates are issued, and the Assets of which may include MBS and/or Agency Securities but not Mortgage Loans.

         "Trust Assets" means, with respect to any Series, Assets, Collection Accounts, Credit Support, Liquidity Facilities, Cash Flow Agreements and Pre-Funding Accounts.

         "Trust Fund" means a trust created pursuant to the terms of a related Agreement that issues a Series of Securities.

         "Trustee" means the bank, trust company or other fiduciary named in the related Prospectus Supplement for each Series of Securities as the trustee under the Agreement pursuant to which such Series is issued.

         "UCC" means the Uniform Commercial Code.

         "Underlying MBS" means any mortgage participation interests, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underwriter" means any firm that underwrites the purchase of the Securities of a Series.

         "VA" means the United States Department of Veterans Affairs.

         "VA Guaranty" means the obligation of VA to guarantee a VA Loan, up to a maximum dollar amount, in the event of a default by the Mortgagor.

         "VA Loan" means a Mortgage Loan that is guaranteed by the VA.

         "VA No-Bid" means, with respect to any VA Loan, the option of the VA, without regard to the VA Guaranty, to make full payment to a mortgagee of the unsatisfied indebtedness on a VA Loan upon its assignment to the VA.

         "VA Vendee Mortgage Trust Certificates" means mortgage certificates issued and guaranteed by the United States Department of Veterans Affairs pursuant to its Vendee Mortgage Trust program.

         "Variable Rate" means a Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Mortgage Rates borne by the underlying Mortgage Loans).

         "Variable Rate Security" means a REMIC Regular Security that pays interest at a variable rate.

         "VRDI" means a "variable rate debt instrument" as defined in section 1.1275-5 of the OID Regulations.

         "VRDI Security" means a variable rate Security that qualifies as a VRDI under the OID Regulations.

         "WAM" means weighted average maturity.

         "Warrantying Party" means the person making certain representations and warranties as of a specified date with respect to the Assets.


         "Weighted Average Securities" means Securities of certain Series that provide for interest based on a weighted average of the interest rates on some or all of the Assets or regular interests in a second REMIC held subject to the related Agreement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION DATED         , 199
                                              ---------     --



PROSPECTUS SUPPLEMENT
(To Prospectus dated March [ ], 1998)


                                $----------------
                      UNION PLANTERS MORTGAGE FINANCE CORP.
                                    Depositor

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199_-_

         The Union Planters Mortgage Finance Corp. Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ Classes of Certificates, designated as the Class __ Certificates, the Class __ Certificates, the Class __ Certificates and the Class __ Certificates (the ______ Certificates, collectively, the "Offered Certificates the Class __ Certificates and the Class __ Certificates, collectively, the "Senior Certificates and the ______ Certificates, collectively, the "Subordinate Certificates"). It is a condition of the issuance of the Offered Certificates that they be rated [not lower than] "_______________" by _________________. The
Class __ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund, the Class __ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Class
__ Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Offered Certificates are being offered hereby.


         The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Union Planters Mortgage Finance Corp. (the "Depositor"). The Trust Fund will consist primarily of [a pool (the "Asset Pool") of [conventional], [fixed rate] [adjustable rate] [FHA insured] [VA guaranteed] mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first liens on one-to four-family residential properties,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", together with the Mortgage Loans, MBS, and certain other assets of the Trust Fund, the "Assets")]. The Assets were originated or acquired by ___________ (the "Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.


         THE YIELD TO INVESTORS IN THE [INTEREST ONLY] [PRINCIPAL ONLY] CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE TIMING AND AMOUNT OF PRINCIPAL PREPAYMENTS ON THE ASSET POOL, AND HOLDERS OF THE [INTEREST ONLY] CERTIFICATES MAY FAIL TO RECOVER FULLY THEIR INITIAL INVESTMENT. SEE "RISK FACTORS" AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

         THE RIGHTS OF THE HOLDERS OF THE CLASS __ CERTIFICATES AND THE CLASS
__ CERTIFICATES TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF CLASS __ CERTIFICATES.

         Prospective investors in the Offered Certificates should consider, among other things, the material risks set forth under the caption "Risk Factors" herein on page __ and in the Prospectus on page 10.

   THESE CERTIFICATES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE
      NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

                                  -----------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES[, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN].

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                                                                       Proceeds to
Mortgage Pass-   Initial Principal   Price to Public   Underwriting   Depositor (1)(2)
  Through            Amount                (1)           Discount
 Certificates
Class __        $                                  %              %               %
Class __        $                                  %              %               %
Class __        $                                  %              %               %
Class __        $                                  %              %               %


(1) Per Certificate, plus accrued interest, if any, at the applicable Pass-Through Rate from __________ 1, 19__.

(2) Before deducting expenses payable by the Depositor, estimated to be $___________.

         [An election will be made to treat the Trust Fund as a ["real estate mortgage investment conduit" (a "REMIC")]["financial asset securitization investment trust (a "FASIT")] for federal income tax purposes. [The Offered Certificates will constitute ["regular interests"] in the [REMIC] [FASIT].] See "Federal Income Tax Consequences" in the Prospectus.]

         The yield to maturity on the Offered Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Assets. See "Risk Factors" herein and "Risk Factors -- Prepayment timing and frequency may adversely affect yield of Securityholders" and "Yield Considerations" in the Prospectus. As further described herein, losses on the Assets will be allocated to the Subordinate Certificates prior to allocation to the Class __ or Class __ Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

          [The Offered Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be ___% of the initial aggregate Security Principal Balance thereof as of ____________ 1, 199_ (the "Cut-off Date") plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor, estimated to be

$             .]
 -------------

          The Offered Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by __________, counsel for the Underwriter. It is expected that delivery of the Offered Certificates [in book-entry form] [in registered, certified form] will be made on or about ___________, 199_, [through the facilities of The Depository Trust Company] [at the offices of the Underwriter, New York, New York] against payment therefor in immediately available funds.

                                  [UNDERWRITER]

              , 199
-------------
                                       ii

         [Certain of the Assets continue to be in an initial fixed interest rate period and have not experienced the first adjustment to their respective Asset Rates.] The characteristics of the Assets are more fully described herein under "Description of the Assets."

        Distributions on the Offered Certificates will be made, to the extent of the Available Distribution Amount, on the __the day of each [month] or, if any such day is not a Business Day, on the next succeeding Business Day, beginning in __________ (each, a "Distribution Date"). [As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the [applicable] [then-applicable variable] pass-through rate (the "Pass-Through Rate") and the aggregate principal balance (the "Security Principal Balance")] [notional balance (the "Notional Balance") of such Class outstanding immediately prior to such Distribution Date. [The Pass-Through Rate applicable to the Offered Certificates from time to time will equal the [sum of __% and the applicable Index (as defined herein) subject to certain limitations] [weighted average of the Class __ Remittance Rates (as defined herein) on the Assets. The Pass-Through Rate for the Offered Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter [because the weighted average of the Class __ Remittance Rates is expected to change for succeeding Distribution Dates.] Distributions in respect of principal, if any, of the Offered Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".]


         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH [ ], 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


        Approximately __% of the Mortgage Loans are subject to higher than customary mortgage loan credit risk because they have been underwritten in accordance with standards applicable to "non-conforming credits" and do not satisfy Fannie Mae or Freddie Mac underwriting guidelines. See "Risk Factors--Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for deliquencies" herein and in the Prospectus.

        [The yield to investors in the [Interest Only][High-Yield] Certificates will be [extremely] sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Assets which may fluctuate significantly over time. An [extremely] rapid rate of principal payments on the Assets could result in the failure of investors in the [Interest Only][High-Yield] Certificates to recover their initial investments.]

                                TABLE OF CONTENTS

                                                                             Page

                              Prospectus Supplement

Summary....................................................................  S-
Risk Factors...............................................................  S-
Description of the Assets..................................................  S-
Description of the Certificates............................................  S-
Certain Yield, Payment and Maturity Considerations.........................  S-
The Depositor..............................................................  S-
Pooling and Servicing Agreement............................................  S-
The Trustee................................................................  S-
Use of Proceeds............................................................  S-
Underwriting...............................................................  S-
ERISA Considerations.......................................................  S-
Legal Investment...........................................................  S-
Legal Matters..............................................................  S-
Ratings....................................................................  S-

                                   Prospectus

Prospectus Supplement......................................................
Available Information......................................................
Summary of Prospectus......................................................

Risk Factors...............................................................
Description of the Trust Funds.............................................
Yield Considerations.......................................................
The Depositor..............................................................
Description of the Offered Securities......................................
Description of the Agreements..............................................
Description of Credit Support..............................................
Insurance Policies on the Mortgage Loans...................................
Certain Legal Aspects of Mortgage Loans....................................
Use of Proceeds............................................................
Federal Income Tax Consequences............................................
State Tax Considerations...................................................
ERISA Considerations.......................................................
Legal Investment...........................................................
Plan of Distribution.......................................................
Legal Matters..............................................................
Experts....................................................................
Financial Information......................................................
Ratings....................................................................
Glossary...................................................................


                               ------------------

        UNTIL NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ------------------

        No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

        There will be no application to list the Offered Certificates on any exchange, although the Underwriter intends to make a secondary market in the Offered Certificates, it has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "UNDERWRITING" HEREIN.

        [The Class __ Certificateholders will have the benefit of a [PARTICULAR ITEM OF CREDIT SUPPORT] provided by [PROVIDER]. The ____________ will [not] be available to support other Classes of Offered Certificates. See "Description of the Certificates - Credit Support" herein.]

        The Depositor may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $______________ in aggregate principal amount of Securities, issuable in Series. As of the date of this Prospectus Supplement, the Depositor has publicly sold or committed to sell $___________ in aggregate principal amount of Securities, including the Offered Certificates.

                             ----------------------

        [The Depositor has filed with the Securities and Exchange Commission certain materials relating to the Assets and the Offered Certificates on Form 8-K. Such materials have been prepared by the Underwriter for certain prospective investors, and the information included in such materials is subject to, and superseded by, the information set forth in this Prospectus Supplement.]

                                     SUMMARY

         The following summary of material information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Glossary in the Prospectus.


Title of Certificates............................................       Mortgage Pass-Through Certificates, Series
                                                                        199_-_, (the "Certificates").

Depositor........................................................       Union Planters Mortgage Finance Corp., a
                                                                        Delaware corporation and a direct, wholly-owned
                                                                        subsidiary of Union Planters Bank, N.A.  See
                                                                        "The Depositor" in the Prospectus.


Risk Factors.....................................................       An investment in the Certificates involves various
                                                                        risks, and prospective investors should consider
                                                                        carefully the matters discussed under "Risk Factors"
                                                                        herein and in the Prospectus prior to making an
                                                                        investment in the Certificates.


Master Servicer..................................................       [Union Planters Bank N.A., a national banking
                                                                        association and wholly-owned subsidiary of
                                                                        Union Planters Corporation].  See "Pooling
                                                                        and Servicing Agreement -- The Master
                                                                        Servicer" herein.

[Sub-Servicers...................................................       _______________, a ________________]

Trustee..........................................................       _____________, a ____________________.

Cut-off Date.....................................................       ____________ 1, 199_.

Closing Date.....................................................       ______________ __, 199_.

Distribution Dates...............................................       Distributions on the Certificates will be made by
                                                                        the Trustee, to the extent of the Available
                                                                        Distribution Amount, on the __ day of each
                                                                        [month] or, if any such __ day is not a Business
                                                                        Day, then on the next succeeding Business Day,
                                                                        beginning in ________ 19__ (each, a
                                                                        "Distribution Date"), to the holders of record as
                                                                        of the close of business on the [last Business Day
                                                                        of the month preceding the month] of each such
                                                                        distribution (each, a "Record Date").
                                                                        Notwithstanding the above, the final distribution
                                                                        on any Certificate will be made after due notice
                                                                        by the Trustee of the pendency of such
                                                                        distribution and only upon presentation and
                                                                        surrender of such Certificates at the location to
                                                                        be specified in such notice.

[Registration of the Certificates................................       The Class __ Certificates will be represented by
                                                                        one or more global certificates registered in the

                                        name of Cede & Co., as nominee of The
                                        Depository Trust Company ("DTC"). No
                                        person acquiring an interest in the
                                        Class __ Certificates (any such person,
                                        a "Class __ Certificate Owner") will be
                                        entitled to receive a Certificate of
                                        such class in fully registered,
                                        certificated form (a "Definitive Class
                                        ___ Certificate"), except under the
                                        limited circumstances described in the
                                        Prospectus under "Description of the
                                        Offered Securities -- Book-Entry
                                        Registration." Instead, DTC will effect
                                        payments and transfers in respect of the Class __ Certificates by means of its electronic record-keeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive
                                        Class __ Certificates are issued, all
                                        references herein to the rights of
                                        holders of a Class __ Certificate are to the rights of Class __ Certificate
                                        Owners of such class as they may be
                                        exercised through DTC and its
                                        Participants, except as otherwise
                                        specified herein. See "Description of
                                        the Certificates -- General" herein and
                                        "Description of the Offered Securities
                                        -- Book-Entry Registration" in the
                                        Prospectus.]

Denominations...................        The Class __ Certificates will be
                                        issuable [on the book-entry records of
                                        DTC and its Participants] [in
                                        registered, certificated form] in
                                        denominations of $_______ and integral
                                        multiples of $_____________ in excess
                                        thereof[, with one Certificate of such
                                        Class evidencing an additional amount
                                        equal to the remainder of the Security
                                        Principal Balance thereof].

Assets..........................        The Trust Fund will consist of
                                        [[conventional], [fixed rate]
                                        [adjustable rate] Mortgage Loans secured
                                        by first liens on one- to four-family
                                        residential properties (the "Mortgaged
                                        Properties") located in __ different
                                        states,] [mortgage pass-through
                                        certificates, mortgage-backed securities
                                        evidencing interests therein or secured
                                        thereby (the "MBS"),] [and] [certain
                                        direct obligations of the United States,
                                        agencies thereof or agencies created
                                        thereby (the "Agency Securities",
                                        together with the Mortgage Loans, MBS,
                                        and certain other assets of the Trust
                                        Fund, the

                                        "Assets")]. [The Assets will have an
                                        aggregate Principal Balance as of the
                                        Cut-off Date of $_________ and
                                        individual Principal Balances at
                                        origination of at least $______________
                                        but not more than $__________, with an
                                        average Principal Balance at origination of approximately $_________. The Assets will have terms to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Assets will bear interest at Asset Rates of at least
                                        _____% per annum but not more than
                                        _____% per annum, with a weighted
                                        average Asset Rate of approximately
                                        ____% per annum as of the Cut-off Date.
                                        The Assets will be acquired by the
                                        Depositor on or before the Closing Date.
                                        In connection with its acquisition of
                                        the Assets, the Depositor will be
                                        assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of representations and warranties described herein that were made by the Asset Seller.]

                                        [_____ of the Assets, representing
                                        _____% of the Assets by aggregate
                                        Principal Balance as of the Cut-off
                                        Date, provide for scheduled payments of
                                        principal and/or interest ("Payments")
                                        to be due on the _____ day of each
                                        month; the remainder of the Assets
                                        provide for Payments to be due on
                                        [identify day or days] of each month
                                        (the date in any month on which a
                                        Payment on an Asset is first due, the
                                        "Due Date"). [The rate per annum at
                                        which interest accrues on each Asset is
                                        subject to adjustment on specified Due
                                        Dates (each such date, an "Interest Rate
                                        Adjustment Date") by adding a fixed
                                        percentage amount (a "Gross Margin") to
                                        the value of the then-applicable Index
                                        (as described below) subject, in the
                                        case of substantially all of the Assets, to limitations on the periodic adjustment of the related Asset Rate, and to maximum and minimum lifetime
                                        Asset Rates, as described herein. ___ of the Assets, representing ___% of the Assets by aggregate Principal Balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur
                                        [monthly]; the remainder of the Assets
                                        provide for adjustments to the Asset
                                        Rate to occur quarterly, semi-

                                        annually or annually. [Each of the
                                        Assets provides for an initial fixed
                                        interest rate period;] of the Assets,
                                        representing _____% of the Assets by
                                        aggregate Principal Balance as of the
                                        Cut-off Date, have not yet experienced
                                        their first Interest Rate Adjustment
                                        Date. The latest initial Interest Rate
                                        Adjustment Date for any Asset is
                                        scheduled to occur on ________.]]

                                        [The amount of the Payment on each Asset is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the applicable Asset Rate, subject, in the case of several Assets, to payment caps, which limit the amount by which the Payment may adjust on any Payment Adjustment Date as described herein. _______ of the Assets, representing __% of the Assets (by aggregate Principal Balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Assets provide for adjustments of the Payment to occur monthly, quarterly or semi-annually.]

                                        [__ Assets, representing ____% of the
                                        Assets by aggregate Principal Balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Assets, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.]


                                        Approximately ___% of the Mortgage Loans are expected to have been underwritten generally in accordance with underwriting standards for
                                        "non-conforming credits," which provide
                                        for Mortgagors whose creditworthiness
                                        and repayment ability do not satisfy the underwriting guidelines of Fannie Mae and Freddie Mac. See "Risk
                                        Factors--Underwriting standards for
                                        certain Mortgage Loans may be less
                                        stringent and increase the potential for delinquencies" herein and in the Prospectus.


                                        [Assets included in the Trust Fund may
                                        be one or more months delinquent with
                                        regard to payment of principal and
                                        interest at the time of their deposit
                                        into the Trust Fund.] [The FHA Loans and
                                        VA Loans contain [(i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii)] __ Mortgage Loans, representing ____% of the Assets by aggregate

                                        Principal Balance as of the Cut-off
                                        Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and [(iii]) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

                                        The Assets with respect to any Series
                                        may be guaranteed or insured with
                                        respect to payment of interest and/or
                                        principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers.

                                        [Title and issuer of underlying MBS and
                                        Agency Securities, amount deposited or
                                        pledged, amount originally issued,
                                        maturity date, interest rate,
                                        [redemption provisions], description of
                                        other material terms.]

                                        For a further description of the Assets, see "Description of the Assets" herein.

[Indices..........................      As of any Interest Rate Adjustment Date,
                                        the applicable Index used to determine
                                        the Asset Rate on each Asset will be the ____________. See "Description of the
                                        Assets -- Indices" herein.]

[Conversion of Mortgage Loans.....      Approximately __% of the Assets (by
                                        aggregate Principal Balance as of the
                                        Cut-off Date) (the "Convertible Mortgage
                                        Loans") provide that, at the option of
                                        the related Mortgagors, the adjustable
                                        interest rate on such Mortgage Loans may be converted to a fixed interest rate, provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of any such Mortgage
                                        Loan, the related Warrantying Party

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                                        (as defined herein) will be obligated to
                                        purchase the Converting Mortgage Loan
                                        (as defined herein) at the Conversion
                                        Price (as defined herein). [In the event of a failure by a Sub-Servicer to purchase a "Converting Mortgage Loan"], the Master Servicer is required to use its best efforts to purchase such Converted Mortgage Loan (as defined herein) from the Trust Fund at the Conversion Price during the one-month period following the date of conversion.] [In the event that neither the related Warrantying Party nor the Master Servicer purchases a Converted Mortgage Loan, the Trust Fund will thereafter include both fixed-rate and adjustable-rate Mortgage Loans.] See "Certain Yield, Prepayment and Maturity Considerations" herein.]

The Offered Certificates..........      The Offered Certificates will be issued
                                        pursuant to a Pooling and Servicing
                                        Agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer and the Trustee, which incorporates by reference the Depositors Standard Terms to Pooling and Servicing Agreement
                                        (_________ 1997 Edition) (the "Pooling
                                        and Servicing Agreement"). The Class __
                                        Certificates have an initial Security
                                        Principal Balance of $_______ (the
                                        initial "Class __ Security Principal
                                        Balance"), representing an initial
                                        interest of approximately ___% in the
                                        Trust Fund, the Class __ Certificates
                                        have an initial Security Principal
                                        Balance of $_______ (the initial "Class
                                        __ Security Principal Balance"),
                                        representing an initial interest of
                                        approximately ___% in the Trust Fund and the Class __ Certificates have an initial Security Principal Balance of
                                        $_______ (the initial "Class __ Security
                                        Principal Balance"), representing an
                                        initial interest of approximately ___%
                                        in the Trust Fund. [The Class __
                                        Certificates will not have a Security
                                        Principal Balance.]

                                        Distributions on the Offered
                                        Certificates will be made on the ____
                                        day of each [month] or, if such day is
                                        not a Business Day, on the succeeding
                                        Business Day, beginning on ____________
                                        __, 199_ (each, a "Distribution Date").
                                        Distributions on each Distribution Date
                                        will be made by check or wire transfer
                                        of immediately available funds, as
                                        provided in the

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                                        Pooling and Servicing Agreement, to the
                                        Offered Certificateholders of record as
                                        of the [last Business Day of the month
                                        preceding the month] of such
                                        Distribution Date (each, a "Record
                                        Date"), except that the final
                                        distribution on the Offered Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the Pooling and Servicing Agreement. [As more specifically described herein, the Security Principal Balance of each Class of Certificates will be adjusted from time to time on each Distribution Date. As further described herein, interest shall accrue on the Offered Certificates at the Pass-Through Rate thereon.

Pass-Through Rate on the
  Offered Certificates............      [The Pass-Through Rate on the Offered
                                        Certificates [other than the [Interest
                                        Only][High-Yield] Certificates] is
                                        fixed and is set forth on the cover
                                        hereof.] [The Pass-Through Rate on the
                                        Offered Certificates [other than the
                                        [Interest Only][High-Yield]
                                        Certificates] will be equal to the
                                        weighted average of the Remittance Rates in effect from time to time. The
                                        Remittance Rate in effect for any date
                                        of determination [is equal to the excess of the Asset Rates on the Assets over __% per annum] [The Class __
                                        Certificates will not be entitled to
                                        distributions of interest and will not
                                        have a Pass-Through Rate.] [The
                                        [Interest Only][High-Yield] Certificates will be entitled to receive interest at a per annum rate equal to [the difference, if any, between the weighted average of the Remittance Rates and the weighted average of the Pass-Through
                                        Rates on the Class __ and the Class __
                                        Certificates][specify alternative
                                        formula][Describe any other method used
                                        to calculate the Pass-Through Rate.][The
                                        Pass- Through Rate on the Offered
                                        Certificates will be computed on the
                                        basis of a 360 day year consisting of 12 months of 30 days each.] [The
                                        Pass-Through Rate on the Offered
                                        Certificates will be calculated on the
                                        basis of the actual number of days in
                                        each Interest Accrual Period divided by
                                        360.]

Distributions
  on the Offered Certificates.....      Distributions on a Class of Certificates
                                        will be allocated among the Certificates of such Class in

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                                        proportion to their respective
                                        Percentage Interests.

                                        As more fully described herein under
                                        "Description of the Certificates -
                                        Distributions", distributions of
                                        principal and interest to
                                        Certificateholders generally will be
                                        applied first to the distribution of
                                        interest and interest shortfalls, second to the distribution of any unpaid principal and third, if any principal is due, to the distribution of principal, in each case to the related Class or Classes of Certificates.

Advances..........................      The Master Servicer is obligated as part
                                        of its servicing responsibilities to
                                        make certain advances that in its good
                                        faith judgment it deems recoverable with respect to delinquent scheduled payments on Assets. [The Master Servicer also is obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Assets.] Neither the
                                        Depositor nor any of its affiliates has
                                        any responsibility to make such
                                        advances. Advances made by a Master
                                        Servicer are reimbursable generally from subsequent recoveries in respect of such Assets. [The Trustee is obligated to make any such Advance if the Master
                                        Servicer fails in its obligation to do
                                        so, to the extent provided in the
                                        Pooling and Servicing Agreement. See
                                        "Description of the Certificates -
                                        Advances" herein and "Description of the Offered Securities -- Advances in
                                        Respect of Delinquencies" in the
                                        Prospectus.

Subordination ....................      The rights of holders of the Subordinate
                                        Certificates to receive distributions of amounts collected on the Assets will be subordinate, to the extent described herein, to the rights of holders of the Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior
                                        Certificates of the full amount of the
                                        Distributable Certificate Interest and
                                        the [ultimate receipt of principal equal to the initial Security Principal
                                        Balance]. The protection afforded to the holders of the Senior Certificates by means of the subordination, to the extent provided herein, will be accomplished by the application of the Available Distribution Amount to the

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                                        Senior Certificates prior to the
                                        application thereof to the Subordinate
                                        Certificates. See "Description of the
                                        Certificates -- Subordination" herein.

Optional Termination..............      Pursuant to the terms of the Pooling and
                                        Servicing Agreement, the Master Servicer may purchase all of the Assets, and thereby effect termination of the Trust
                                        Fund and early retirement of the then
                                        outstanding Certificates, on any
                                        Distribution Date on which the aggregate
                                        Principal Balance of the Assets
                                        remaining in the Trust Fund is less than __% of the aggregate Principal Balance of such Assets as of the Cut-off Date.
                                        [The Master Servicer may also purchase
                                        any Class of Certificates on any
                                        Distribution Date on which the Security
                                        Principal Balance of such Class is less
                                        than ___% of the original balance
                                        thereof.] See "Pooling and Servicing
                                        Agreement -- Termination" herein and
                                        "Description of the Offered Certificates
                                        -- Termination" in the Prospectus.

Credit Support....................      [Disclose Credit Support, if any.]

Liquidity Facility................      [Disclose Liquidity Facility, if any.]


Federal Income Tax
  Consequences....................      [An election will be made to treat the
                                        Trust Fund as a [real estate mortgage
                                        investment conduit ("REMIC")] for
                                        federal income tax purposes. Upon the
                                        issuance of the Certificates, Hunton &
                                        Williams, counsel to the Depositor, is
                                        of the opinion that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a [REMIC under Sections 860A through 860G of] the Internal Revenue
                                        Code of 1986 (the "Code").

                                        For federal income tax purposes, the
                                        Offered Certificates will be the
                                        "regular interests" in the REMIC and
                                        will be treated as debt instruments of
                                        the REMIC.






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                                        [Because the Offered Certificates will
                                        be considered REMIC regular interests,
                                        they will be taxable debt obligations
                                        under the Code, and interest paid or
                                        accrued on such Certificates, including
                                        original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholder's usual method of accounting.] [The [IO Certificates] [High-Yield Certificates] will be treated as [Interest-Weighted
                                        Securities] [High-Yield Interests], and
                                        therefore will be treated as issued with original issue discount as described in "Federal Income Tax Consequences --- [REMIC Securities --- Interest Weighted Securities and Non-VRDI Securities] in the Prospectus.]


                                        The Class __ Certificates will [not] be
                                        treated as having been issued with
                                        original issue discount for federal
                                        income tax purposes. The prepayment
                                        assumption that will be used for
                                        purposes of computing the accrual of
                                        original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a [constant prepayment rate ("CPR")] [standard prepayment assumption ("SPA")] of ____%. However, no representation is made that the Assets will prepay at that rate or at any other rate.]


                                        For federal income tax purposes, the
                                        Offered Certificates generally will be
                                        treated as "regular interests in a
                                        [REMIC]" for domestic building and loan
                                        associations and "real estate assets"
                                        for real estate investment trusts
                                        ("REITs"), subject to the limitations
                                        described in "Federal Income Tax
                                        Consequences" in the Prospectus.
                                        Similarly, interest on the Offered
                                        Certificates will be considered
                                        "interest on obligations secured by
                                        mortgages on real property" for REITs,
                                        subject to the limitations described in
                                        "Federal Income Tax Consequences" in the
                                        Prospectus.


                                        For further information regarding the
                                        federal income tax consequences of
                                        investing in the Certificates, see
                                        "Federal Income Tax Consequences" in the
                                        Prospectus.

ERISA Considerations..............      Fiduciaries of employee benefit plans
                                        and certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or corresponding provisions
                                        of the Code (any of the foregoing, a
                                        "Plan"), persons acting on behalf of a
                                        Plan, or persons using the assets of a
                                        Plan ("Plan Investors") should consult
                                        with their own counsel to determine
                                        whether the purchase or holding of the
                                        Offered Certificates could give rise to
                                        a transaction that is prohibited either
                                        under ERISA or the Code. Certain
                                        prohibited transaction exemptions may be applicable to the purchase and holding of the Class __ and Class __
                                        Certificates as described herein.
                                        Nevertheless, any Plan Investor
                                        contemplating an investment in Offered
                                        Certificates should note that the duties and obligations of the Trustee, the Servicer, and the Master Servicer are expressly limited to those set forth in the [Agreement], and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

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                                        BECAUSE THE SUBORDINATE CERTIFICATES ARE
                                        SUBORDINATED SECURITIES, THEY WILL NOT
                                        SATISFY THE REQUIREMENTS OF CERTAIN
                                        PROHIBITED TRANSACTION EXEMPTIONS. AS A
                                        RESULT, THE PURCHASE OR HOLDING OF ANY
                                        SUBORDINATE CERTIFICATES BY A PLAN
                                        INVESTOR MAY CONSTITUTE A NON-EXEMPT
                                        PROHIBITED TRANSACTION OR RESULT IN THE
                                        IMPOSITION OF EXCISE TAXES OR CIVIL
                                        PENALTIES. [ACCORDINGLY, NONE OF THE
                                        OFFERED SUBORDINATE CERTIFICATES ARE
                                        OFFERED FOR SALE OR ARE TRANSFERABLE TO
                                        A PLAN INVESTOR][ACCORDINGLY, EACH
                                        PURCHASER OF ANY SUBORDINATE
                                        CERTIFICATE, BY VIRTUE OF SUCH
                                        PURCHASER'S RECEIPT OF SUCH CERTIFICATE,
                                        WILL BE DEEMED TO HAVE REPRESENTED
                                        [EITHER (I)] THAT IT IS NOT A PLAN
                                        INVESTOR [OR (II) THAT AN EXEMPTION FROM
                                        THE PROHIBITED TRANSACTION PROVISIONS OF
                                        ERISA AND THE CODE APPLY TO SUCH
                                        PURCHASE],] UNLESS SUCH PURCHASER
                                        PROVIDES THE MASTER SERVICER AND THE
                                        TRUSTEE WITH A BENEFIT PLAN OPINION (AS
                                        DEFINED IN "ERISA CONSIDERATIONS"
                                        HEREIN). SEE "ERISA CONSIDERATIONS"
                                        HEREIN AND IN THE PROSPECTUS.

Rating............................      It is a condition to the issuance of the
                                        Offered Certificates that each Class of
                                        the Offered Certificates receive the
                                        ratings specified for such Class on the
                                        cover page hereof. A security rating is
                                        not a recommendation to buy, sell or
                                        hold securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating organization. A
                                        security rating does not represent any
                                        assessment of the likelihood of
                                        principal prepayments on the Assets or
                                        of the degree to which the rate of such
                                        prepayments might differ from those
                                        originally anticipated. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

                                        The Depositor has not requested a rating of the Offered Certificates from any rating agency other than ______________ [and __________________]. However, there can be no assurance as to whether any
                                        other rating agency will rate the
                                        Offered Certificates, or if one does,
                                        what rating would be assigned by such
                                        rating agency.

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Legal Investment .................      The Class __ and Class __ Certificates
                                        will constitute "mortgage related
                                        securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA") for so long as
                                        they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. Accordingly, the Class __ and Class __ Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" herein and in the
                                        Prospectus.



                                        The Depositor makes no representations
                                        as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining to what extent the Offered Certificates are subject to investment, capital or other restrictions. See "Legal Investment" herein and in the Prospectus.

                                  RISK FACTORS

        Prospective investors should consider, among other things, the following factors, which represent the principal factors that make an offering of Certificates speculative or high risk.

        The Weighted Average Life of The Offered Certificates Is Uncertain. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets. The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Assets, the level of prevailing interest rates, the availability of mortgage credit and economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Asset Rates on the Assets, such Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Assets. [The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Assets and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Assets and by the extent to which the Master Servicer is able to enforce such provisions. Assets with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.] [As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.]

         See "Description of the Certificates -- Distributions -- Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

         The Yield of the Offered Certificates will be Affected by Circumstances beyond the Depositor's Control. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets and the allocation thereof to reduce the Security Principal Balance of such Classes. [The yield to maturity on the Class __ Certificates will also depend on changes in the applicable Index and the effect of any maximum lifetime Asset Rate, minimum lifetime Asset Rate, Payment Cap and Periodic Rate Cap, as applicable.] The yield to investors on the Class __ Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Assets, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

         In general, if a Certificate is purchased at a premium and principal distributions thereon generally occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon generally occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

         [Because [certain of] the Assets are adjustable rate instruments, the Asset Rates and periodic payments can be expected to increase in a rising interest rate environment, perhaps without a corresponding increase in the related Mortgagors' income. In such event, the Mortgagor's ability to make payments may be impaired, and a Mortgagor payment default would be more likely to occur.]

        Certificateholders Subject to Loss if Rate of Delinquencies and Amount of Realized Losses Exceed Certain Levels. The geographic dispersion of the Assets, which is heavily concentrated in [DISCLOSE MAJOR GEOGRAPHIC CONCENTRATIONS BY STATE], is set forth herein under "Description of the Assets". Sufficiently high defaults and realized losses on the Assets will have the effect of reducing, and could eliminate, the protection against losses afforded the Senior Certificates by the subordination of the Subordinate Certificates. If such protection is eliminated, the Senior Certificateholders will bear the risk of losses on the Assets. Sufficiently high delinquencies and liquidation losses on the Assets will have the effect of reducing, and could eliminate, the protection against loss afforded the Senior Certificates by the subordination of the Subordinate Certificates.

        Certificateholders Must Look Solely to The Trust Fund for Distributions of Principal and Interest. The Certificates will not represent an interest in or obligation of the Depositor or the Master Servicer. The Certificates will not be insured or guaranteed by any government agency or instrumentality, by the Underwriter or the Depositor. The Certificates will be payable only from amounts collected with respect to the Assets.

        UNDERWRITING STANDARDS FOR CERTAIN MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES. Approximately __% of the Mortgage Loans were underwritten in accordance with underwriting standards intended to provide single-family mortgage loans for non-conforming credits. A Mortgage Loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to Mortgagor credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a Mortgagor whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FREDDIE MAC underwriting guidelines and a Mortgagor who may have a record of major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. ACCORDINGLY, SUCH MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FANNIE MAE OR FREDDIE MAC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON SUCH MORTGAGE LOANS MAY BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

        The primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because such Mortgagors are less creditworthy than Mortgagors who meet Fannie Mae or Freddie Mac underwriting criteria, delinquencies and foreclosures may be more prevalent with respect to such Mortgage Loans than with respect to Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Therefore, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on Mortgage Loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the U.C. dates of origination, then the rate and severity of losses on such Mortgage Loans may increase and such increase may be substantial.

        [[Non-Performing Mortgage Loans,] Sub-Performing Mortgage Loans and Reinstated Mortgage Loans Create Risks That Securityholders May Not Recover Their Initial Investment And May Adversely Affect Yield. The Assets include [Non- Performing Mortgage Loans,] Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities is dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale.

        All [Non-Performing Mortgage Loans,] Sub-Performing Mortgage Loans and Reinstated Mortgage Loans are insured by a governmental agency. There is no obligation on the part of the Depositor, the Master Servicer or any other person to repurchase or replace any Mortgage Loan

        Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the Master Servicer's control.]

        [ [Interest Only] and [Principal Only] Certificates Are Subject to Enhanced Prepayment Risks. Faster mortgage prepayment rates, which are generally associated with a declining interest rate environment, will have the effect of reducing the weighted average life of each Class of Certificates and increasing the reinvestment risk associated with the inability to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. As a consequence, the price of mortgage-related securities that are sold at a premium, such as the [Interest Only Certificates], will be negatively affected by faster than anticipated prepayment rates. Conversely, slower mortgage prepayment rates, which are generally associated with an increasing interest rate environment or declining real estate values, will have the effect of increasing the weighted average life of each Class of Certificates and decreasing the amount of funds available to a holder of Certificates to reinvest in higher yielding investment alternatives. As a consequence, the price of mortgage-related securities that are sold at a discount, such as the [Principal Only Certificates], will be negatively affected by slower than anticipated prepayment rates. See "Certain Yield, Prepayment and Maturity Considerations" herein.]

        Credit Risk from Subordination of the Subordinate Certificates to the Senior Certificates. Payments of principal and interest on the Assets will be available to make distributions on the Subordinate Certificates only after required distributions have been made on the Senior Certificates. Further, all realized losses on the Assets generally will be allocated to the Subordinate Certificates prior to being allocated to the Senior Certificates. Realized losses on the Assets in excess of the available Credit Support will adversely affect the yield on the Certificates.

        The Master Servicer's Ability to Realize on Assets May Be Limited by Applicable State Law. A variety of factors may limit the Master Servicer's ability to repossess or foreclose on and liquidate the Mortgaged Properties securing the

Assets or may limit the amount realized upon any such liquidation to less than the amount due under the related Asset. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

[The following two paragraphs will be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:]

        [Troubled Mortgage Loan Originators Create Risks to Certificateholders. [Certain][The] Mortgage Loans were originated or purchased by the [Originating Institutions], each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the [Originating Institutions] may have adversely affected either or both of (i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such [Originating Institutions] and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date from the Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the associations pursuant to a certain mortgage loan sale agreement, dated ______, 199_ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC as receiver of the [Originating Institutions], has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage Rate[,except in the case of Mortgage Loans as to which a repurchase for a breach of the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases to par over approximately __ years]. The RTC, acting in its corporate capacity, has guaranteed such obligations of the RTC, acting in its capacity as receiver. The agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".]

        [Limited Information is Available with respect to Certain Mortgage Loans. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the [Originating Institutions], as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the [Originating Institutions] had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Offered Certificates, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.]

        Certificates Issued in Book-Entry Form May Create Liquidity Risks to Certificateholders. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical securities. See "Description of the Certificates -- Book-Entry Registration" herein.

        Because transactions in the Bonds can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical security representing the Certificates. See "Description of the Certificates -- Book-Entry Registration" herein.

        Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificateholders either directly or indirectly through indirect participants. See "Description of the Certificates -- Book-Entry Registration" herein.

                            DESCRIPTION OF THE ASSETS

GENERAL


        The Trust Fund will consist primarily of [___ [conventional], [fixed interest] [adjustable interest] rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby that have been previously (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof (the "MBS"),] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", together with the Mortgage Loans, MBS, and certain other assets of the Trust Fund, the "Assets"))].


[MORTGAGE LOANS

        Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a one-to four-family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of [description of one-to four-family residential properties]. [Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.] All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate Principal Balance as of the Cut-off Date.]

        [The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Asset Seller pursuant to an agreement (the "Seller's Agreement"), to be dated as of _____, 199_ between the Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement. The Master Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

        Under the Seller's Agreement, the Asset Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including the Asset Seller's repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make [no] representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation [or which are otherwise defective]. The Asset Seller is selling the Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.]

         [Particular Non-conforming credit disclosure]

FHA LOANS AND VA LOANS

         Certain of the Mortgage Loans are subject to FHA insurance as described herein (the "FHA Loans") and certain of the Mortgage Loans are subject to a VA guarantee as described herein (the "VA Loans"). All FHA Loans and VA Loans must conform to HUD (as defined herein) or VA origination guidelines, as the case may be, at the time of origination. The FHA Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         The VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the amount of the related guarantee.

         Insurance premiums for FHA Loans are collected by the Master Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Loan, the Master Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan, adjusted to reimburse the Master Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. Provided the regulations are complied with, the Master Servicer receiving cash benefits will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved forbearance plan, such debenture interest is generally payable from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer to pursue a deficiency judgment against any defaulting Mortgagor. In this regard, HUD may request or require the Master Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Master Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guarantees that may be issued by VA under a VA Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Loan, the Master Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the Master Servicer, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty. See "Description of the Trust Funds - Mortgage Loans", " -- The VA Loan Program" and " -- The FHA Loan Program" in the Prospectus.

[MBS

         [Provide title and issuer of underlying MBS, amount deposited or pledged, amount originally issued, maturity date, interest rate, redemption provisions, together with description of other material terms.]

         [Description of principal and interest distributions on the MBS.]

         [Description of advances by the servicer of the assets underlying the [MBS.]

         [Description of effect on the MBS of allocation of losses on the underlying assets.]

         As to each series of MBS included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

[AGENCY SECURITIES

         [Provide title and issuer of underlying Agency Securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, redemption provisions, together with description of other material terms.]

         [Description of principal and interest distributions on the Agency Securities.]

         [Description of advances by the servicer of the assets underlying the Agency Securities.]

         [Description of effect on the Agency Securities of allocation of losses on the underlying Assets.]

         As to each series of Agency Securities included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

[CONVERTIBLE MORTGAGE LOANS

         ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding Principal Balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the

Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

         In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

         Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.]

[INDICES

         As of any Payment Adjustment Date, the Index applicable to the determination of the related Asset Rate will be a per annum rate equal to ______________, as most recently available as of the date days prior to the Payment Adjustment Date (each, an "Index"). In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

         Each Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Asset.]

                                     [Index]

Adjustment Date                   1992       1993       1994       1995       1996       1997
---------------                   ----       ----       ----       ----       ----       ----

January......................
February ....................
March........................
April........................
May..........................
June.........................
July.........................
August.......................
September....................
October......................
November.....................
December.....................

CERTAIN CHARACTERISTICS OF THE ASSETS

         [Approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately _____% of the Assets have Due

Dates that occur on the ___ day of each month; and the remainder of the Assets have Due Dates that occur on the fifteenth day of each month.]

        [As of the Cut-off Date, the Assets had the following characteristics:
(i) Asset Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Asset Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) Principal Balances ranging from $_______ to $______; (vi) an average Principal Balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months;
(x) a weighted average remaining term to scheduled maturity of ________ months;
(xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Assets to which such characteristic applies, (A) minimum lifetime Asset Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Asset Rate of _______% per annum; and (xiv) as to the__________% of Assets to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Asset Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Asset Rate of _________% per annum.]

        [___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Assets with balloon payment provisions present particular risks to Securityholders" in the Prospectus.]

        [The Mortgage Loans contain [(i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii)] __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and [(iii)] __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

        [The Asset Rate on each Asset is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Assets, to minimum and maximum lifetime Asset Rates, with ranges specified below. The Asset Rates on the Assets generally are adjusted monthly; however, certain of the Assets provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Assets), semi-annually ( % of the Assets) or annually (____% of the Assets). Each of the Assets provided for an initial fixed interest rate period; Assets, representing ___% of the Assets, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Asset is to occur in .]

        [Subject to the Payment Caps described below, the amount of the Payment on each Asset adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the Asset Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Assets provide that an adjustment of the amount of the Payment on a Payment Adjustment Date may not result in a Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap").

        [No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.]

         The following table sets forth the range of Asset Rates on the Assets as of the Cut-off Date:

                       Asset Rates as of the Cut-off Date

                                                                                                           Percent by
                                                                                 Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Asset Rate                    Assets                     Number                the Cut-off Date           the Cut-off Date
----------                   --------                   --------               ----------------           ----------------





     Total                                               100.00%                 $                             100.00%
                               =======                   ======                  ===========                   ======


Weighted Average
  Asset Rate:

Note: Percentage totals may not add due to rounding.

         The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                  Property Type

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
Type                          Loans                      Number                the Cut-off Date           the Cut-off Date
----                         -------                   ----------              ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======



Note:   Percentage totals may not add due to rounding.

   [The following table sets forth the range of Gross Margins for the Assets:]

                                 [Gross Margins]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Asset Rate                    Assets                     Number                the Cut-off Date           the Cut-off Date
----------                   --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======



Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.

        [The following table sets forth the frequency of adjustments to the Asset Rates on the Assets as of the Cut-off Date:]

                  [Frequency of Adjustments to Asset Rates]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Frequency(A)                  Assets                     Number                the Cut-off Date           the Cut-off Date
-------------                --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Frequency of
Adjustments to
Asset Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Assets have not experienced their first Interest Rate Adjustment Date.

     [The following table sets forth the frequency of adjustments to the Payments on the Assets as of the Cut-off Date:]

                     [Frequency of Adjustments to Payments]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Frequency (A)                 Assets                     Number                the Cut-off Date           the Cut-off Date
-------------                --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Frequency of
Adjustments to
Payments:

Note:  Percentage totals may not add due to rounding.

       [The following table sets forth the range of maximum lifetime Asset
                             Rates for the Assets:]

                         [Maximum Lifetime Asset Rates]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Maximum                                            Percent                   Principal                  Principal
     Lifetime               Number of                      by                   Balance as of              Balance as of
    Asset Rate                Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------               --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Maximum Lifetime
Asset Rate:

Note:  Percentage totals may not add due to rounding.

(A)     Represents Assets without a lifetime rate cap.
(B) The lifetime rate caps for these Assets are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C) This calculation does not include the ____ Assets without a lifetime rate cap or the Assets with lifetime rate caps which are currently not determinable.

          [The following table sets forth the range of minimum lifetime
                          Asset Rates on the Assets:]

                         [Minimum Lifetime Asset Rates]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Minimum                                            Percent                   Principal                  Principal
     Lifetime               Number of                      by                   Balance as of              Balance as of
    Asset Rate                Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------               --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                 ===========                     ======

Weighted Average
Minimum Lifetime
Asset Rate:

Note: Percentage totals may not add due to rounding.

(A) Represents Assets without interest rate floors.
(B) This calculation does not include the Assets without interest rate floors.

         The following table sets forth the range of Principal Balances of the Assets as of the Cut-off Date:

                    Principal Balances as of the Cut-off Date

                                                                                                             Percent by
    Principal                                                                     Aggregate                  Aggregate
     Balance                                            Percent                   Principal                  Principal
    as of the               Number of                      by                   Balance as of              Balance as of
   Cut-off Date               Assets                     Number                the Cut-off Date           the Cut-off Date
   ------------               ------                     ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

        The following tables set forth the original and remaining terms to maturity (in months) of the Assets:

                       Original Term to Maturity in Months

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Original                                           Percent                   Principal                  Principal
     Term in                Number of                      by                   Balance as of              Balance as of
     Months                   Assets                     Number                the Cut-off Date           the Cut-off Date
     -------                 --------                   --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

        The following tables set forth the purpose for which the Mortgage Loan was originated, [the type of program under which it was originated and the occupancy type].

                              Mortgage Loan Purpose

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
      ------                  -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                      [Mortgage Loan Documentation Program]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
      ------                  -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                          Mortgage Loan Occupancy Type

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
      ------                  -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                      Remaining Term to Maturity in Months

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining                                           Percent                   Principal                  Principal
     Term in                Number of                      by                   Balance as of              Balance as of
      Months                  Assets                     Number                the Cut-off Date           the Cut-off Date
      ------                  ------                     ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                   ===========                   ======

Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.

        The following tables set forth the respective years in which the Assets were originated and are scheduled to mature:

                               Year of Origination

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
       Year                   Assets                     Number                the Cut-off Date           the Cut-off Date
       ----                   ------                     ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

                           Year of Scheduled Maturity

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
       Year                   Assets                     Number                the Cut-off Date           the Cut-off Date
       ----                   ------                     ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

         The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of a Mortgage Loan on the date of its origination, and the denominator of which is [in general] the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

                               Original LTV Ratios

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
     Original                Mortgage                  Assets by                Balance as of              Balance as of
    LTV Ratio                 Loans                      Number                the Cut-off Date           the Cut-off Date
    ---------                 -----                      ------                ----------------           ----------------
                                                                                  >




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    =======

Weighted Average Original
LTV Ratio:

Note: Percentage totals may not add due to rounding.

        The Mortgage Loans are secured by Mortgaged Properties in different ___ states. The table below sets forth the states in which the Mortgaged Properties are located:

                             Geographic Distribution

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
      State                   Loans                      Number                the Cut-off Date           the Cut-off Date
      -----                   -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note:   Percentage totals may not add due to rounding.
        [regional breakdown to be provided as appropriate]

        No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

        [___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.]

                       [Mortgage Loan Prepayment Premiums]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
    Prepayment               Mortgage                  Assets by                Balance as of              Balance as of
     Premium                  Loans                      Number                the Cut-off Date           the Cut-off Date
     -------                  -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

                                   [FHA Loans]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
    FHA Loans                 Loans                      Number                the Cut-off Date           the Cut-off Date
    ---------                -------                    --------               ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

                                   [VA Loans]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
     VA Loans                 Loans                      Number                the Cut-off Date           the Cut-off Date
     --------                -------                    --------               ----------------           ----------------





Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======


Note: Percentage totals may not add due to rounding.

                         [Non-Performing Mortgage Loans]

       Non-                                                                                                  Percent by
    Performing                                                                    Aggregate                  Aggregate
     Mortgage               Number of                  Percent of                 Principal                  Principal
     --------                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
      -----                   -----                      ------                ----------------           ----------------





Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

                         [Sub-Performing Mortgage Loans]

       Sub-                                                                                                  Percent by
    Performing                                                                    Aggregate                  Aggregate
     Mortgage               Number of                  Percent of                 Principal                  Principal
     --------                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
      -----                   -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

                           [Reinstated Mortgage Loans]


                                                                                                            Percent by
    Reinstated                                                                   Aggregate                  Aggregate
     Mortgage               Number of                  Percent of                 Principal                  Principal
     --------                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
      -----                   -----                      ------                ----------------           ----------------




Total                                                   100.00%                 $                              100.00%
                              ======                    ======                  ===========                    ======

Note: Percentage totals may not add due to rounding.

UNDERWRITING STANDARDS

         All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

         [Description of underwriting standards.]

[CERTAIN CHARACTERISTICS OF MBS]

         [Particular textual and table disclosure for all MBS collateral]

[CERTAIN CHARACTERISTICS OF THE AGENCY SECURITIES]

         [Particular textual and table disclosure for all Agency Securities collateral]

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Assets is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, an Asset may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other assets may be included in the Trust Fund prior to the issuance of the Offered Certificates unless including such assets would materially alter the characteristics of the Trust Fund as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Trust Fund as it will be constituted at the time the Offered Certificates are issued.

         A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with Exhibits, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Assets are removed from or added to the Trust Fund as set forth in the preceding paragraph, such removal or addition will be noted on a Form 8-K.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ Classes to be designated as the Class __ Certificates, the Class __ Certificates, the Class __ Certificates and the Class
__ Certificates. The Class __ Certificates (the "Subordinate Certificates") will be subordinate to the Class __ Certificates and the Class __ Certificates (the "Senior Certificates"), as described herein. The Offered Certificates will be issued in [book-entry][fully registered, certificated] form only. The Offered Certificates will be issued in denominations of $_______ and integral multiples of $_____________ in excess thereof[, with one Certificate of each Class evidencing an additional amount equal to the remainder of the Security Principal Balance thereof]. The Offered Certificates will be freely transferrable and exchangeable at the corporate trust office of the Trustee.

        The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) [the Mortgage Loans] [the MBS] [the Agency Securities] and all payments under and proceeds in respect thereof received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Property (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class __ Certificates, the Class __ Certificates and the Class __ Certificates (together, the "Offered Certificates") are offered hereby.

        The Class __ Certificates will have an initial [Security Principal Balance] [Notional Balance of] $__________. The Class __ Certificates represent ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The Class __ Certificates will have an initial Security Principal Balance of $__________, representing ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The Class __ Certificates will have an initial Security Principal Balance of $__________, representing ___% of the aggregate Principal Balance of the Assets as of the Cut-off Date. The initial Security Principal Balance of the Class __ Certificates will be [zero]. The Security Principal Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Assets. The respective Security Principal Balances of the Class __, Class __, Class __ and Class ___ Certificates (respectively, the "Class __ Balance", "Class __ Balance", "Class __ Balance" and "Class __ Balance") will in each case be reduced by amounts actually distributed on such Class that are allocable to principal. [The Security Principal Balance of the Class __ Certificates (the "Class __ Balance") will at any time equal the aggregate Principal Balance of the Assets minus the sum of the Class __ Balance, Class __ Balance and Class __ Balance.] The Principal Balance of any Asset at any date of determination will equal (a) the Cut-off Date Balance of such Asset, minus (b) the sum of (i) the principal portion of each Payment due on such Asset after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination,
(ii) all principal prepayments and other unscheduled collections of principal received with respect to such Asset, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding Principal Balance of such Asset resulting out of a bankruptcy proceeding for the related Mortgagor.

        [None of the Class __ Certificates are offered hereby.]

[BOOK-ENTRY REGISTRATION

        If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates will be issued as Book-Entry securities (the "Book-Entry Securities"), and each such Class will be represented by one or more single Certificates registered in the name of a nominee for DTC.

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Pooling and Servicing Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

        Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

        DTC has advised the Depositor that it will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

        Offered Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

        Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders under the Pooling and Servicing Agreement.

        None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.]

Distributions

        Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a Business Day, then on the next succeeding Business Day, commencing in ____________________ 199_ (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the [Master Servicer][Trustee] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the [last Business Day of the month] preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the [Master Servicer][Trustee] with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $__________, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class __ Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Security Principal Balance for such Class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

        The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Assets received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

        Priority. On each Distribution Date the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

        (1) to the holders of the Class __ Certificates, the amount of all Distributable Certificate Interest in respect of the Class __ Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

        (2) to the holders of the Class __ Certificates, the amount of all Distributable Certificate Interest in respect of the Class __ Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

        (3) to the holders of the Class __ Certificates, the amount, not to exceed the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of
               (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

        (4) to the holders of the Class __ Certificates, the amount, not to exceed the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of
               (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

        (5) to the holders of the Subordinate Certificates, the amount of all Distributable Certificate Interest in respect of the Subordinate Certificates for such Distribution Date, and, to the extent not previously distributed, for all preceding Distribution Dates;

        (6) to the holders of the Subordinate Certificates, the amount, not to exceed the Subordinate Security Principal Balance outstanding immediately prior to such Distribution Date, equal to the sum of the then Class __ Scheduled Principal Distribution Percentage of
               (A) the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date;

        (7)    [Liquidity Facility, if any];

        (8)    [Credit Support, if any];

        (9)    [Interest Only Security, if any]; and

        (10)   any remainder to the holders of the Class __ Certificates.

        Calculations of Interest. The "Distributable Certificate Interest" in respect of any Class of Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class' pro-rata share of the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Assets during the related Due Period [that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,] the "Net Aggregate Prepayment Interest Shortfall").

        The "Accrued Certificate Interest" in respect of each Class of Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Security Principal Balance outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class __ Certificates for any Distribution Date [is fixed and is set forth on the cover hereof] [will equal the weighted average of the Class __ Remittance Rates in effect for the Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class __ Remittance Rate"). The "Class __ Remittance Rate" in effect for any Asset as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Asset Rate then in effect minus basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Asset Rate then in effect minus the excess of the related Gross Margin over basis points. The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.] [is equal to the excess of the Asset Rate thereon over ____% per annum.]

        The portion of Net Aggregate Prepayment Interest Shortfall for any Distribution Date that will be allocated to the Class __ Certificates on such Distribution Date will be equal to the then applicable Class __ Interest Allocation Percentage. The "Class __ Interest Allocation Percentage" for any Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class __ Balance [(net of any Uncovered Portion thereof)] outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class __ Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Principal Balance of the Assets outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Asset Rate for such Distribution Date. The "Net Asset Rate" in effect for any Asset as of any date of determination is equal to the related Asset Rate then in effect minus basis points. [The "Uncovered Portion" of the Class __ Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class __ Balance then outstanding, over (b) the aggregate Principal Balance of the Assets then outstanding.]

        [The Pass-Through Rate on the Offered Certificates will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [The Pass-Through Rate on the Offered Certificates will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.]

        [The Class __ Certificates will not be entitled to distributions of interest and will not have a Pass-Through Rate.]

        Calculations of Principal. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Assets delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

        The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Assets during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Assets during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of an Asset out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Asset, over
(ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Asset Rate in effect from time to time) on the related Asset from the date to which interest was previously paid or advanced through the Due Date for such Asset in the related Due Period.

        [The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (ii) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date. The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal (a) if the Security Principal Balance of the Class __ Certificates has been reduced to zero, 100%, (b) otherwise, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of
(1) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (2) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date. The "Class __ Scheduled Principal Distribution Percentage" for any Distribution Date will equal (a) prior to _____, 20__, 0%, (b) if the Security Principal Balance of the Class __ Certificates and the Class __ Certificates have been reduced to zero, 100%, and
(c) at any other time, the lesser of (i) 100% and (ii) a fraction, expressed as a percentage, the numerator of which is the Class __ Security Principal Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (1) the sum of the Class __ Balance, the Class __ Balance and the Class __ Balance and (2) the aggregate Principal Balance of the Assets, in either case outstanding immediately prior to such Distribution Date.]

SUBORDINATION

         In order to maximize the likelihood of distribution in full of the Class __ Interest Distribution Amount and the Class __ Interest Distribution Amount, and the Class __ Scheduled Principal Distribution Amount and the Class
__ Scheduled Principal Distribution Amount, on each Distribution Date, holders of the Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Class __ Interest Distribution Amount and Class __ Interest Distribution Amount, and the Class __ Scheduled Principal Distribution Amount and the Class __ Scheduled Principal Distribution Amount.

         [The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates [in the order specified here] and then to the Senior Certificates [in the order specified here]. Any losses realized on an Asset that is finally liquidated equal to the excess of the Principal Balance of such Asset remaining, if any, plus interest thereon through the last day of the month in which such Asset was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Asset, is referred to herein as a "Realized Loss."]

ADVANCES

        On or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer will either (1) deposit from its own funds the related Advance into the Certificate Account; (2) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date have been used to make the Advance; (3) if the Certificate Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Certificate Account to defray the Master Servicer's Advance obligation; or (4) make (or cause to be made) the aggregate Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future distribution and used in accordance with clause (2) above must be restored by the Master Servicer from its own funds or from early payments collected on the Assets when they become part of a future Available Distribution Amount. The aggregate Advance for a Distribution Date is the sum of delinquent scheduled Payments due in the related Due Period, exclusive of all Nonrecoverable Advances.

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses.

        [The Master Servicer will also be obligated to make Advances to the extent the Master Servicer deems such Advances recoverable out of Liquidation Proceeds or from collections on the related Asset, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by a Mortgagor on a timely basis.

        The Master Servicer will reimburse itself for Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Asset, the Master Servicer will reimburse itself out of funds in the Certificate Account for unreimbursed amounts advanced by it in respect of such Asset.]

CREDIT SUPPORT

        [Disclose particular Credit Support, if any]

LIQUIDITY FACILITIES

        [Disclose particular Liquidity Facilities, if any]

              CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

        The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Assets including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Offered Certificates will also be affected by the level of any Index. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Assets.

        [Description of factors affecting yield, prepayment and maturity of the Assets and Class __ Certificates depending upon characteristics of the Assets.]

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

        Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Assets are made. Principal payments on the Assets may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Assets).

        The table of Percent of initial Security Principal Balance Outstanding for the Offered Certificates at the respective percentages of [CPR] [SPA] set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Assets: (i) an outstanding Principal Balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and Payments that would fully amortize the remaining balance of the Asset over its remaining amortization term; (iii) the Assets prepay at the indicated percentage of [CPR][SPA]; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Offered Certificates are received in cash, on the 25th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Assets occur; (vii) the initial Security Principal Balance of the Offered Certificates is $________; (viii) prepayments represent payment in full of individual Assets and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Assets due to breaches of any representation and warranty or otherwise; (x) the Offered Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

        Based on the foregoing assumptions, the table indicates the weighted average life of the Offered Certificates and sets forth the percentages of the initial Security Principal Balance of the Offered Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Assets included in the Trust Fund. Variations in the actual prepayment experience and the balance of the Assets that prepay may increase or decrease the percentage of initial Security Principal Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Assets is the same as any of the specified assumptions.

       Percent of Initial Class [ ] Security Principal Balance Outstanding
                   at the Following Percentages of [CPR][SPA]

Distribution Date

Initial Percent.................     ___%   __%   __%   __%  __%  __%

____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 19__...........
____________ 25, 20__...........
____________ 25, 20__...........
____________ 25, 20__...........
____________ 25, 20__...........

Weighted Average Life
 (Years) (   . . . . . . . .

        The weighted average life of the Class [ ] Certificates is determined by
        (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

[Class [ ] Yield Consideration]

        [Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.] [Include yield table and bold disclosure with respect to any Interest Only or Principal Only Certificates.]

                       [THE CREDIT SUPPORT ISSUER, if any]

        [Description of Credit Support Issuer]

                     [THE LIQUIDITY FACILITY ISSUER, if any]

        [Description of Liquidity Facility Issuer]

                                  THE DEPOSITOR


        Union Planters Mortgage Finance Corp. (the "Depositor") was incorporated in the State of Delaware on September 5, 1997. As of the date hereof, the Depositor is a direct, wholly-owned limited purpose finance subsidiary of Union Planters Bank, N.A., a national banking association. Neither Union Planters Bank, N.A. nor the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Bonds. The principal executive offices of the Depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018 (Telephone: (901) 580-6000). See "The Depositor" in the Prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

        The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee, which incorporates by reference the Depositor's Standard Terms to Pooling and Servicing Agreement (_________ 1997 Edition).

        Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual Certificateholder, without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Union Planters Mortgage Finance Corp., 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, Attention:
President.

ASSIGNMENT OF THE MORTGAGE LOANS

        On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Assets, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage File"): (i) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, duly endorsed, which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii) the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) an assignment of the Mortgage, duly executed, which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form; (iv) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), which transferred such Mortgage Loan, in blank or to the order of the Trustee; (v) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vi) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within 120 days of the Closing Date) to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee. [Delivery of MBS and Agency Securities, if applicable.]

THE MASTER SERVICER


        General. [Union Planters Bank, N.A., a national banking association, will act as Master Servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement. The Master Servicer, a wholly-owned banking subsidiary of Union Planters Corporation, is engaged, among other things, in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans.]


        The executive offices of the Master Servicer are located at _______________, telephone number (__)__________.

        Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                                As of December 31, 19                As of December 31, 19                    As of , 19
                                ----------------------               ----------------------                   ----------

                                                By Dollar                           By Dollar                           By Dollar
                              By No. of         Amount of         By No. of         Amount of          By No. of         Amount of
                                Loans             Loans             Loans             Loans              Loans           Loans  --
                                -----             -----             -----             -----              -----           -----

                                                                 (Dollar Amount in Thousands)

Total Portfolio               ________                            ________           $______           ________          $________
                                               $________

Period of
Delinquency

  31 to 59 days                   (  %)                               (  %)                                (  %)
  60 to 89 days                   (  %)                               (  %)                                (  %)
  90 days or more                 (  %)        _________              (  %)         ________               (  %)         _________
                              ________                             _______                            _________

Total Delinquent              ________         $________           _______          $_______          _________
Loans                                                                                                                   $ ________

Percent of Portfolio                      %                %                 %                  %                                  %
                                                                                                    %

Foreclosures
pending (1)

Percent of Portfolio                      %                %                 %                  %                                  %
                                                                                                    %

Foreclosures

Percent of Portfolio                      %                %                 %                  %                                  %
                                                                                                    %


--------------------

(1)  Includes bankruptcies which preclude foreclosure.

        There can be no assurance that the delinquency and foreclosure experience of the Assets comprising the Trust Fund will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Assets comprising the Trust Fund will depend on the results obtained over the life of the Trust Fund.

                              LOAN LOSS EXPERIENCE

                                                                      At or for At or for
                                                                      the ____  the ____
                                                                      Months    Months
                                                                       Ended     Ended
                                      At December 31,                       [31],      [31],
------------------------------------------------------------------------------------------
                              1992      1993     1994    1995    1996    1996     1997
                              -----     ----     ----    ----    ----    ----     ----
                                    (Dollars in Thousands)

Number of Mater Servicer-
 Serviced Mortgage Loans (1)
Average Number of
 Master Servicer-Serviced
 Mortgage Loans During
 Period  ...................
Number of Master Servicer-
 Serviced Mortgage Loans
 Foreclosed ................
Maser Servicer-Serviced
 Mortgage Loans
 Foreclosed as a
 Percentage of Total
 Master Servicer-Serviced
 Contacts (2) ..............
Master Servicer-Serviced
 Mortgage Loans
 Foreclosed as a
 Percentage of Average
 Number of Master Servicer-
 Serviced Mortgage Loans ...
Average Outstanding
 Principal Balance
 of Mortgage Loans (3) .....
Net Losses from Mortgage Loan
 Foreclosures(4):
 Total dollars (3) .........
 As a Percentage of Average
  Principal Balance of
  Mortgage Loans(3)(5) .....

------------------
(1)     As of period end.
(2) Total Master Servicer-serviced mortgage loans forclosed during the applicable period expressed as a percentage of the number of Master Servicer-serviced mortgage loans at the end of the applicable period.
(3) Includes mortgage loans originated by Master Servicer and serviced by Master Servicer or others.
(4) Net losses represent the amounts charged by the Master Servicer against its loss reserves for the periods indicated. Such amounts include estimaes of net losses with respect to certain foreclosures. Charges to the loss reserves in respect of a foreclosed mortgage loan generally are made before the foreclosed mortgage loan becomes liquidated. The length of the accrual period for the amount of accrued and upaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the mortgage loan was owned by an entity other than the Master Servicer.
(5) Total net losses incurred on liquidated mortgage loans during the applicable period expressed as a percentage of the average principal balance of all mortgage loans at the end of the applicable period.
(6)     Annualized.

        [NOTE THAT DATA PRESENTED IN THE FOREGOING TABLES IN ANY PROSPECTUS SUPPLEMENT WILL BE AS OF A DATE NO MORE THAN 135 DAYS PRIOR TO THE DATE OF SUCH PROSPECTUS SUPPLEMENT.]

        The data presented in the foregoing tables are for illustrative purposes only, and there is no assurance that the delinquency and loan loss experience of Mortgage Loans in comprising the Trust Assets will be similar to that set forth above. The delinquency and loan loss experience of mortgage loans historically has been sharply affected by downturns in regional or local economic conditions. For instance, such a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased level of delinquencies and loan losses on mortgage loans in affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon mortage loan losses. Information regarding the geographic location, at origination, of the Mortgaged Properties is set forth under "Description of the Assets" herein.

        In particular, the foregoing data generally represents the Master Servicer's experience servicing mortgage loans underwritten pursuant to particular underwriting standards, which may differ from the underwriting standards used to originate the Mortgage Loans. Further, this data reflect the Master Servicer's experience servicing mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Mortgage Loans and the Master Servicer's servicing experience with respect thereto may differ materially from the historical servicing data presented therein.

CERTIFICATE ACCOUNT

        The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Assets of the Trust Fund, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Assets" and "Description of the Agreements -- Security Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        [Disclose Servicing Standard]

        The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Asset, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Asset is computed. The Servicing Fee Rate [with respect to each Asset equals % per annum] [equals the weighted average of the excesses of the Asset Rates over the respective Net Asset Rates].

        As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Assets on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer [and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer].

REPORTS TO CERTIFICATEHOLDERS

        On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Assets and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Offered Securities -- Reports to Securityholders in the Prospectus.

VOTING RIGHTS

        At all times during the term of the Pooling and Servicing Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Security Principal Balances of their Certificates [(net, in the case of the Class __, Class __ and Class __ Certificates, of any Uncovered Portion of the related Security Principal Balance)]. Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

        The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Asset or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

        Any such purchase by the Master Servicer of all the Assets and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Assets and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Assets then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Principal Balance of the Assets then in the Trust Fund is less than __% of the aggregate Principal Balance of the Assets as of the Cut-off Date. [In addition, the Master Servicer may at its option purchase any Class or Classes of Offered Certificates with a Security Principal Balance less than __% of the original balance thereof at a price equal to such Security Principal Balance plus accrued interest through _________.]

                                   THE TRUSTEE

         _______________ is the Trustee under the Pooling and Servicing Agreement. The mailing address of the Trustee is _________________, Attention:
Corporate Trust Department.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Certificates will be used to purchase the Assets simultaneously and to pay other expenses connected with pooling the Assets and issuing the Certificates.

                                  UNDERWRITING

         The Depositor has entered into an underwriting agreement dated ________ __, 19__ (the "Underwriting Agreement") with _________________ (the "Underwriter"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the Offered Certificates set forth below opposite its name.

                             Class __         Class __        Class __

 [Underwriter]             $__________       $__________      $________



        The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Offered Certificates if any of the Offered Certificates are purchased.

        The Depositor has been advised that the Underwriter proposes to offer the Offered Certificates to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriter and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Offered Certificates, the public offering prices and concessions and discounts to dealers may be changed by the Underwriter.

                                  Concession                      Discount
                                 (Percent of                    (Percent of
                              Principal Amount)              Principal Amount)

Class __                           _____%                         _____%

Class __                           _____%                         _____%

Class __                           _____%                         _____%

        The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

        The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

        [Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

        In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Depositor nor any of its affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.]

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested (collectively, "Plans"), that are subject to ERISA or corresponding provisions of the Code should carefully review with their legal advisors whether the purchase or holding of any Certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Certificate. See "ERISA Considerations" in the Prospectus.

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (1) a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and (2) plan assets. The Plan Asset Regulations define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Offered Certificates are treated as equity securities for purposes of the Plan Asset Regulations. Nonetheless, the Look-Through Rule will not apply to the Offered Certificates as long as one or more of the exceptions specified in the Plan Asset Regulations are satisfied. One exception to the Look-Through Rule will apply if the security is registered under the Securities Exchange Act of 1934, as amended, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "Publicly Offered Exception"). Another exception will apply if, immediately after the most recent acquisition of an equity interest, "benefit plan investors," within the meaning of the Plan Asset Regulations, do not own 25% or more of the value of any class of equity interests in the related trust (the "Insignificant Participation Exception"). Based on the information available to the Underwriters at the time of the printing of the Prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to either the initial or subsequent purchases of the Offered Certificates.

         [The U.S. Department of Labor has granted an administrative exemption to the Underwriter (Prohibited Transaction Exemption __-___; Exemption Application No. ______, __ Fed. Reg.______ (19__))(referred to herein as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include assets such as the Assets.

         Among the general conditions that must be satisfied for the Exemption to apply are the following:

                  (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the related trust;

                  (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Investors Service, L.P. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") or Duff & Phelps Inc. ("D&P");

                  (4) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

                  (6) the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

                  (7) the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith.

The Exemption defines the term "reasonable compensation" by reference to DOL Regulation Sec 2550.408c-2, 29 C.F.R. Sec. 2550.480c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of an Offered Certificate should satisfy itself that all amounts paid to or retained by the Underwriters, the Depositor and the Master Servicer of the Assets represent reasonable compensation for purposes of the Exemption. In addition, it is a condition of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements: (a) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools; (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

        The Exemption does not apply to Plans sponsored by the Depositor, the Underwriter, the Trustee, the Master Servicer and any obligor with respect to Assets included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.]

        [The Exemption may apply to the acquisition and holding of the Class __ and Class __ Certificates by Plans provided that all conditions of the Exemption are met. Prospective investors should be aware, however, that even if the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the Class of Certificate to be acquired, the type of Plan fiduciary that is making the decision to acquire such Certificate and the circumstances under which such decision is made, including, but not limited to, (a) PTCE 91-38, regarding investments by bank collective investment funds; (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (c) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools. Before purchasing Class __ or Class __ Certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in
Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of the Exemption or any other exemptions would be met. A purchaser of Class __ or Class __ Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. In addition, any Plan Investor contemplating an investment in the Senior Certificates should note that the duties and obligations of the Trustee and the Master Servicer are limited to those expressly set forth in the Pooling and Servicing Agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.]

        [BECAUSE THE SUBORDINATE CERTIFICATES ARE SUBORDINATED SECURITIES, THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS. AS A RESULT, THE PURCHASE OR HOLDING OF ANY SUBORDINATE CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. [ACCORDINGLY, NONE OF THE OFFERED SUBORDINATE CERTIFICATES ARE OFFERED FOR SALE OR ARE TRANSFERABLE TO A PLAN INVESTOR][ACCORDINGLY, EACH PURCHASER OF ANY SUBORDINATE CERTIFICATE, BY VIRTUE OF SUCH PURCHASER'S RECEIPT OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED [EITHER (I)] THAT IT IS NOT A PLAN INVESTOR [OR (II) THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE APPLY TO SUCH PURCHASE],] UNLESS SUCH PURCHASER PROVIDES THE MASTER SERVICER AND THE TRUSTEE WITH A BENEFIT PLAN OPINION.]

                                LEGAL INVESTMENT

        The Class __ and Class __ Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class __ and Class __ Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" in the Prospectus.


        The appropriate characterization of the Subordinate Certificates under various legal investment restrictions, and thus the ability of investors subject to such restrictions to purchase such Certificates, is subject to significant interpretative uncertainties.

        Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

        The Depositor makes no representations as to the proper characterization of any Class of the Offered Certificates for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Offered Certificates under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 LEGAL MATTERS

        Certain legal matters will be passed upon for the Depositor by Hunton & Williams, Richmond, Virginia, and for the Underwriter by ____________, New York, New York. The material federal income tax consequences of the Offered Certificates have been passed upon for the Depositor by Hunton & Williams.


                                     RATING

        It is a condition to their issuance that each Class of Offered Certificates obtain the ratings specified on the cover page hereof from the Rating Agencies specified on the cover page hereof.

[INSERT LANGUAGE DESCRIBING EACH APPLICABLE RATING CATEGORY]

        The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of rapid prepayments of the Assets or in the event that the Trust is terminated prior to the latest final scheduled Distribution Date for the Certificates. In addition, the ratings of the Offered Certificates do not address the possibility that, in the event of the bankruptcy of the Depositor, the issuance and sale of the Offered Certificates might be recharacterized as a financing and that, as a result of such recharacterization, distributions on the Offered Certificates may be delayed or altered.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

        The Depositor will request _______________ and ________________ to rate the Offered Certificates. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor's request.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION DATED            , 199
                                             -----------     --


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH [ ], 1998)


                                 $-------------
                     UNION PLANTERS MORTGAGE FINANCE CORP.
                  COLLATERALIZED MORTGAGE BONDS, SERIES 199_-_

     Union Planters Mortgage Finance Corp. (the "Depositor") will issue $___________ aggregate principal amount of Collateralized Mortgage Bonds, Series 199_-_, designated as the Class __ Bonds, the Class __ Bonds and the Class __ Bonds (collectively, the "Bonds"). The Bonds will be issued pursuant to an indenture dated as of ______________ 1, 199_ (the "Indenture") between the Depositor and ___________, as Trustee (the "Trustee"). [Trust Agreement, Owner Trustee if Owner Trust structure]


     The Trust Fund will consist of certain [adjustable rate] [fixed rate] first lien residential loans made or to be made in the future (the "Mortgage Loans") secured by first deeds of trust or mortgages on one- to four-family residential properties, the collections in respect of such Mortgage Loans, mortgage-backed securities evidencing interests in or secured by Mortgage Loans ("MBS"), and/or mortgage-related securities issued or guaranteed by the United States, agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities") or a combination of Mortgage Loans, MBS and/or Agency Securities (collectively, the "Assets"). [The Bonds will represent indebtedness of the [Depositor][Trust Fund].] [Credit Support, if any.]


     Payments of principal of and interest on the Bonds will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Payment Date"), commencing on ________, 199_ to the extent described herein. Interest will accrue on the Class __ and Class
__ Bonds at a rate (the "Interest Rate") equal to ___% per annum from the Closing Date to the first Payment Date and at [a floating rate equal to [Index] (as defined herein) plus ___% per annum, subject to a cap of __% per annum] [___% per annum] thereafter.

     THE YIELD TO INVESTORS IN THE [INTEREST ONLY] [PRINCIPAL ONLY] BONDS WILL BE EXTREMELY SENSITIVE TO THE TIMING AND AMOUNT OF PRINCIPAL PREPAYMENTS ON THE ASSET POOL, AND HOLDERS OF THE [INTEREST ONLY] BONDS MAY FAIL TO RECOVER FULLY THEIR INITIAL INVESTMENT. SEE "RISK FACTORS" AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

     THE RIGHTS OF THE HOLDERS OF THE CLASS __ BONDS AND THE CLASS __ BONDS TO PAYMENTS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS __ BONDS.

     Prospective investors in the Bonds should consider, among other things, the material risks set forth under the caption "Risk Factors" herein on page __ and in the Prospectus on page 10.

          THESE BONDS ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
    AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                           OTHER GOVERNMENTAL AGENCY.

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                          ----------------------------

     It is a condition to the issuance of the Bonds that [Rating Agencies] rate
(i) the Class __ Bonds at least "___," (ii) the Class __ Bonds at least "__," and (iii) the Class __ Bonds at least "___."

Collaterialized      Original                    Class                     Weighted                    Stated
   Mortgage          Principal                 Interest                 Average Life at               Maturity
    Bonds           Amount (1)                   Rate                    Pricing Speed                  Date
------------------------------------------------------------------------------------------------------------
Class __                                                                      years
Class __                                                                      years
Class __                                                                      years

---------------------

(1) Subject to a permitted variance of plus or minus 5% for each Class, depending on the Mortgage Loans actually pledged to secure the Bonds.

     The Bonds offered hereby will be purchased by ____________________ [and ] ([collectively,] the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Bonds are expected to be $_____________ before deducting expenses payable by the Depositor in the amount of $_______.

     The Bonds are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. [It is expected that the Bonds will be delivered in book-entry form through the facilities of the Depository Trust Company on or about _______, 199_.]

                              --------------------

     Each Series of Bonds offered hereby constitute part of a separate Series of Securities being offered by Union Planters Mortgage Finance Corp. from time to time pursuant to its Prospectus dated September __, 1997. This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                              --------------------

                                 [UNDERWRITER]

_______________, 199_

     THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF BONDS ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH __, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT
IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


        - Approximately __% of the Mortgage Loans are subject to higher than customary mortgage loan credit risk because they have been underwritten in accordance with standards applicable to "non-conforming credits" and do not satisfy Fannie Mae or Freddie Mac underwriting guidelines. See "Risk Factors -- Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.


                                                 TABLE OF CONTENTS
                                                                                                               PAGE
                                               PROSPECTUS SUPPLEMENT
Summary..........................................................................................................S-
Risk Factors.....................................................................................................S-
Description of the Assets........................................................................................S-
Description of the Servicing Agreement...........................................................................S-
Description of the Bonds.........................................................................................S-
Certain Yield, Prepayment and Maturity
  Considerations.................................................................................................S-
The Depositor....................................................................................................S-
The Indenture....................................................................................................S-
The Trustee......................................................................................................S-
Use of Proceeds..................................................................................................S-
Underwriting      ...............................................................................................S-
ERISA Considerations.............................................................................................S-
Legal Investment.................................................................................................S-
Legal Matters....................................................................................................S-
Rating...........................................................................................................S-

                                                    PROSPECTUS

Prospectus Supplement..............................................................................................
Available Information..............................................................................................
Summary of Prospectus      ........................................................................................
Risk Factors.......................................................................................................
Description of the Trust Funds.....................................................................................
Yield Considerations...............................................................................................
The Depositor......................................................................................................
Description of the Offered Securities..............................................................................
Description of the Agreements......................................................................................
Description of Credit Support......................................................................................
Insurance Policies on the Mortgage Loans...........................................................................
Certain Legal Aspects of Mortgage Loans............................................................................
Use of Proceeds   .................................................................................................
Federal Income Tax Consequences....................................................................................
State Tax Considerations...........................................................................................
ERISA Considerations...............................................................................................
Legal Investment...................................................................................................
Plan of Distribution...............................................................................................

Legal Matters......................................................................................................
Experts............................................................................................................
Financial Information..............................................................................................
Ratings............................................................................................................
Glossary...........................................................................................................


                             ----------------------

     UNTIL NINETY DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

     There will be no application to list the Bonds on any exchange, although the Underwriter intends to make a secondary market in the Bonds, it has no obligation to do so. There is currently no secondary market for the Bonds and there can be no assurance that a secondary market for the Bonds will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE BONDS. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "UNDERWRITING" HEREIN.

     [The Class __ Bondholders will have the benefit of a [PARTICULAR ITEM OF CREDIT SUPPORT] provided by [PROVIDER]. The ____________ will [not] be available to support other Classes of Bonds. See "Description of the Bonds - Credit Support" herein.]

     The Depositor may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $______________ in aggregate principal amount of Securities, issuable in Series. As of the date of this Prospectus Supplement, the Depositor has publicly sold or committed to sell $___________ in aggregate principal amount of Securities, including the Bonds.

                             ----------------------

     [The Depositor has filed with the Securities and Exchange Commission certain materials relating to the Assets and the Bonds on Form 8-K. Such materials have been prepared by the Underwriter for certain prospective investors, and the information included in such materials is subject to, and superseded by, the information set forth in this Prospectus Supplement.]

                                    SUMMARY

     The following summary of material information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in Glossary in the Prospectus.


Depositor.............................  Union Planters Mortgage Finance Corp., a
                                        Delaware corporation (the "Depositor"),
                                        a direct, wholly-owned finance
                                        subsidiary of Union Planters Bank, N.A., a national banking association. The principal executive offices of the Depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018. See "The Depositor" herein and in the Prospectus.


Securities Offered..................... Collateralized Mortgage Bonds, Series
                                        199_-_ (the "Bonds"). Each Bond
                                        represents the right to receive payments of interest at the Interest Rate described below, payable [monthly], and payments of principal at such time and to the extent provided herein.



                                                                Interest            Original
                                                                  Rate          Principal Amount
                                                              ----------------------------------
                                         Class __ Bonds
                                         Class __ Bonds
                                         Class __ Bonds

Risk Factors........................... An investment in the Bonds involves various risks, and prospective
                                        investors should consider carefully the
                                        matters discussed under "Risk Factors"
                                        herein and in the Prospectus prior to
                                        making an investment in the Bonds.

Master Servicer........................ [Union Planters Bank, N.A., a national banking association] (the "Master
                                        Servicer"). The Master Servicer will
                                        service the Assets pursuant to a
                                        Servicing Agreement dated _________1,
                                        199_ between the Depositor and the
                                        Master Servicer (the "Servicing
                                        Agreement").


Indenture.............................. The Bonds will be issued pursuant to an indenture dated as of __________ 1, 199_
                                        (the "Indenture") between the Depositor
                                        and the Trustee.

[Trust Agreement....................... The [Owner Notes] will be issued pursuant to a Trust Agreement dated as
                                        of __________ 1, 199_ (the "Trust
                                        Agreement") between ____________ and the
                                        Owner Trustee.]

Trustee................................ ___________________ (in such capacity, the "Trustee").

[Owner Trustee......................... ___________________ (in such capacity, the "Owner Trustee").]

The Assets............................. The Trust Fund securing the Bonds will include: a pool of [adjustable] [fixed]
                                        rate first lien residential loans (the
                                        "Mortgage Loans"), and secured primarily by first [deeds of trust] [mortgages] on one- to four-family residential properties (the "Mortgaged Properties"); the collections in respect of the

                                        Mortgage Loans received after the
                                        Cut-Off Date; property securing the
                                        Mortgag Loans that has been acquired by
                                        foreclosure or deed in lieu of
                                        foreclosure; [Credit Support, if
                                        any][Liquidity Facilities, if any]; a
                                        pledge of the Depositor's rights under
                                        the Purchase Agreement; rights under
                                        certain hazard insurance policies
                                        covering the Mortgaged Properties;
                                        [other mortgage-backed securities
                                        evidencing interests in or secured by
                                        Mortgage Loans ("MBS")], [and/or
                                        mortgage-related securities issued or
                                        guaranteed by the United States,
                                        agencies or instrumentalities thereof or agencies created thereby (the "Agency Securities")][or a combination of Mortgage Loans, MBS and/or Agency Securities] (collectively, the
                                        "Assets").


                                        The Trust Fund will include the unpaid
                                        principal balance of each Asset as of
                                        the Cut-Off Date (the "Cut-Off Date
                                        Principal Balance") [plus any additions
                                        thereto as a result of new advances made pursuant to the applicable Loan Agreement (the "Additional Balances") during the life of the Trust Fund]. With respect to any date, the "Pool Balance" will be equal to the aggregate of the principal balances of all Assets as of such date. The "Principal Balance" of an Asset (other than a Liquidated Asset) on any day is equal to its Cut-Off Date Principal Balance[, plus (i) any Additional Balances in respect of such Assets], minus [(ii)] all collections credited against the Principal Balance of such Asset in accordance with the related Loan Agreement prior to such day. The Principal Balance of a Liquidated Asset after the final recovery of related Liquidation Proceeds shall be zero.

                                        [The Assets will have an aggregate
                                        principal balance as of the Cut-off Date of $_________ and individual principal balances at origination of at least $______________ but not more than
                                        $__________, with an average principal
                                        balance at origination of approximately
                                        $_________. The Assets will have terms
                                        to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Assets will bear interest at Asset Rates of at least _____% per annum but not more than _____% per annum, with a weighted average Asset Rate of approximately ____% per annum as of the Cut-off Date. The Assets will be acquired by the Depositor on or before the Closing Date [Pre-Funding, if any]. In connection with its acquisition of the Assets, the Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Bonds) certain rights in respect of representations and warranties described herein that were made by the Asset Seller.]

                                        [_____ of the Assets, representing
                                        _____% of the Assets by aggregate
                                        principal balance as of the Cut-off
                                        Date, provide for scheduled payments of
                                        principal and/or interest ("Payments")
                                        to be due on the _____ day of [each
                                        month]; the remainder of the Assets
                                        provide for Payments to be due on
                                        [identify day or days] of [each month]
                                        (the date in [any month] on which a
                                        Payment on an Asset Loan is first due,
                                        the "Due Date"). [The rate per annum at
                                        which interest accrues on each Asset is
                                        subject to adjustment on specified Due
                                        Dates (each such date, an "Interest Rate
                                        Adjustment Date") by adding a fixed
                                        percentage amount (a "Gross Margin") to
                                        the value of the then-applicable Index
                                        (as described below) subject, in the
                                        case of substantially all of the Assets, to limitations on the periodic adjustment of the related Asset Rate, and to maximum and minimum lifetime Asset Rates, as described herein. ___ of the Assets, representing ___% of the Assets by aggregate principal balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur [monthly]; the remainder of the Assets provide for adjustments to the Asset Rate to occur quarterly, semi-annually or annually. [Each of the Assets provides for an initial fixed interest rate period;] of the Assets, representing _____% of the Assets by aggregate principal balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Asset is scheduled to occur on ________.]]

                                        [The amount of the Payment on each Asset is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding principal balance of the Assets over its then remaining amortization schedule and pay interest at the applicable Asset Rate, subject, in the case of several Assets, to payment caps, which limit the amount by which the Payment may adjust on any Payment Adjustment Date as described herein. _______ of the Assets, representing __% of the Assets (by aggregate principal balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Assets provide for adjustments of the Payment to occur monthly, quarterly or semi-annually.]

                                        [__ Assets, representing ____% of the
                                        Assets by aggregate principal balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Assets, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.]


                                        Approximately __% of the Mortgage Loans
                                        are expected to have been underwritten
                                        generally in accordance with
                                        underwriting standards for
                                        "non-conforming credits," which provide
                                        for Mortgagors whose creditworthiness
                                        and repayment ability do not satisfy the underwriting guidelines of Fannie Mae and Freddie Mac. See "Risk Factors -- Underwriting standards for certain Mortgage Loans may be less stringent and increase the potential for delinquencies" herein and in the Prospectus.

                                        [Assets included in the Trust Fund may
                                        be one or more months delinquent with
                                        regard to payment of principal and
                                        interest at the time of their deposit
                                        into the Trust Fund.] [The Mortgage
                                        Loans contain (i) __ Mortgage Loans,
                                        representing ____% of the Assets by
                                        aggregate principal balance as of the

                                        Cut-off Date, that, as of the Cut-off
                                        Date, have more than 12 scheduled
                                        payments of principal and interest past
                                        due under the terms of the related
                                        Mortgage Note (each, a "Non-Performing
                                        Mortgage Loan"), (ii) __ Mortgage Loans, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than twelve 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) __ Mortgage Loans, representing ____% of the Assets by aggregate principal balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

                                        The Assets with respect to any Series
                                        may be guaranteed or insured with
                                        respect to payment of interest and/or
                                        principal by the United States, agencies or instrumentalities thereof or created thereby, state or local governments, agencies or instrumentalities, or private insurance providers. [Disclose particular insurance providers]

                                        [Title and issuer of underlying MBS and
                                        Agency Securities, if any, including
                                        amount deposited or pledged, amount
                                        originally issued, maturity date,
                                        interest rate, [redemption provisions],
                                        description of other material terms.]

                                        For a further description of the Assets, see "Description of the Assets" herein.

[The Indices........................... As of any Interest Rate Adjustment
                                        Date, the Index used to determine the
                                        Asset Rate on [each][identify certain]
                                        Asset will be the ____________. See
                                        "Description of the Assets -- The
                                        Indices" herein.]

[Conversion of Mortgage Loans.......... Approximately __% of the Mortgage
                                        Loans (by aggregate principal balance as of the Cut-off Date) (the "Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate, provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of any such Mortgage Loan, the related Warrantying Party (as defined herein) will be obligated to purchase the Converting Mortgage Loan (as defined herein) at the Conversion Price (as defined herein). [In the event of a failure by a Sub-Servicer to purchase a "Converting Mortgage Loan"], the Master Servicer is required to use its best efforts to purchase such Converted Mortgage Loan (as defined herein) from the Trust Fund at the Conversion Price during the one-month period following the date of conversion.] In the event that neither the related Warrantying Party nor the Master Servicer purchases a Converting or Converted Mortgage Loan, the Trust Fund will thereafter include both fixed-rate and adjustable-rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.]

Collections............................ All collections on the Assets will be allocated by the Master Servicer in
                                        accordance with the Loan Agreements
                                        between amounts collected in respect of
                                        interest ("Interest Collections") and
                                        amounts collected in respect of
                                        principal ("Principal Collections" and
                                        collectively with Interest Collections,
                                        the "Collections"). The Master Servicer
                                        will generally deposit Collections
                                        distributable to the Bondholders in an
                                        account established for such purpose
                                        under the Servicing Agreement (the
                                        "Collection Account"). See "Description
                                        of the Bonds -- Payments on Assets;
                                        Deposits to Collection Account" herein.

Description of the Bonds

    A.   Principal Payments
           on the Bonds................ On each Payment Date, the Principal
                                        Distribution Amount will be applied, to
                                        the extent of the Available Distribution
                                        Amount, to pay principal on the Bonds
                                        until they are paid in full. The
                                        allocation of the Principal Distribution
                                        Amount for each Payment Date to each
                                        Class of Bonds is described herein under "Description of the Bonds -
                                        Distributions." Principal payments to a
                                        Class will be made to the Holders of the Bonds of such Class pro rata in the proportion that the aggregate outstanding Security Principal Balance of each Bond of such Class bears to the aggregate outstanding Security Principal Balance of all Bonds of such Class. See "Description of the Bonds" herein.

                                        [Payments of principal to the Holders of the Subordinate Bonds on any Payment Date are subordinate to and will be made only after the payment in full of (i) all interest and principal due on the Senior Bonds and (ii) all interest due on the Subordinate Bonds.]

                                        As to any Payment Date, the "Due Period" is the calendar month preceding the month of such Payment Date.

                                        "Liquidation Loss Amount" means with
                                        respect to any Liquidated Asset, the
                                        unrecovered Principal Balance thereof at the end of the related Due Period in which such Asset became liquidated after giving effect to the Net Liquidation Proceeds in connection therewith.

    B.   Interest Payments on
           the Bonds and
           Interest Rate............... Interest will accrue on the unpaid
                                        Security Principal Balance of the Bonds
                                        at the per annum rate (the "Interest
                                        Rate") equal to ___% per annum from the
                                        Closing Date to the first Payment Date
                                        and thereafter interest will accrue on
                                        the Bonds from and including the
                                        preceding Payment Date to but excluding
                                        such current Payment Date (each, an
                                        "Interest Accrual Period") at [a
                                        floating rate equal to [Index] plus
                                        ___%, subject to a cap of __% per annum]
                                        [___%]. [Interest will be computed on
                                        the basis of a 360 day year consisting
                                        of 12 months of 30 days each.] [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Bonds on any Payment Date that continues for five days constitutes an Event of Default under the Indenture. See "Description of the Bonds -- Interest" herein.

    C.   Payment Date.................. The ____ day of each month or, if such day is not a Business Day, the next
                                        succeeding Business Day, commencing with
                                        _______, 199_.

    D.   Record Date................... The Record Date for each Payment Date is [the last Business Day of the month
                                        preceding the month in which the related
                                        Payment Date occurs ](each, a "Record
                                        Date"). See "Description of the Bonds"
                                        herein.

    E.   Final Scheduled
           Payment Dates............... To the extent not previously paid, the
                                        Security Principal Balance of the Bonds
                                        will be due on the Payment Date in
                                        _______, 20__. Failure to pay the full
                                        Security Principal Balance of Bonds on
                                        or before the applicable final scheduled payment dates constitutes an Event of Default under the Indenture.

    F.   Form and Registration......... The Bonds will initially be delivered in book-entry form ("Book-Entry Bonds").
                                        Holders of the Bonds may elect to hold
                                        their interests through The Depository
                                        Trust Company ("DTC"). Transfers within
                                        DTC will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Bonds are Book-Entry Bonds, such Bonds will be evidenced by one or more securities registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. The Bonds will initially be registered in the name of Cede. The interests of such Holders will be represented by book entries on the records of DTC and participating members thereof. No Holder of a Bond will be entitled to receive a definitive note representing such person's interest, except in the event that Bonds in fully registered, certificated form ("Definitive Bonds") are issued under the limited circumstances described in "Description of the Offered Securities" in the Prospectus. All references in this Prospectus Supplement to Bonds reflect the rights of Holders of such Bonds only as such rights may be exercised through DTC and its participating organizations for so long as such Bonds are held by DTC.

    G.   Denominations................. The Bonds will be issued [on the book-
                                        entry records of DTC and its
                                        Participants] [in registered, certified
                                        form] in minimum denominations of
                                        $_______ and integral multiples of
                                        $_____ in excess thereof[, with one Bond of such class evidencing an additional amount equal to the remainder of the Bond Balance thereof].

Servicing.............................. The Master Servicer will be responsible for servicing, managing and making
                                        collections on the Assets. On the
                                        ________ Business Day, but no later than the ________ calendar day, of each month (the "Determination Date"), the Master Servicer will calculate, and instruct the Trustee regarding, the amounts to be paid, as described herein, with respect to the related Due Period to the Holders. See "Description of the Bonds" herein. The Master Servicer will receive a monthly servicing fee in the amount of ____% per annum (the "Servicing Fee Rate"), of the related Pool Balance and certain other amounts, as servicing compensation from the Trust Fund. See "Servicing of Assets -- Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Master Servicer. See "Servicing of the Loans --Certain Matters Regarding the Master Servicer" and "Description of the Agreements -- Events of Default" and "-- Rights Upon Event of Default" in the Prospectus.

[Advances.............................. The Master Servicer is obligated as part of its servicing responsibilities
                                        to make certain advances that in its
                                        good faith judgment it deems recoverable with respect to delinquent scheduled payments on Assets. [The Master Servicer also is obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to Assets.] Neither the Depositor nor any of its affiliates has any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Assets. [The Trustee is obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Bonds - Advances" herein and "Description of the Offered Certificates - Advances in Respect of Delinquencies" in the Prospectus.]

Optional Termination................... The Depositor may, at its option, redeem a Class or Classes of Bonds in
                                        whole, but not in part, on any Payment
                                        Date (i) on or after _________________,
                                        or (ii) on the date on which,
                                        after taking into account payments of
                                        principal to be made on such Payment
                                        Date, the aggregate outstanding
                                        principal balance of the Bonds is less
                                        than _____% of the initial aggregate
                                        Security Principal Balance of the Bonds.
                                        Such redemption will be paid in cash at
                                        a price equal to 100% of the aggregate
                                        outstanding Security Principal Balance
                                        of the Class of Bonds so redeemed, plus
                                        accrued and unpaid interest through the
                                        day preceding the final Payment Date. At the option of the Depositor, an optional redemption of a Class of Bonds can be effected without retiring such Class of Bonds so that the Depositor has the ability to own or resell such Class of Bonds. Upon redemption and retirement of all of the Bonds, the Assets securing those Bonds may be released from the lien of the Indenture. See "Description of the Bonds -- Optional Termination" herein and "Description of the Offered Securities -- Termination" in the Prospectus.

Credit Support......................... [Disclose Credit Support, if any.]

Liquidity Facility..................... [Disclose Liquidity Facility, if any.]


Federal Income Tax
  Consequences......................... Based on the facts as they currently exist, Hunton & Williams, tax counsel
                                        to the Depositor, is of the opinion
                                        that the Bonds will be taxable debt
                                        obligations under the Internal Revenue
                                        Code of 1986, as amended (the "Code")
                                        and interest paid or accrued thereon,
                                        including any original issue discount,
                                        will be taxable to Bondholders. No
                                        election will be made to treat the
                                        Depositor, the Trust Fund, the Assets,
                                        or the arrangement by which the Bonds
                                        are issued as a real estate mortgage
                                        investment conduit or a financial asset
                                        securitization investment trust.
                                        Interest income (including original
                                        issue discount and market discount) will accrue on the Bonds as described in "Federal Income Tax Consequences" in the Prospectus. The Bonds may be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences --- Original Issue Discount" in the Prospectus. In determining the rate of accrual of original issue discount and market discount, if any, on the Bonds, Bondholders should use a prepayment assumption of [ %] [CPR] [SPA]. No representation is made, however, as to the rate at which prepayments on the Assets actually will occur.


Legal Investment....................... The Class __ and Class __ Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.
                                        Accordingly, the Class __ and Class __
                                        Bonds will be legal investments for
                                        certain entities to the extent provided
                                        in SMMEA, subject to state laws
                                        overriding SMMEA. A number of states
                                        have enacted legislation
                                        overriding the legal investment
                                        provisions of SMMEA. See "Legal
                                        Investment" herein and in the
                                        Prospectus.




                                        The Depositor makes no representations
                                        as to the proper characterization of any Class of the Bonds for legal investment or other purposes, or as to the legality of investment by particular investors in any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining to what extent the Bonds are subject to investment, capital or other restrictions. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations................... It is anticipated that the Bonds will be treated as debt for state law
                                        purposes. Accordingly, a purchaser
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), should not be treated as
                                        having acquired a direct interest in the Assets by reason of its purchase of a Bond. However, fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA, or corresponding provisions of the Code ("Plans") should review carefully with their legal advisors whether the purchase or holding of the Bonds still could give rise to a transaction that is prohibited under ERISA or the Code. Certain prohibited transaction exemptions may be applicable to certain Classes of the Bonds as described herein. See "ERISA
                                        Considerations" herein and in the
                                        Prospectus.

Rating................................. It is a condition to the issuance of the Bonds that each Class of Bonds
                                        receive the ratings specified for such
                                        Class on the cover page hereof. A
                                        security rating is not a recommendation
                                        to buy, sell or hold securities and may
                                        be subject to revision or withdrawal at
                                        any time by the assigning rating
                                        organization. A security rating does not represent any assessment of the likelihood of principal prepayments on the Assets or of the degree to which the rate of such prepayments might differ from those originally anticipated. Also, a

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



                                        security rating does not represent any
                                        assessment of the yield to maturity that investors may experience.

                                        The Depositor has not requested a rating of the Bonds from any rating agency other than _________________ [and
                                        __________________]. However, there can
                                        be no assurance as to whether any other
                                        rating agency will rate the Bonds, or if one does, what rating would be assigned by such rating agency.

                                  RISK FACTORS

     Prospective investors should consider, among other things, the following, which represent the principal factors that make an offering of Bonds speculative or high risk:

     Bondholders Have Recourse Only to Trust Assets Pledged to Secure the Bonds. The Bonds will not be insured or guaranteed by any governmental entity or by the Depositor, the Master Servicer, the Trustee or any affiliate of the foregoing or by any other person. The Bondholders will have no recourse to the Depositor in the event of a default on the Bonds, and each Bondholder will be deemed to have agreed by the acceptance of its Bond not to file a bankruptcy petition or commence similar proceedings in respect of the Depositor. The Trust Assets pledged to secure the Bonds will be the only source for payments on the Bonds.

     The Weighted Average Life of The Bonds Is Uncertain. The rate and timing of principal payments on the Bonds will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets. The rate at which principal prepayments occur on the Assets will be affected by a variety of factors, including, without limitation, the terms of the Assets, the level of prevailing interest rates, the availability of mortgage credit and economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Asset Rates on the Assets, such Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Assets. [The rate of principal payments on the Bonds will correspond to the rate of principal payments on the Assets and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Assets and by the extent to which the Master Servicer is able to enforce such provisions. Assets with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.] [As is the case with mortgage-backed securities generally, the Bonds are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.]

     The Yield of the Bonds will be Affected by Circumstances beyond the Depositor's Control. The yield to maturity on the Bonds will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Assets due to a breach of representation and warranty) on the Assets and the allocation thereof to reduce the Security Principal Balance of such Classes. [The yield to maturity on the Class __ Bonds will also depend on changes in the applicable Index and the effect of any maximum lifetime Asset Rate, minimum lifetime Asset Rate, Payment Cap and Periodic Rate Cap, as applicable.] The yield to investors on the Class
__ Bonds will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Assets, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

     In general, if a Bond is purchased at a premium and principal distributions thereon generally occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal distributions thereon generally occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

     [Because [certain of] the Assets are adjustable rate instruments, the Asset Rates and periodic payments can be expected to increase in a rising interest rate environment, perhaps without a corresponding increase in the related Mortgagors' income. In such event, the Mortgagor's ability to make payments may be impaired, and a Mortgagor payment default would be more likely to occur.]

     UNDERWRITING STANDARDS FOR CERTAIN MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES. Approximately ___% of the Mortgage Loans were underwritten in accordance with underwriting standards intended to provide single-family mortgage loans for non-conforming credits. A Mortgage Loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to Mortgagor credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a Mortgagor whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FREDDIE MAC underwriting guidelines and a Mortgagor who may have a record of major derogatory credit items such as credit write-offs, outstanding judgements and prior bankruptcies. ACCORDINGLY, SUCH MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FANNIE MAE OR FREDDIE MAC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON SUCH MORTGAGE LOANS MAY BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

     The primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because such Mortgagors are less creditworthy than Mortgagors who meet Fannie Mae or Freddie Mac underwriting criteria, delinquencies and foreclosures may be more prevalent with respect to such Mortgage Loans than with respect to Mortgage Loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Therefore, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on Mortgage Loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination, then the rate and severity of losses on such Mortgage Loans may increase and such increase may be substantial.

     [Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans Create Risks That Bondholders May Not Recover Their Initial Investment And May Adversely Affect Yield. The Assets include Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans. Repayment of the principal amount of the Offered Securities is dependent, in large part, upon the ability of the Master Servicer to cause such Mortgage Loans to become or remain current in payment, to sell or foreclose upon such Mortgage Loans or to acquire title to the Mortgaged Properties by other means and to liquidate the related REO Properties. There can be no assurance as to whether the Master Servicer will be successful in such efforts or as to the timing thereof. The ability of the Master Servicer to sell an REO Property will depend upon its ability to find a willing purchaser at a price acceptable to the Master Servicer, subject to certain guidelines. In addition, certain rights of redemption in various states may limit or prevent the Master Servicer from selling an REO Property at what would otherwise be an appropriate time for sale.

     All Non-Performing Mortgage Loans, Sub-Performing Mortgage Loans and Reinstated Mortgage Loans are insured by a governmental agency. There is no obligation on the part of the Depositor, the Master Servicer or any other person to repurchase or replace any Mortgage Loan.

     Certain Mortgage Loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable, or as to which recourse may be had only against the specific Mortgaged Property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value, if any, of the related Mortgaged Property. The ability of the Master Servicer to liquidate any Mortgaged Property or REO Property, and the liquidation value thereof, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the Master Servicer's control.]

     [Interest Only] and [Principal Only] Bonds Are Subject to Enhanced Prepayment Risks. Faster mortgage prepayment rates, which are generally associated with a declining interest rate environment, will have the effect of reducing the weighted average life of each Class of Bonds and increasing the reinvestment risk associated with the inability to achieve comparable yields on the available investment alternatives in such reduced interest rate environment. As a consequence, the price of mortgage-related securities that are sold at a premium, such as the [Interest Only Bonds], will be negatively affected by faster than anticipated prepayment rates. Conversely, slower mortgage prepayment rates, which are generally associated with an increasing interest rate environment or declining real estate values, will have the effect of increasing the weighted average life of each Class of Bonds and decreasing the amount of funds available to a holder of Bonds to reinvest in higher yielding investment alternatives. As a consequence, the price of mortgage-related securities that are sold at a discount, such as the [Principal Only Bonds], will be negatively affected by slower than anticipated prepayment rates. See "Certain Yield, Prepayment and Maturity Considerations" herein.]

     [Credit Risk from Subordination of the Subordinate Bonds to the Senior Bonds. Payments of principal of and interest on the Assets will be available to make distributions on the Subordinate Bonds only after required distributions have been made on the Senior Bonds. Further, all realized losses on the Assets generally will be allocated to the Subordinate Bonds prior to being allocated to the Senior Bonds. Realized losses on the Assets in excess of the available Credit Support will adversely affect the yield on the Bonds.]

     The Master Servicer's Ability to Realize on Assets May Be Limited by Applicable State Law. A variety of factors may limit the Master Servicer's ability to repossess or foreclose on and liquidate the Mortgaged Properties securing the Assets or may limit the amount realized upon any such liquidation to less than the amount due under the related Asset. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     [The following two paragraphs will be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:]

     [Troubled Mortgage Loan Originators Create Risks to Bondholders. [Certain][The] Mortgage Loans were originated or purchased by the [Originating Institutions], each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the [Originating Institutions] may have adversely affected either or both of (i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such [Originating Institutions] and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date from the Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the associations pursuant to a certain mortgage loan sale agreement, dated ______, 199_ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC as receiver of the [Originating Institutions], has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage
Rate[,except in the case of Mortgage Loans as to which a repurchase for a breach of the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases to par over approximately __ years]. The RTC, acting in its corporate capacity, has guaranteed such obligations of the RTC, acting in its capacity as receiver. The agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".]

     [Limited Information is Available with respect to Certain Mortgage Loans. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the [Originating Institutions], as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the [Originating Institutions] had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Bonds, the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.]

     [Concentration of Mortgage Loans May Create Risks to Bondholders. Approximately ___% of the Mortgage Loans are secured by properties located in the State of ____________. Accordingly, for a large percentage of the Mortgage Loans, a Mortgagor's ability to make mortgage payments and residential housing prices are more dependent on the local economy in ______________. As a consequence, Losses on the Mortgage Loans may exceed those that might be incurred were the pool of Mortgage Loans more geographically dispersed.]

     Bonds Issued in Book-Entry Form May Create Liquidity Risks to Bondholders. Issuance of the Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical securities. See "Description of the Bonds --Book-Entry Registration" herein.

     Because transactions in the Bonds can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Bondholder to pledge a Bond to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such Bonds, may be limited due to lack of a physical security representing the Bonds. See "Description of the Bonds--Book-Entry Registration" herein.

     Bondholders may experience some delay in their receipt of distributions of interest and principal on the Bonds because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Bondholders either directly or indirectly through indirect participants. See "Description of the Bonds -- Book-Entry Registration" herein.

                           DESCRIPTION OF THE ASSETS

GENERAL


     The Trust Fund will consist primarily of [___ [conventional], [fixed interest] [adjustable interest] rate Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,] [mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby that have been previously (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof (the "MBS"),] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Agency Securities", and Mortgage Loans, MBS and/or Agency Securities collectively referred to herein as the "Assets")].


[MORTGAGE LOANS

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first lien on a one- to four-family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of [description of one- to four-family residential properties]. [Because no evaluation of any Mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.] All percentages of the Assets described herein are approximate percentages (except as otherwise indicated) by aggregate Principal Balance as of the Cut-off Date.]

     [The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________ 1, 199_ between the Asset Seller and the Depositor.

     Under the Seller's Agreement, the Asset Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Indenture, the Depositor will pledge all its right, title and interest in such representations, warranties and covenants (including ____________________'s repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make [no] representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation [or which are otherwise defective]. _____________, as seller of the Assets to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.]

     [Particular Non-conforming credit disclosure]

FHA LOANS AND VA LOANS

         Certain of the Mortgage Loans are subject to FHA insurance as described herein (the "FHA Loans") and certain of the Mortgage Loans are subject to a VA guarantee as described herein (the "VA Loans"). All FHA Loans and VA Loans must conform to HUD (as defined herein) or VA origination guidelines, as the case may be, at the time of origination. The FHA Loans will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         The VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the amount of the related guarantee.

         Insurance premiums for FHA Loans are collected by the Master Servicer and are paid to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Loan, the Master Servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, the FHA serviced FHA-insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The Assignment Program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan, adjusted to reimburse the Master Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which costs are evaluated based upon Fannie Mae guidelines (which are state specific)), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. Provided the regulations are complied with, the Master Servicer receiving cash benefits will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved forbearance plan, such debenture interest is generally payable from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer to pursue a deficiency judgment against any defaulting Mortgagor. In this regard, HUD may request or require the Master Servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the Master Servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guarantees that may be issued by VA under a VA Loan are generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Loan, the Master Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the Master Servicer, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty. See "Description of the Trust Funds - Mortgage Loans", " -- The VA Loan Program" and " -- The FHA Loan Program" in the Prospectus.]


[THE MBS

     [Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]

     [Description of principal and interest distributions on the MBS.]

     [Description of advances by the servicer of the mortgage loans underlying the MBS.]

     [Description of effect on the MBS of allocation of losses on the underlying mortgage loans.]

     As to each series of MBS included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

[AGENCY SECURITIES

     [Provide title and issuer of underlying Agency Securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, redemption provisions, together with description of other material terms.]

     [Description of principal and interest distributions on the Agency Securities.]

     [Description of advances by the servicer of the assets underlying the Agency Securities.]

     [Description of effect on the Agency Securities of allocation of losses on the underlying Assets.]

     As to each series of Agency Securities included in the Trust Fund, the various classes of certificates from such series [(including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund] are listed, together with the related pass-through rates and certain other information applicable thereto].

[CONVERTIBLE MORTGAGE LOANS

     ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding Principal Balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage

Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

     In the event that the related Warrantying Party fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Trust Fund as a fixed-rate Mortgage Loan and will result in the Trust Fund's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield, Prepayment and Maturity Considerations" herein.

     Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Bondholders with respect thereto.]

[THE INDICES

     As of any Payment Adjustment Date, the Index applicable to the determination of the related Asset Rate will be a per annum rate equal to ______________, as most recently available as of the date days prior to the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

     The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Asset.]

                                                      [Index]
Adjustment Date                                 1992       1993       1994       1995       1996       1997
---------------                                 ----       ----       ----       ----       ----       ----
January.................
February ...............
March...................
April...................
May.....................
June....................
July....................
August..................
September...............
October.................
November................
December................

CERTAIN CHARACTERISTICS OF THE ASSETS

     [Approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately ___% of the Assets have Due Dates that occur on the ___ day of each month; approximately _____% of the Assets have Due Dates that occur on the ___ day of each month; and the remainder of the Assets have Due Dates that occur on the fifteenth day of each month.]

     [As of the Cut-off Date, the Assets had the following characteristics: (i) Asset Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Asset Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) Principal Balances ranging from $_______ to $______; (vi) an average Principal Balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months;
(x) a weighted average remaining term to scheduled maturity of ________ months;
(xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Assets to which such characteristic applies, (A) minimum lifetime Asset Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Asset Rate of _______% per annum; and (xiv) as to the__________% of Assets to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Asset Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Asset Rate of _________% per annum.]

     [___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Assets with balloon payment provisions present particular risks to Bondholders" in the Prospectus.]

     [The Mortgage Loans contain (i) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Non-Performing Mortgage Loan"), (ii) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that, as of the Cut-off Date, have more than three but less than 12 scheduled payments of principal and interest past due under the terms of the related Mortgage Note (each, a "Sub-Performing Mortgage Loan"), and (iii) __ Mortgage Loans, representing ____% of the Assets by aggregate Principal Balance as of the Cut-off Date, that have had more than three scheduled payments of principal and interest past due under the terms of the related Mortgage Note one or more times during the term of the related Mortgage Loan, but at the related Cut-off Date for the Series is current in payment (each, a "Reinstated Mortgage Loan").]

     [The Asset Rate on each Asset is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Assets, to minimum and maximum lifetime Asset Rates, with ranges specified below. The Asset Rates on the Assets generally are adjusted monthly; however, certain of the Assets provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Assets), semi-annually (% of the Assets) or annually (____% of the Assets). Each of the Assets provided for an initial fixed interest rate period; Assets, representing ___% of the Assets, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Asset is to occur in .]

     [Subject to the Payment Caps described below, the amount of the Payment on each Asset adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the Principal Balance of the Asset over its then remaining amortization schedule and pay interest at the Asset Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Assets provide that an adjustment of the amount of the Payment on a Payment Adjustment Date may not result in a Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap").

     [No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.]

     The following table sets forth the range of Asset Rates on the Assets as of the Cut-off Date:

                      Asset Rates as of the Cut-off Date

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Asset Rate                    Assets                     Number                the Cut-off Date           the Cut-off Date
----------                  ---------                   --------               ----------------           ----------------





           Total                                          100.00%              $                               100.00%
                            =========                     ======               ================                ======


Weighted Average
  Asset Rate:

Note: Percentage totals may not add due to rounding.

     The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                 Property Type

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                   Percent                   Principal                  Principal
                             Mortgage                      by                   Balance as of              Balance as of
Type                          Loans                      Number                the Cut-off Date           the Cut-off Date
----                        ---------                    ------                ----------------           ----------------

       Total                                             100.00%               $                              100.00%
                            =========                    ======                ================               ======



Note:   Percentage totals may not add due to rounding.

     [The following table sets forth the range of Gross Margins for the Assets:]

                               [Gross Margins]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
Asset Rate                   Assets                      Number                the Cut-off Date           the Cut-off Date
----------                  ---------                   --------               ----------------           ----------------





           Total                                         100.00%                $                              100.00%
                            =========                    ======                ================                ======



Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.

      [The following table sets forth the frequency of adjustments to the Asset Rates on the Assets as of the Cut-off Date:]

                   [Frequency of Adjustments to Asset Rates]


                                                                                                             Percent by
                                                                                   Aggregate                  Aggregate
                                                         Percent                   Principal                  Principal
                            Number of                      by                    Balance as of              Balance as of
Frequency(A)                  Assets                      Number                the Cut-off Date           the Cut-off Date
------------                ---------                   ---------               ----------------           ----------------



     Total                                              100.00%                $                                100.00%
                            =========                   ======                 =================                ======


Weighted Average
Frequency of
Adjustments to
Asset Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Assets have not experienced their first Interest Rate Adjustment Date.

     [The following table sets forth the frequency of adjustments to the Payments on the Assets as of the Cut-off Date:]

                    [Frequency of Adjustments to Payments]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
Frequency                   Number of                      by                   Balance as of              Balance as of
(A)                           Assets                     Number                the Cut-off Date           the Cut-off Date
----------                  ---------                   --------               ----------------           ----------------



Total                                                     100.00%              $                              100.00%
                            =========                     ======               ================               ======


Weighted Average
Frequency of
Adjustments to
Payments:

Note:  Percentage totals may not add due to rounding.

     [The following table sets forth the range of maximum lifetime Asset Rates for the Assets:]

                        [Maximum Lifetime Asset Rates]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Maximum                                            Percent                   Principal                  Principal
     Lifetime               Number of                      by                   Balance as of              Balance as of
    Asset Rate                Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------




Total                                                     100.00%              $                              100.00%
                            =========                     ======               ================               ======


Weighted Average
Maximum Lifetime
Asset Rate:

Note:  Percentage totals may not add due to rounding.

(A)  Represents Assets without a lifetime rate cap.

(B) The lifetime rate caps for these Assets are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.

(C) This calculation does not include the ____ Assets without a lifetime rate cap or the Assets with lifetime rate caps which are currently not determinable.

     [The following table sets forth the range of minimum lifetime Asset Rates on the Assets:]

                         [Minimum Lifetime Asset Rates]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Minimum                                            Percent                   Principal                  Principal
     Lifetime               Number of                      by                   Balance as of              Balance as of
    Asset Rate                Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------





Total                                                    100.00%              $                               100.00%
                            =========                    ======               ================                ======


Weighted Average
Minimum Lifetime
Asset Rate:

Note: Percentage totals may not add due to rounding.

(A)  Represents Assets without interest rate floors.

(B)  This calculation does not include the Assets without interest rate floors.

     The following table sets forth the range of Principal Balances of the Assets as of the Cut-off Date:


                   Principal Balances as of the Cut-off Date

                                                                                                             Percent by
    Principal                                                                     Aggregate                  Aggregate
     Balance                                            Percent                   Principal                  Principal
    as of the               Number of                      by                   Balance as of              Balance as of
   Cut-off Date               Assets                     Number                the Cut-off Date           the Cut-off Date
   ------------             ---------                   -------                ----------------           ----------------


Total                                                   100.00%                $                               100.00%
                            =========                   ======                 ================                ======


Average Principal Balance
as of the
Cut-off Date:


Note: Percentage totals may not add due to rounding.

     The following tables set forth the original and remaining terms to maturity (in months) of the Assets:

                             Mortgage Loan Purpose

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------



Total                                                    100.00%               $                               100.00%
                            ==========                   ======                ================                ======


Weighted Average
Original Term to Maturity:


Note: Percentage totals may not add due to rounding.

     The following tables set forth the purpose for which each Mortgage Loan was originated, [the type of program under which it was originated and the occupancy type].


                     Original Term to Maturity in Months

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
     Original                                           Percent                   Principal                  Principal
     Term in                Number of                      by                   Balance as of              Balance as of
     Months                   Assets                     Number                the Cut-off Date           the Cut-off Date
     -------                 --------                   --------               ----------------           ----------------


Total                                                    100.00%               $                               100.00%
                            =========                    ======                ================                ======



Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                    [Mortgage Loan Documentation Program]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------


Total                                                    100.00%               $                                 100.00%
                            =========                    ======                ================                  ======


Weighted Average
Original Term to Maturity:


Note: Percentage totals may not add due to rounding.


                          Mortgage Loan Occupancy Type

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining               Number of                  Percent of                 Principal                  Principal
     Term in                 Mortgage                  Assets by                Balance as of              Balance as of
      Months                  Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------


Total                                                    100.00%               $                                 100.00%
                            =========                    ======                ================                  ======


Weighted Average
Original Term to Maturity:


Note: Percentage totals may not add due to rounding.

                      Remaining Term to Maturity in Months

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Remaining                                           Percent                   Principal                  Principal
     Term in                Number of                      by                   Balance as of              Balance as of
      Months                  Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------



Total                                                    100.00%               $                                 100.00%
                            =========                    ======                ================                  ======



Weighted Average Remaining
Term to Maturity:


Note: Percentage totals may not add due to rounding.

     The following tables set forth the respective years in which the Assets were originated and are scheduled to mature:

                              Year of Origination

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
       Year                   Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------


Total                                                   100.00%                $                             100.00%
                            ========                    ======                 ================              ======


Note: Percentage totals may not add due to rounding.

                           Year of Scheduled Maturity

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                                                        Percent                   Principal                  Principal
                            Number of                      by                   Balance as of              Balance as of
       Year                   Assets                     Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                   --------               ----------------           ----------------


Total                                                    100.00%               $                                 100.00%
                            =========                    ======                ================                  ======



Note: Percentage totals may not add due to rounding.

     The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Principal Balance of a Mortgage Loan on the date of its origination, and the denominator of which is [in general] the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

                              Original LTV Ratios

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
     Original                Mortgage                  Assets by                Balance as of              Balance as of
    LTV Ratio                 Loans                      Number                the Cut-off Date           the Cut-off Date
    ---------               ---------                  ----------              ----------------           ----------------


Total                                                    100.00%               $                               100.00%
                            =========                    ======                ================                ======


Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.

     The Mortgage Loans are secured by Mortgaged Properties in ________ different states. The table below sets forth the states in which the Mortgaged Properties are located:

                            Geographic Distribution

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
      State                   Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------


Total                                                    100.00%               $                               100.00%
                            =========                    ======                ================                ======


Note: Percentage totals may not add due to rounding.
     [regional breakdown to be provided as appropriate]

     No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

     [___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.]

                      [Mortgage Loan Prepayment Premiums]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
    Prepayment               Mortgage                  Assets by                Balance as of              Balance as of
     Premium                  Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------



Total                                                     100.00%              $                                100.00%
                            =========                     ======               ================                 ======


Note: Percentage totals may not add due to rounding.

                                  [FHA Loans]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
    FHA Loans                 Loans                      Number                the Cut-off Date           the Cut-off Date
    ---------               ---------                  ----------              ----------------           ----------------



Total                                                    100.00%               $                               100.00%
                            =========                    ======                ================                ======


Note: Percentage totals may not add due to rounding.


                                   [VA Loans]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
                            Number of                  Percent of                 Principal                  Principal
                             Mortgage                  Assets by                Balance as of              Balance as of
     VA Loans                 Loans                      Number                the Cut-off Date           the Cut-off Date
     --------               ---------                  ----------              ----------------           ----------------



Total                                                    100.00%                $                               100.00%
                              =======                    ======                 ===============                 ======


Note: Percentage totals may not add due to rounding.


                        [Non-Performing Mortgage Loans]

                                                                                                             Percent by
       Non-                                                                       Aggregate                  Aggregate
    Performing              Number of                  Percent of                 Principal                  Principal
     Mortgage                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ----------                 ----------              ----------------           ----------------


Total                                                    100.00%               $                               100.00%
                            =========                    ======                ================                ======


Note: Percentage totals may not add due to rounding.

                       [Sub-Performing Mortgage Loans]

                                                                                                             Percent by
       Sub-                                                                       Aggregate                  Aggregate
    Performing              Number of                  Percent of                 Principal                  Principal
     Mortgage                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------


Total                                                     100.00%              $                               100.00%
                            =========                     ======               ================                ======


Note: Percentage totals may not add due to rounding.


                          [Reinstated Mortgage Loans]

                                                                                                             Percent by
                                                                                  Aggregate                  Aggregate
    Reinstated              Number of                  Percent of                 Principal                  Principal
     Mortgage                Mortgage                  Assets by                Balance as of              Balance as of
      Loans                   Loans                      Number                the Cut-off Date           the Cut-off Date
    ----------              ---------                  ----------              ----------------           ----------------


Total                                                     100.00%              $                               100.00%
                            =========                     ======               ================                ======


Note: Percentage totals may not add due to rounding.

UNDERWRITING STANDARDS

    All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

    [Description of underwriting standards.]

[CERTAIN CHARACTERISTICS OF MBS]

     [Particular textual and table disclosure for all MBS collateral]

[CERTAIN CHARACTERISTICS OF THE AGENCY SECURITIES]

     [Particular textual and table disclosure for all Agency Securities collateral]

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Assets and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Bonds, an Asset may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other assets may be included in the Trust Fund prior to the issuance of the Bonds unless including such assets would materially alter the characteristics of the Trust Fund as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Trust Fund as it will be constituted at the time the Bonds are issued, although the range of Asset Rates and maturities and certain other characteristics of the Assets in the Trust Fund may vary.

     A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with Exhibits, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Assets are removed from or added to the Trust Fund as set forth in the preceding paragraph, such removal or addition will be noted on a Form 8-K.

                     DESCRIPTION OF THE SERVICING AGREEMENT

SERVICING OF ASSETS


     [Union Planters Bank, N.A., a national banking association, will act as Master Servicer (in such capacity, the "Master Servicer") for the Bonds pursuant to the Servicing Agreement. The Master Servicer, a wholly-owned banking subsidiary of Union Planters Corporation, is engaged, among other things, in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans.]


     The executive offices of the Master Servicer are located at _____________, telephone number(__)__________.

     The Master Servicer will be responsible for servicing the Assets, in accordance with the Master Servicer's policies and procedures and in accordance with the terms of the Servicing Agreement. See "Description of the Agreements -- Collection and Other Servicing Procedures" in the Prospectus.

     The Master Servicer shall establish and maintain on behalf of the Trustee an account (the "Collection Account") for the benefit of the Bondholders. The Collection Account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Assets (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account or on such Payment Date. Not later than the fifth Business Day prior to each Payment Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Payment Date.

     The Trustee will establish one or more accounts (the "Payment Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Bondholders on a Payment Date. The Payment Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

     Eligible Investments are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Bonds.

THE MASTER SERVICER

     Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                                As of December 31, 19                As of December 31, 19                    As of , 19
                                ----------------------               ----------------------                   ----------
                                                By Dollar                           By Dollar                           By Dollar
                              By No. of         Amount of         By No. of         Amount of          By No. of        Amount of
                                Loans             Loans             Loans             Loans              Loans            Loans
                              ---------         ---------         ---------         ---------          ---------         --------
                                                                 (Dollar Amount in Thousands)

Total Portfolio                                                                     $                                    $
                            -------              $                --------           --------          --------           --------
Period of                                         -------
Delinquency

  31 to 59 days                 ( %)                                   ( %)                                 ( %)

  60 to 89 days                 ( %)                                   ( %)                                 ( %)

  90 days or more               ( %)                                   ( %)                                 ( %)
                            -------              --------         --------           --------          --------           --------

Total Delinquent                                 $                                    $
Loans                       -------               -------         --------             ------          --------          $
                                                                                                                          --------
Percent of Portfolio              %                     %                %                     %                                  %
                                                                                                       %

Foreclosures
pending (1)

Percent of Portfolio              %                     %                %                     %                                  %
                                                                                                       %

Foreclosures

Percent of Portfolio              %                     %                %                     %                                  %
                                                                                                       %

--------------------
(1)  Includes bankruptcies which preclude foreclosure.

     There can be no assurance that the delinquency and foreclosure experience of the Assets comprising the Trust Fund will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Assets comprising the Trust Fund will depend on the results obtained over the life of the Trust Fund.


                              LOAN LOSS EXPERIENCE

                                                       At or for At or for
                                                        the ____ the ____
                                                         Months    Months
                                                          Ended      Ended
                                At December 31,               [31],      [31],
-------------------------------------------------------------------------------
                         1992    1993    1994    1995   1996    1996     1997
                        -----    ----    ----    ----   ----    ----     ----
                             (Dollars in Thousands)
Number of Mater Servicer-
 Serviced Mortgage Loans (1)
Average Number of
 Master Servicer-Serviced
 Mortgage Loans During
 Period  ...................
Number of Master Servicer-
 Serviced Mortgage Loans
 Foreclosed ................
Maser Servicer-Serviced
 Mortgage Loans
 Foreclosed as a
 Percentage of Total
 Master Servicer-Serviced
 Contacts (2) ..............
Master Servicer-Serviced
 Mortgage Loans
 Foreclosed as a
 Percentage of Average
 Number of Master Servicer-
 Serviced Mortgage Loans ...
Average Outstanding
 Principal Balance
 of Mortgage Loans (3) .....
Net Losses from Mortgage Loan
 Foreclosures(4):
 Total dollars (3) .........
 As a Percentage of Average
  Principal Balance of
  Mortgage Loans(3)(5) .....

------------------
(1)     As of period end.
(2) Total Master Servicer-serviced mortgage loans forclosed during the applicable period expressed as a percentage of the number of Master Servicer-serviced mortgage loans at the end of the applicable period.
(3) Includes mortgage loans originated by Master Servicer and serviced by Master Servicer or others.
(4) Net losses represent the amounts charged by the Master Servicer against its loss reserves for the periods indicated. Such amounts include estimaes of net losses with respect to certain foreclosures. Charges to the loss reserves in respect of a foreclosed mortgage loan generally are made before the foreclosed mortgage loan becomes liquidated. The length of the accrual period for the amount of accrued and upaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the mortgage loan was owned by an entity other than the Master Servicer.
(5) Total net losses incurred on liquidated mortgage loans during the applicable period expressed as a percentage of the average principal balance of all mortgage loans at the end of the applicable period.
(6)     Annualized.

        [NOTE THAT DATA PRESENTED IN THE FOREGOING TABLES IN ANY PROSPECTUS SUPPLEMENT WILL BE AS OF A DATE NO MORE THAN 135 DAYS PRIOR TO THE DATE OF SUCH PROSPECTUS SUPPLEMENT.]

        The data presented in the foregoing tables are for illustrative purposes only, and there is no assurance that the delinquency and loan loss experience of Mortgage Loans in comprising the Trust Assets will be similar to that set forth above. The delinquency and loan loss experience of mortgage loans historically has been sharply affected by downturns in regional or local economic conditions. For instance, such a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased level of delinquencies and loan losses on mortgage loans in affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon mortage loan losses. Information regarding the geographic location, at origination, of the Mortgaged Properties is set forth under "Description of the Assets" herein.

        In particular, the foregoing data generally represents the Master Servicer's experience servicing mortgage loans underwritten pursuant to particular underwriting standards, which may differ from the underwriting standards used to originate the Mortgage Loans. Further, this data reflect the Master Servicer's experience servicing mortgage loans during certain historic economic conditions that may not reflect future conditions. Accordingly, the performance of the Mortgage Loans and the Master Servicer's servicing experience with respect thereto may differ materially from the historical servicing data presented therein.


[HAZARD INSURANCE

     The Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. The Servicing Agreement also requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.]

[REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, other than the first Due Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Bondholders to receive any related Net Liquidation Proceeds

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued pursuant to the Indenture, and will consist of ____ Classes to be designated as the Class __ Bonds, the Class __ Bonds, the Class __ Bonds and the Class __ Bonds. [The Class __ Bonds (the "Subordinate Bonds") will be subordinate to the Class __ Bonds and the Class __ Bonds (the "Senior Bonds"), as described herein.] The following summaries describe certain provisions of the Bonds and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. The Bonds will be issued in [book-entry][fully registered, certificated] form only. The Bonds will be issued denominations of $_______ and integral multiples of $_____ in excess thereof[, with one Bond of such class evidencing an additional amount equal to the remainder of the Security Principal Balance thereof]. The Bonds will be freely transferrable and exchangeable at the corporate trust office of the Trustee.

     The Bonds [are non-recourse obligations of the Depositor and] are secured by the Trust Fund, which consists of: (i) [the Mortgage Loans] [the MBS] [the Agency Securities] and all payments under and proceeds in respect thereof received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, "REO Property"); (iii) such funds or assets as from time to time are deposited in the Payment Account and any account established in connection with REO Property (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class __ Bonds, the Class __ Bonds and the Class __ Bonds (together, the "Offered Bonds") are offered hereby.

     The Class __ Bonds will have an initial [Security Principal Balance] [Notional Balance of] $__________, the Class __ Bonds will have an initial Security Principal Balance of $__________, and the Class __ Bonds will have an initial Security Principal Balance of $__________. [The initial Security Principal Balance of the Class __ Bonds will be zero]. The Security Principal Balance of any Class of Bonds outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as payments allocable to principal from the Assets. The respective Security Principal Balances of the Class __, Class __, Class __ and Class ___ Bonds (respectively, the "Class __ Balance", "Class __ Balance", "Class __ Balance" and "Class __ Balance") will in each case be (i) reduced by amounts actually paid on such Class that are allocable to principal and [(ii) increased by amounts allocated to such Class in respect of negative amortization on the Assets [Describe Notional Balance.]] [The Security Principal Balance of the Class __ Bonds (the "Class __ Balance") will at any time equal the aggregate Principal Balance of the Assets minus the sum of the Class __ Balance, Class __ Balance and Class __ Balance.] The Principal Balance of any Asset at any date of determination will equal (a) the Cut-off Date Balance of such Asset, plus [(b) any negative amortization added to the Principal Balance of such Asset on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Payment Date], minus (c) the sum of (i) the principal portion of each Payment due on such Asset after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and paid to holders of the Bonds before such date of determination, (ii) all principal prepayments and other unscheduled collections of principal received with respect to such Asset, to the extent distributed to holders of the Bonds before such date of determination, and (iii) any reduction in the outstanding Principal Balance of such Asset resulting out of a bankruptcy proceeding for the related Mortgagor.

     [None of the Class __ Bonds are offered hereby.]

[BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more Classes of the Bonds will be issued as Book- Entry securities (the "Book-Entry Securities"), and each such Class will be represented by one or more single Bonds registered in the name of a nominee for DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Bondholders under the Agreement. Security Owners will be permitted to exercise the rights of Bondholders under the Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Bonds initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ("Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Bonds and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for re-registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Agreement.

     None of the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.]

PAYMENTS OF PRINCIPAL AND INTEREST

    PAYMENT DATES

     The Payment Dates for the Bonds will be the __th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing _______________________.

    AVAILABLE DISTRIBUTION AMOUNT

     Payments of interest on and principal of the Bonds on each Payment Date will be made by the Trustee from the "Available Distribution Amount," which will generally equal (A) the sum of the following:

                    (i) all payments of interest and principal with respect to the Assets and any REO Property (including Liquidation Proceeds and Insurance Proceeds) collected during the related Due Period and deposited in the Collection Account;

                    (ii)  any Advance by the Master Servicer; and

                    (iii) any Payments due during, but collected prior to, the related Due Period;

less (B) the sum of the following:

                    (i) all amounts due the Master Servicer as the Servicing Fee [(out of which will be paid the fees and expenses of the Trustee)], including late charges, assumption fees, prepayment premiums and similar charges and fees;

                    (ii) any Payments collected but due on a date subsequent to the related Due Period;

                    (iii) all amounts required to reimburse the Master Servicer for any Advances on an Asset upon the Liquidation or modification of such Asset; and

                    (iv) all amounts required to reimburse the Master Servicer for any Non-recoverable Advances.

     On each Payment Date, the Available Distribution Amount will be paid by or on behalf of the Trustee in the order of priority described under "- Priority of Payments" below. All payments or allocations with respect to a Class of Bonds will be made pro rata within such Class on the basis of the outstanding Security Principal Balance of such Class.

    INTEREST PAYMENTS

     Interest will accrue on the unpaid Security Principal Balance of the Bonds at the per annum rate (the "Interest Rate") equal to __% per annum [from the Closing Date to the first Payment Date and thereafter interest will accrue on the Bonds from and including the preceding Payment Date to but excluding such current Payment Date (each, an "Interest Accrual Period") at [a floating rate equal to [Index] plus __%, subject to a cap of __% per annum] [__%]]. [Interest will be computed on the basis of a 360 day year consisting of 12 months of 30 days each.] [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Bonds on any Payment Date that continues for five days constitutes an Event of Default under the Indenture.

    PRINCIPAL PAYMENTS

     "Principal Distribution Amount" means, with respect to a Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate value of the Assets as of the most recent Payment Date (or, in regard to the first Payment Date, the Closing Date) exceeds (ii) the aggregate value of the Assets as of the current Payment Date, less the amount of any losses incurred in the related Due Period. The value of each Asset (or REO Property to the extent of a foreclosure of a Mortgage Loan) will be equal to its Principal Balance.

     On each Payment Date the Principal Distribution Amount will be applied, to the extent of the Available Distribution Amount, to pay principal first on the Class __ Bonds until they are paid in full, second to pay principal on the Class __ Bonds until they are paid in full, and finally to pay principal on the Class __ Bonds until they are paid in full.

     Principal payments on the Bonds will be made on each Payment Date as described below until the Bonds are paid in full. Principal payments allocated to a Class of Bonds will be paid to the holders of the Bonds of such Class pro rata in the proportion that the outstanding Security Principal Balance of each Bond of such Class bears to the aggregate outstanding Security Principal Balance of all Bonds of such Class.

PRIORITY OF PAYMENTS

     On each Payment Date, unless the Bonds have been declared due and payable following an Event of Default or there is an optional redemption of all of the Bonds, the Available Distribution Amount will be applied for the following purposes and in the following order of priority, in each case to the extent of the remaining funds:

               (i) to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

               (ii) to pay to the holders of the Class __ Bonds, the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

               (iii) to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

               (iv) to pay to the holders of the Class __ Bonds (after the Class __ Bonds have been paid in full), the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

               (v) to pay to the holders of the Class __ Bonds all unpaid interest accrued in respect of the Class __ Bonds for such Payment Date, and, to the extent not previously distributed, for all preceding Payment Dates;

               (vi) to pay to the holders of the Class __ Bonds (after the Class __ Bonds have been paid in full), the Principal Distribution Amount in reduction of the Security Principal Balance of the Class __ Bonds, until reduced to zero;

               (vii) to pay to the Depositor or its designee, any portion of the Available Distribution Amount remaining.

     In the event the Bonds have been declared due and payable following an Event of Default, the Available Distribution Amount will be applied to pay accrued and unpaid interest on and the outstanding Security Principal Balance of the Class __ Bonds, the Class __ Bonds, the Class __ Bonds, and the Depositor, in that order.

     As to any Payment Date, the "Due Period" is the calendar month preceding the month of such Payment Date.

     "Liquidation Loss Amount" means with respect to any Liquidated Asset, the unrecovered Principal Balance thereof at the end of the Due Period in which such Asset became a Liquidated Asset after giving effect to the Net Liquidation Proceeds in connection therewith.

LOSSES; SUBORDINATION

     For any Payment Date, the amount of the Available Distribution Amount will be dependent in part upon whether any losses have been incurred by the Trust Fund during the most recent Due Period. Losses will be caused by (i) any realized losses on a defaulted Mortgage Loan, and (ii) any reduction by a bankruptcy court of either the unpaid Principal Balance or Asset Rate of a Mortgage Loan subject to a bankruptcy proceeding.

     The Class __ Bonds are senior to the Class __ Bonds, which are senior to the Class __ Bonds. The subordination of the Class __ and Class __ Bonds to the Class __ Bonds is designed to enhance the likelihood of timely receipt by the Class __ Bondholders of the full amount of interest and principal due to them and to decrease the likelihood that the Class __ Bondholders will experience any loss of principal or interest caused by losses. The right of the Class __ Bondholders to receive distributions of interest and principal is expressly subordinate to the rights of the Class __ Bondholders to receive distributions of interest and principal. This subordination is designed to enhance the likelihood of timely receipt by the Class __ Bondholders of the full amount of interest and principal due to them and to decrease the likelihood that the Class __ Bondholders will experience any loss of principal or interest caused by losses. The credit enhancement afforded to the Class __ Bondholders by the subordination of the Class __ and Class __ Bonds will be accomplished by (i) the priority of the different Classes to receive the Available Distribution Amount on any Payment Date prior to any distributions to Holders of a less senior Class or the Depositor and (ii) the priority afforded the different Classes on liquidations of the Trust Fund following an Event of Default.

[ADVANCES

     On or prior to the Business Day immediately preceding each Payment Date, the Master Servicer will either (1) deposit from its own funds the related Advance into the Payment Account; (2) cause appropriate entries to be made in the records of the Payment Account that such funds have been used to make the Advance; (3) if the Payment Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Payment Account to defray the Master Servicer's Advance obligation; or (4) make (or cause to be made) the aggregate Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future payment and used in accordance with clause (2) above must be restored by the Master Servicer from its own funds or from early payments collected on the Assets. The aggregate Advance for a Payment Date is the sum of delinquent scheduled Payments due in the related Due Period, exclusive of all Nonrecoverable Advances.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to Bondholders rather than to guarantee or insure against losses.

     [The Master Servicer will also be obligated to make Advances to the extent the Master Servicer deems such Advances recoverable out of Liquidation Proceeds or from collections on the related Asset, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by a Mortgagor on a timely basis.

     The Master Servicer will reimburse itself for Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Asset, the Master Servicer will reimburse itself out of funds in the Payment Account for unreimbursed amounts advanced by it in respect of such Asset.]

OPTIONAL TERMINATION
     The Depositor may, at its option, redeem any Class of Bonds in whole but not in part, on any Payment Date (i) on or after ____________________, or (ii) on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding Security Principal Balance of the Bonds is less than ____% of the initial aggregate Security Principal Balance of the Bonds. Any redemption will be at a price equal to 100% of the aggregate outstanding Security Principal Balance of the Class of Bonds so redeemed, plus accrued and unpaid interest through the day preceding the final Payment Date and such price will be payable solely in cash. At the option of the Depositor, an optional redemption of a Class of Bonds can be effected without retiring such Class of Bonds so that the Depositor has the ability to own or resell such Bonds. Upon redemption and retirement of the Bonds, the Assets securing those Bonds may be released from the lien of the Indenture. See "Description of the Offered Securities -- Termination" in the Prospectus.

     Any redemption of a Class of Bonds would have an adverse effect on the yield of such Class, because such redemption would have the same effect as a prepayment in full of the Assets. As a result of any such redemption, investors in such Bonds might not fully recoup their initial investment.

CREDIT SUPPORT

     [Disclose particular Credit Support, if any]

LIQUIDITY FACILITIES

     [Disclose particular Liquidity Facilities, if any]

             CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yield to maturity on the Bonds will be affected by the rate of principal payments on the Assets including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Bonds will also be affected by the level of the Index. The rate of principal payments on the Bonds will correspond to the rate of principal payments (including prepayments) on the related Assets.

     [Description of factors affecting yield, prepayment and maturity of the Assets and Bonds depending upon characteristics of the Assets.]

WEIGHTED AVERAGE LIFE OF THE BONDS

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class [ ] Bonds will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Assets are made. Principal payments on the Assets may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Assets).

     The table of Percent of Initial Bond Balance Outstanding for the Bonds at the respective percentages of [CPR] [SPA] set forth below indicates the weighted average life of such Bonds and sets forth the percentage of the initial principal amount of such Bonds that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Assets: (i) an outstanding Principal Balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and Payments that would fully amortize the remaining balance of the Asset over its remaining amortization term; (iii) the Assets prepay at the indicated percentage of [CPR][SPA]; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class [ ] Bonds are received in cash, on the 25th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Assets occur; (vii) the initial Bond Balance of the Class [ ] Bonds is $________; (viii) prepayments represent payment in full of individual Assets and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Assets due to breaches of any representation and warranty or otherwise; (x) the Class [ ] Bonds are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

     Based on the foregoing assumptions, the table indicates the weighted average life of the Class [ ] Bonds and sets forth the percentages of the initial Bond Balance of the Class [ ] Bonds that would be outstanding after the Payment Date in ___________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage assets, including the Asset included in the Trust Fund. Variations in the actual prepayment experience and the balance of the Assets that prepay may increase or decrease the percentage of initial Bond Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Assets is the same as any of the specified assumptions.

                  Percent of Initial Bond Balance Outstanding
                   at the Following Percentages of [CPR][SPA]

Payment Date
Initial Percent........................          ___%             __%             __%            __%             __%             __%
____________ __, 19__..................
____________ __, 19__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................
____________ __, 20__..................


Weighted Average Life
 (Years) (+). . . . . . . . . . . .

+ The weighted average life of the Bonds is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such Class of Bonds.

[Yield Consideration]

     [Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.] [Include yield table and bold disclosure with respect to any Interest Only or Principal Only Bonds.]

                      [THE CREDIT SUPPORT ISSUER, IF ANY]

     [Description of Credit Support Issuer]

                    [THE LIQUIDITY FACILITY ISSUER, IF ANY]

     [Description of Liquidity Facility Issuer]

                                 THE DEPOSITOR

     Union Planters Mortgage Finance Corp. (the "Depositor") was incorporated in the State of Delaware on September 5, 1997. As of the date hereof, the Depositor is a direct, wholly-owned limited purpose finance subsidiary of Union Planters Bank, N.A., a national banking association. Neither Union Planters Bank, N.A., nor the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Bonds. The principal executive offices of the Depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018 (Telephone: (901) 580-6000). See "The Depositor" in the Prospectus.

                                 THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Bonds" herein for a summary of certain additional terms of the Indenture.

REPORTS TO BONDHOLDERS

     The Trustee will mail to each Bondholder, at such Bondholder's request, at its address listed on the Bond Register maintained with the Trustee a report setting forth certain amounts relating to the Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the Bonds, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Bond; (ii) a default in the payment of the principal of or any installment of the principal of any Bond when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Depositor made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Depositor by the Trustee or to the Depositor and the Trustee by the holders of at least 25% in principal amount of the Bonds then outstanding; (iv) any representation or warranty made by the Depositor in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Depositor by the Trustee or to the Depositor and the Trustee by the holders of at least 25% in principal amount of Bonds then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor. [The amount of principal required to be paid to Bondholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Bonds generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Bonds.] If there is an Event of Default with respect to a Bond due to late payment or nonpayment of interest due on a Bond, additional interest will accrue on such unpaid interest at the interest rate on the Bond (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Bond, interest will continue to accrue on such principal at the interest rate on the Bond until such principal is paid. If an Event of Default should occur and be continuing with respect to the Bonds, the Trustee or holders of a majority in principal amount of Bonds then outstanding may declare the principal of such Bonds to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Bonds then outstanding. If the Bonds are due and payable following an Event of Default with respect thereto, the Trustee may institute proceedings to collect amounts due or foreclose on the Depositor's property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Bonds, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Bonds, if the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, and the holders of a majority in principal amount of the Bonds then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Bonds. No holder of a Bond will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Bonds have made written request to the Trustee to institute such proceeding in its own name as Trustee, (iii) such holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in principal amount of the Bonds. In addition, the Trustee and the Bondholders, by accepting the Bonds, will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Depositor, neither the Trustee, in its individual capacity, nor any of its owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Bonds or for the agreements of the Depositor contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Depositor may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Depositor's obligation to make due and punctual payments upon the Bonds and the performance or observance of any agreement and covenant of the Depositor under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Depositor has been advised that the ratings of the Bonds then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Depositor has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Depositor or to any Bondholder. The Depositor will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Depositor, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Bonds (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Bonds because of the payment of taxes levied or assessed upon the Depositor, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Bonds under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Depositor or any part thereof, or any interest therein or the proceeds thereof. The Depositor will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Bonds and the Indenture.

TRUSTEE'S ANNUAL REPORT

     The Trustee will be required to mail each year to all Bondholders a report relating to any change in its eligibility and qualification to continue as Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust Fund to the Trustee in its individual capacity, any change in the property and funds physically held by the Trustee as such and any action taken by it that materially affects the Bonds and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Bonds upon the delivery to the Trustee for cancellation of all the Bonds or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all the Bonds.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority of the outstanding Bonds, the Depositor and the Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bonds affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Depositor or an affiliate thereof;
(v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture. The Depositor and the Trustee may also enter into supplemental indentures, without obtaining the consent of the Bondholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Bondholders; provided that such action will not materially and adversely affect the interest of any Bondholder.

VOTING RIGHTS

     At all times, the voting rights of Bondholders under the Indenture will be allocated among the Bonds pro rata in accordance with their outstanding Security Principal Balances.

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Trustee nor any director, officer or employee of the Depositor or the Trustee will be under any liability to the Trust Fund or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust Fund will reduce the amount payable to the Bondholders. All persons into which the Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Trustee under the Indenture.

REPORTS TO HOLDERS

     Concurrently with each payment to the Bondholders of the Bonds, the Master Servicer will forward to the Trustee for mailing to such Bondholder a statement setting forth other items:

               (i) the amount of interest included in such payment and the related Interest Rate;

               (ii) the amount, if any, of overdue accrued interest included in such payment (and the amount of interest thereon);

               (iii) the amount, if any, of the remaining overdue accrued interest after giving effect to such payment;

               (iv) the amount, if any, of principal included in such payment;

               (v) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such payment;

               (vi) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

               (vii)   the Servicing Fee for such Payment Date;

               (viii)  the Pool Balance as of the end of the preceding
      Due Period;

               (ix) the number and aggregate Principal Balances of the Assets as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;
      and

                (x) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure.

     In the case of information furnished pursuant to clauses (iii), (iv) and
(v) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (viii) above aggregated for such calendar year.

                             [THE TRUST AGREEMENT]

[Disclosure of Trust Agreement if Owner Trust Structure]

                                  THE TRUSTEE

     _______________ is the Trustee under the Indenture. The mailing address of the Trustee is _________________, Attention: Corporate Trust Department.

                              [THE OWNER TRUSTEE]

[Disclosure of Owner Trustee if Owner Trust Structure]

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Bonds will be used to purchase the Assets simultaneously and to pay other expenses connected with acquiring the Assets and issuing the Bonds.

                                 UNDERWRITING

     The Depositor has entered into an underwriting agreement dated ________ __, 19__ (the "Underwriting Agreement") with _________________ (the "Underwriter"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase the Bonds set forth below opposite its name.


                           Class __             Class __             Class __

 [Underwriter]              $__________          $__________         $________
----------------







     The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Bonds if any of the Bonds are purchased.

     The Depositor has been advised that the Underwriter proposes to offer the Bonds to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriter and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Bonds, the public offering prices and concessions and discounts to dealers may be changed by the Underwriter.


                                                Concession                          Discount
                                               (Percent of                         (Percent of
                                            Principal Amount)                   Principal Amount)
Class __                                         _____%                               _____%

Class __                                         _____%                               _____%

Class __                                         _____%                               _____%


     The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

     The Depositor has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

     [Until the distribution of the Bonds is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Bonds. As an exception to these rules, the Underwriter are permitted to engage in certain transactions that stabilize the price of the Bonds. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Bonds.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor or any of its affiliates nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. In addition, neither the Depositor nor any of its affiliates nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.]

                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested (collectively, "Plans"), that are subject to ERISA, or corresponding provisions of the Code should carefully review with their legal advisors whether the purchase or holding of any Bonds could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Bond. See "ERISA Considerations" in the Prospectus.

     The Depositor believes that the Bonds should be treated as debt obligations without substantial equity features for purposes of the Plan Asset Regulations of ERISA. Accordingly, a Plan that acquires a Bond should not be treated as having acquired a direct interest in the Assets. There can be no complete assurance, however, that all Classes of the Bonds will be treated as debt for ERISA purposes. If a Class of Bonds is treated as equity for purposes of ERISA, the purchaser could be treated as having acquired a direct interest in the Assets securing the Bonds. In that event, the purchase, holding, or resale of a Bond could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Bonds by or on behalf of a Plan still could be considered to give rise to a prohibited transaction if the Depositor, the Trustee, the Underwriter, the Master Servicer, the Servicers or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Nevertheless, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to:
(i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by professional asset managers. Before purchasing Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT


     The Class __ and Class __ Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class __ and Class __ Bonds will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" in the Prospectus.

     [The appropriate characterization of the Subordinate Bonds under various legal investment restrictions, and thus the ability of investors subject to such restrictions to purchase such Bonds, is subject to significant interpretative uncertainties.]

     Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Bonds. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

     The Depositor makes no representations as to the proper characterization of any Class of the Bonds for legal investment or other purposes, or as to the legality of investment by particular investors in any Class of the Bonds under applicable legal investment restrictions. The uncertainties may adversely affect the liquidity of any Class of Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds constitute legal investments under SMMEA or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.




                                LEGAL MATTERS


     Certain legal matters will be passed upon for the Depositor by Hunton & Williams, Richmond, Virginia, and for the Underwriter by ____________, New York, New York. The material federal income tax consequences of the Bonds have been passed upon for the Depositor by Hunton & Williams.


                                     RATING

     It is a condition to their issuance that each Class of Bonds obtain the ratings specified on the cover page hereof from the Rating Agencies specified on the cover page hereof.

[INSERT LANGUAGE DESCRIBING EACH APPLICABLE RATING CATEGORY]

     The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all payments on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Bonds might suffer a lower than anticipated yield in the event of rapid prepayments of the Assets or in the event that the Trust Fund is terminated prior to the latest final scheduled Payment Date for the Bonds. In addition, the ratings of the Bonds do not address the possibility that, in the event of the bankruptcy of the Depositor, the issuance and sale of the Bonds might be recharacterized as a financing and that, as a result of such recharacterization, payments on the Bonds may be delayed or altered.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

     The Depositor will request _______________ and ________________ to rate the Bonds. There can be no assurance as to whether any rating agency not requested to rate the Bonds will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Bonds by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor's request.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering of $100,000,000 of the Mortgage Pass-Through Certificates and Collateralized Mortgage Bonds being registered under this Registration Statement, other than underwriting discounts and commission:

            SEC Registration Fee................................... $ 29,500.00
            Blue Sky Fees and Expenses.............................    7,000.00
            Printing and Engraving Expenses........................   60,000.00
            Legal Fees and Expenses................................   45,000.00
            Trustee Fees and Expenses..............................   25,000.00
            Rating Agency Fees.....................................   80,000.00
            Miscellaneous..........................................    8,500.00
                                                                    ===========
                           TOTAL................................... $255,000.00

ITEM 32. SALES TO SPECIAL PARTIES.

    Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    On September 5, 1997, the Registrant sold 1,000 shares of its common stock to Union Planters Bank, N. A. for a cash price of $10,000 pursuant to a stock subscription agreement dated the date thereof. Such shares were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption therefrom provided under Section 4(2) of that Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

     The Company, either directly or through its direct or indirect parents, maintains a directors' and officers' insurance policy.

     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and any person who "controls" the Company, within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Audited Balance Sheet as of December 31, 1997, including Report of Independent Accountants (included in Prospectus).

     (b) Exhibits

1.1      Underwriting Agreement Standard Provisions, together with Form of Underwriting Agreement
3.1      Certificate of Incorporation of Registrant
3.2      Bylaws of Registrant
4.1      Standard Terms to Pooling and Servicing Agreement
4.2      Form of Indenture between Registrant and Trustee
4.3      Form of Trust Agreement
4.4      Form of Deposit Trust Agreement
5.1      Opinion of Hunton & Williams*
8.1      Tax Opinion of Hunton & Williams
23.1     Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
23.2     Consent of Price Waterhouse LLP
24.1     Power of Attorney*
99.1     Form of Sales Agreement between the Registrant, as Purchaser, and Seller
99.2     Form of Servicing Agreement

----------------------------
*  Previously filed.

ITEM 37.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements (including, without limitation, the security rating requirements at time of sale) for filing on Form S-11 and has duly caused this Pre-Effective Amendmend No. 1 to the Registrant's Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cordova, State of Tennessee, on March 20, 1998.


                                    UNION PLANTERS MORTGAGE
                                    FINANCE CORP.
                                    (Registrant)

                                    By:        /s/ Joel R. Katz*
                                               --------------------------------
                                    Name:      Joel R. Katz
                                    Title:     President


      Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registrant's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                       Capacity                           Date
                 ---------                                       --------                           ----
 /s/ Joel R. Katz*                                        Director and President               March 20, 1998
-------------------------------------                  (Principal Executive Officer)
Joel R. Katz


/s/ James K. Plunkett                                  Director, Secretary and Vice            March 20, 1998
-------------------------------------              President (Principal Financial Officer
James K. Plunkett                                    and Principal Accounting Officer)


 /s/ Leslie M. Stratton*                                         Director                      March 20, 1998
-------------------------------------
Leslie M. Stratton


                                                                 Director
-------------------------------------
John E. Gnuschke, Ph.D





       *By: /s/ James K. Plunkett
           -------------------------------------
                Attorney-in-Fact, pursuant
                to a Power of Attorney